UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

ECHO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED AUGUST 11, 2014

ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Boulevard, Suite 300
Philadelphia, Pennsylvania 19103

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on                , 2014

To the Stockholders of Echo Therapeutics, Inc.:

Notice is hereby given that a Special Meeting of Stockholders (including any adjournments, postponements or reschedulings, the “Special Meeting”) of Echo Therapeutics, Inc., a Delaware corporation (“Echo” or the “Company”), will be held at 10:00 a.m., local time, on               , 2014, at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, PA 19103-2921, to consider and act upon the following proposal:

1.
To approve the issuance by the Company of 1,748,613 shares of its common stock, par value $0.01 per share (the “Common Stock”), to Platinum Partners Value Arbitrage Fund L.P. (“PPVA”) and Platinum Partners Liquid Opportunity Master Fund, L.P. (“PPLO” and, together with PPVA, “Platinum”) upon the conversion by Platinum of 1,748,613 shares of Series E Convertible Preferred Stock of the Company, par value $0.01 per share, which would result in Platinum holding more than 20% of the Company’s outstanding shares of Common Stock, triggering the stockholder approval requirement under NASDAQ Marketplace Rule 5365(b).

The Board of Directors of Echo has no knowledge of any other business to be transacted at the Special Meeting.  Only holders of record of the Common Stock at the close of business on                , 2014 are entitled to notice of and to vote at the Special Meeting. All stockholders are cordially invited to attend the Special Meeting in person.

To ensure your representation at the Special Meeting, you are urged to vote by (i) marking, signing and dating your proxy card and returning it in the postage-prepaid envelope, (ii) calling the toll-free number on your proxy card, (iii) visiting the website listed on your proxy card, or (iv) attending the Special Meeting and voting in person.  You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Special Meeting. Any stockholder attending the Special Meeting may vote in person even if he, she or it has returned a proxy card.

Please read the attached proxy statement, as it contains important information you need to know to vote at the Special Meeting.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON               , 2014: THE PROXY MATERIALS ARE ALSO AVAILABLE ONLINE AT WWW.PROXYVOTE.COM.

By Order of the Board of Directors,

Kimberly A. Burke, Secretary
Philadelphia, Pennsylvania
               , 2014

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
PROPOSAL NO. 1 – APPROVAL OF THE ISSUANCE BY THE COMPANY OF 1,748,613 SHARES OF ITS COMMON STOCK TO PLATINUM UPON THE CONVERSION BY PLATINUM OF 1,748,613 SHARES OF THE COMPANY’S PREFERRED STOCK, WHICH WOULD RESULT IN PLATINUM HOLDING MORE THAN 20% OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK, TRIGGERING THE STOCKHOLDER APPROVAL REQUIREMENT UNDER NASDAQ MARKETPLACE RULE 5365(B)	6
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS	10
“HOUSEHOLDING” OF PROXY MATERIALS	10
INFORMATION INCORPORATED BY REFERENCE	11
EXHIBIT A – SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 10, 2013, BY AND BETWEEN THE COMPANY AND PLATINUM	A-1
EXHIBIT B – CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES E CONVERTIBLE PREFERRED STOCK	B-1
EXHIBIT C – FORM OF WARRANT TO PURCHASE COMMON STOCK DATED DECEMBER 10, 2013	C-1
EXHIBIT D – PLATINUM NOTICE OF REQUEST TO CALL SPECIAL MEETING OF STOCKHOLDERS	D-1
EXHIBIT E – ECHO THERAPEUTICS, INC.’S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013	E-1
EXHIBIT F – ECHO THERAPEUTICS, INC.’S FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2014	F-1

-i-

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED AUGUST 11, 2014

ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Boulevard, Suite 300
Philadelphia, Pennsylvania 19103

PROXY STATEMENT

For the Special Meeting of Stockholders
To be held on                , 2014

GENERAL INFORMATION

    This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Echo Therapeutics, Inc., a Delaware corporation (the “Company,” “Echo,” “we,” “us” or “our”), for use at our Special Meeting of Stockholders (including any adjournments, postponements or reschedulings, the “Special Meeting”) to be held at 10:00 a.m., local time, on               , 2014, at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, PA 19103-2921.  The Notice of Special Meeting, this proxy statement and the accompanying proxy card and related materials are expected to be first sent or given to stockholders commencing on or about               , 2014. Our principal executive offices are located at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103, and our telephone number is 215-717-4100.

    Echo’s common stock, par value $0.01 per share (the “Common Stock”), is listed on the NASDAQ Capital Market under the symbol “ECTE.”  As of August 8, 2014, the closing price for the Common Stock reported on the NASDAQ Capital Market was $1.79 per share.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I receiving these materials?

    We sent you this proxy statement because the Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares of Common Stock. Please read this proxy statement, as it contains important information you need to know to vote at the Special Meeting.

What will be voted on at the Special Meeting?

At the Special Meeting, you will be asked to consider and vote on the following proposal:

•
To approve the issuance by the Company of 1,748,613 shares of its Common Stock to Platinum Partners Value Arbitrage Fund L.P. (“PPVA”) and Platinum Partners Liquid Opportunity Master Fund, L.P. (“PPLO” and, together with PPVA, “Platinum”) upon the conversion by Platinum of 1,748,613 shares of Series E Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), which would result in Platinum holding more than 20% of the Company’s outstanding shares of Common Stock, triggering the stockholder approval requirement under NASDAQ Marketplace Rule 5365(b).

When and where will the Special Meeting be held?

The Special Meeting will be held at 10:00 a.m., local time, on               , 2014, at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, PA 19103-2921.

Who is entitled to vote at the Special Meeting?

The Board has fixed the close of business on                   , 2014 as the record date (the “record date”) for determining those stockholders entitled to notice of, and to vote on, all matters that may properly come before the Special Meeting. As of the record date, Echo had approximately                   shares of Common Stock outstanding and entitled to notice of, and to vote at, the Special Meeting. No other securities are entitled to vote at the Special Meeting.  Only stockholders of record on such date are entitled to notice of, and to vote at, the Special Meeting.

 What are the voting rights of stockholders?

Each stockholder of record is entitled to one vote for each share of the Common Stock that is owned as of the close of business on the record date on each matter to come before the Special Meeting.

How many votes must be present to hold the Special Meeting?

To conduct business at the Special Meeting, a quorum must be present. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum for all matters. For purposes of determining whether a quorum exists, we count proxies marked “abstain” as to Proposal No. 1 as being present at the meeting. Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that it does not have discretionary authority to vote your shares on certain proposals), will be considered present at the meeting for purposes of determining whether a quorum exists.  While brokers do not have discretionary authority to vote on Proposal No. 1, under Section 1.6 of Echo’s Amended and Restated By-laws, a broker non-vote shall be counted, for the purpose of determining the presence or absence of a quorum, toward the total voting power of the shares of Common Stock.

How do I vote my shares?

In addition to voting in person at the Special Meeting, you may submit a proxy to vote your shares by Internet, telephone or mail.

Vote by Internet.  Use the Internet to submit a proxy to vote your shares 24 hours a day, seven days a week.  Follow the instructions on the proxy card you receive with this proxy statement.  You will be prompted to enter your Control Number(s), located on your proxy card, and then follow the directions to vote your shares.

Vote by Telephone.  Use any touch-tone telephone to submit a proxy to vote your shares 24 hours a day, seven days a week. Follow the instructions on the proxy card you receive with this proxy statement.  You will be prompted to enter your Control Number(s), located on your proxy card, and then follow the directions given.

If you submit your proxy by Internet or telephone, you do not need to return your proxy card.

Voting by Mail. To submit your proxy by mail, please sign, date and return to Echo as soon as possible the enclosed proxy card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxy cards that are received in time and not subsequently revoked will be voted as instructed on the proxy card. If you submit your proxy vote by Internet or by telephone as described above, you need not also mail a proxy card to Echo.

Voting at the Special Meeting. You may vote by ballot in person at the Special Meeting.  If you want to vote by ballot, and you hold your shares in street name (that is, through a bank or broker), you must obtain a legal proxy from that organization and bring it to the Special Meeting.  Even if you plan to attend the Special Meeting, you are encouraged to submit a proxy, either by mail or by Internet or telephone, to ensure that your vote is received and counted. If you vote in person at the Special Meeting, you will revoke any prior proxy you may have submitted.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the approval of Proposal No. 1.

What vote is required?

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the matter is required to approve Proposal No. 1.

If you mark your proxy as “Abstain” on Proposal No. 1, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by that proxy will not be voted on that matter, but will count in determining whether a quorum is present.

Broker non-votes have no effect toward the vote total for Proposal No. 1.  Abstentions will have the effect of an AGAINST vote on Proposal No. 1 because abstentions are considered shares entitled to vote on this proposal.

If I give Echo a proxy, how will my shares be voted?

The proxy cards received by us before the Special Meeting that are properly executed will be voted at the Special Meeting in accordance with the instructions indicated on the proxy.

If not revoked, the proxy will be voted at the Special Meeting in accordance with the stockholder’s instructions indicated on the proxy card. If you properly execute your proxy card but do not include voting instructions, your proxy card will be voted FOR the approval of Proposal No. 1.

If you submit your proxy to vote using the website or the telephone number noted on the proxy card, you do not need to return ANY proxy card.

If the Special Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted.

Will any other matters be voted on at the Special Meeting?

On the date we filed this proxy statement with the U.S. Securities and Exchange Commission (the “SEC”), the Board did not know of any other matters to be brought before the Special Meeting other than those described in this proxy statement.

Who are the proxy holders for the Special Meeting?

    The proxy holders for the Special Meeting are William F. Grieco and Kimberly A. Burke, with full power of substitution.

Will my shares be voted if I do not provide instructions to my broker or nominee?

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange. In uncontested solicitations, these rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

Because Proposal No. 1 is considered a “non-routine” matter, banks and brokers may not vote shares without your instruction. Therefore, if you want your vote to be counted on Proposal No. 1, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to this proposal.

Can I revoke my proxy or change my vote?

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Secretary of Echo, at our principal executive offices, located at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103. The proxy may also be revoked by attending the Special Meeting and voting in person. Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy. If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

What does it mean if I receive more than one proxy card or voting instruction form?

If you hold your shares in more than one account, you will receive a proxy card or voting instruction form for each account.  To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your Control Numbers. Remember, you may vote in person, or you may submit a proxy to vote by telephone or Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

Who will solicit proxies on behalf of the Board?

        Proxies may be solicited on behalf of the Board by Echo’s directors, officers and regular employees. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by our directors, officers or other regular employees. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies.

Who will bear the cost of the solicitation of proxies?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by Echo. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward this solicitation material, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

May I attend the Special Meeting?

Only holders of Echo shares as of the record date are entitled to attend the Special Meeting.  If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. Echo reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date. No cameras, recording equipment, large bags, briefcases or packages will be permitted into the Special Meeting.

Where and when will I be able to find the voting results?

You can find the official results of the voting at the Special Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

What is Echo’s Internet address?

Echo’s Internet address is http://www.echotx.com. You can access the Notice of the Special Meeting and this proxy statement at this Internet address. Echo’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. In addition, none of the information on the other websites listed in this proxy statement is part of this proxy statement. These website addresses are intended to be inactive textual references only.

Who can answer my questions?

 Your vote at the Special Meeting is important no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly or submit your proxy by Internet or telephone. If you have questions or require assistance in submitting a proxy to vote your shares, please contact Christine Olimpio, Echo's Director, Investor Relations & Corporate Communications by phone at 215-717-4104. A representative of Wolf & Company, which served as Echo’s independent auditors in the fiscal year ended December 31, 2013, is not expected to be present at the Special Meeting to answer questions.

Proxy Materials for the Special Meeting of Stockholders to be Held on                     , 2014

The Notice of the Special Meeting and this proxy statement are available at
WWW.PROXYVOTE.COM.

PROPOSAL NO. 1

APPROVAL OF THE ISSUANCE BY THE COMPANY OF 1,748,613 SHARES OF ITS COMMON STOCK TO PLATINUM UPON THE CONVERSION BY PLATINUM OF 1,748,613 SHARES OF THE COMPANY’S PREFERRED STOCK, WHICH WOULD RESULT IN PLATINUM HOLDING MORE THAN 20% OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK, TRIGGERING THE STOCKHOLDER APPROVAL REQUIREMENT UNDER NASDAQ MARKETPLACE RULE 5365(B).

On December 10, 2013, PPVA and PPLO (each a “Holder” and, together, the “Holders”) entered into a Securities Purchase Agreement with Echo (the “Platinum SPA”). Pursuant to the terms of the Platinum SPA, the Holders acquired from Echo an aggregate of 69,569 shares of Common Stock and 1,748,613 shares of Preferred Stock convertible into 1,748,613 shares of Common Stock for a purchase price of $2.75 per share. In addition, the Holders acquired five year warrants to purchase up to 181,818 shares of Common Stock at an exercise price equal to $2.75 per share (the “Warrants”).  Echo received gross proceeds of $5,000,000 from the sale of these securities.

The Preferred Stock and the Warrants each contain restrictions on conversion and exercise, respectively, such that a Holder may not convert or exercise, as the case may be, the Preferred Stock or the Warrants if the number of shares of Common Stock to be issued pursuant to such conversion or exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder (“Section 13(d)”)) in excess of 19.99% of all of the Common Stock outstanding at such time (the “19.99% Blocker”). The 19.99% Blocker may be waived only upon (A) the Holder providing the Company with 61 days notice that the Holder would like to waive the 19.99% Blocker and (B) the stockholders of the Company approving the waiver of the 19.99% Blocker in accordance with NASDAQ Marketplace Rule 5635(b) (the “Stockholder Approval”).

NASDAQ Marketplace Rule 5635(b) (the “NASDAQ Change of Control Rule”) requires stockholder approval prior to an issuance of securities that will result in a change of control of a listed company, which for purposes of the NASDAQ Change of Control Rule is generally deemed to occur when an investor or group acquires or has the right to acquire 20% or more of the outstanding common stock or voting power, and such ownership or voting power is the largest ownership position.  Following a Conversion (as defined below), Platinum would own    % of the Company’s outstanding Common Stock as of August   , 2014, and a change of control would be deemed to have occurred under the NASDAQ Change of Control Rule.  Accordingly, this Special Meeting is being called to obtain the Stockholder Approval.

The Preferred Stock and the Warrants each also contain restrictions on conversion and exercise, respectively, such that a Holder may not convert or exercise, as the case may be, the Preferred Stock or the Warrants if the number of shares of Common Stock to be issued pursuant to such conversion or exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d)) in excess of 9.99% of all of the Common Stock outstanding at such time (the “9.99% Blocker”). The 9.99% Blocker may be waived by the Holder upon the Holder providing the Company with 61 days notice that such Holder would like to waive the 9.99% Blocker and does not require stockholder approval. Additionally, as long as the Holders hold at least 10% of the outstanding Common Stock, they have a right, subject to certain conditions, to purchase debt or equity securities of any kind that the Company may determine to issue in the future.

Under the Platinum SPA, Platinum is entitled to certain registration rights with regard to the 69,569 shares of Common Stock it directly purchased from Echo and the shares of Common Stock underlying the Preferred Stock and the Warrants. Holders of shares of Preferred Stock are not entitled to receive any dividends or any liquidation preference with respect to such shares.

Under Section 5.6 of the Platinum SPA, at the reasonable request of Platinum, Echo is required to prepare and file with the SEC a proxy statement and seek stockholder approval of the issuance of the Common Stock underlying the Preferred Stock and the Warrants.  Echo is required to file the proxy statement as promptly as reasonably practicable, but in any event no later than 30 business days following the receipt of the request.  Thereafter, as promptly as reasonably practicable, but in any event no later than three business days after the proxy statement becomes definitive, Echo is required to duly call, give notice to stockholders of, convene and hold the special meeting, which shall be held no later than 45 business days following the request.

On July 9, 2014, Platinum delivered to Echo a Notice of Request to Call Special Meeting of Stockholders (the “Platinum Notice”), in which Platinum requested pursuant to Section 5.6 of the Platinum SPA that Echo call a special meeting of stockholders to seek stockholder approval of the issuance by Echo of 1,748,613 shares of the Common Stock upon the conversion by Platinum of the 1,748,613 shares of Preferred Stock. As of the date hereof, the Company had not received notice from Platinum requesting waiver of the 19.99% Blocker or the 9.99% Blocker.

Accordingly, in order to satisfy the requirements of the NASDAQ Change of Control Rule and Section 5.6 of the Platinum SPA, Echo is seeking your approval of the issuance of 1,748,613 shares of the Common Stock to Platinum upon the conversion of the 1,748,613 shares of Preferred Stock currently held by Platinum (the “Conversion”).

The information provided herein contains summaries of the Platinum SPA, the Certificate of Designation, Preference and Rights of Series E Convertible Preferred Stock, the Form of Warrant to Purchase Common Stock dated December 10, 2013 and the Platinum Notice, and is qualified in its entirety by reference to the Platinum SPA, the Certificate of Designation, Preference and Rights of Series E Convertible Preferred Stock, the Form of Warrant to Purchase Common Stock dated December 10, 2013 and the Platinum Notice, each of which is attached to this proxy statement as Exhibits A, B, C and D, respectively, and each of which is incorporated herein by reference.

Effect of Approval of Proposal No. 1 on Stockholders

Platinum has not yet taken the steps to effect the Conversion.  The issuance of the Common Stock upon the Conversion would have a dilutive effect on existing Echo stockholders’ voting power.  After the Conversion, Platinum would own   % of the Company’s outstanding shares of Common Stock as of August   , 2014. The book value of the Common Stock was $   per share as of August   , 2014.  The book value of the Common Stock would decline to $   per share after the Conversion, if any, based on     shares of Common Stock outstanding as of August   , 2014.

The Board recommends that the stockholders vote FOR the approval of the issuance by the Company of 1,748,613 shares of its Common Stock to Platinum upon the conversion by Platinum of 1,748,613 shares of the Company’s Preferred Stock, which would result in Platinum holding more than 20% of the Company’s outstanding shares of Common Stock, triggering the stockholder approval requirement under Nasdaq Marketplace Rule 5365(b).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of August 8, 2014 (except as otherwise provided below) by the following individuals or entities: (i) each stockholder known to us to beneficially own more than 5% of the outstanding shares of our Common Stock; (ii) any person serving as Chief Executive Officer during 2013 and the two most highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer as of December 31, 2013; (iii) each director; and (iv) all executive officers and directors, as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after August 8, 2014 through the exercise of any stock options or other rights, including upon the exercise of warrants to purchase shares of Common Stock and the conversion of preferred stock into Common Stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of August 8, 2014, there were 12,672,768 shares of Common Stock issued and outstanding.

	Amount and Nature of Beneficial Ownership of
	Common Stock as of August 8, 2014
Name and Address of Beneficial Owner (1)	Number of Shares (2)		Percentage of Class

Platinum Partners Liquid Opportunity Master Fund L.P.	878,452	(3)	6.93%
c/o Platinum Management (NY) LLC 152 West 57th Street, 4th Floor
New York, NY 10019

Platinum Partners Value Arbitrage Fund L.P.	1,605,424	(4)	12.67%
c/o Platinum Management (NY) LLC 152 West 57th Street, 4th Floor
New York, NY 10019

Platinum Management (NY) LLC	1,605,424	(5)	12.67%

Platinum Liquid Opportunity Management (NY) LLC	878,452	(6)	6.93%

Mark Nordlict	2,483,876	(7)	19.60%

Uri Landesman	2,483,876	(8)	19.60%

Medical Technologies Innovation Asia, Ltd. Rm 8, 171F Block B Vigor Industrial Building 1420 Cheung Tat Road Tsing Yi, Hong Kong	872,728		6.89%
Directors and Executive Officers:
Charles T. Bernhardt.	0		*
Kimberly A. Burke.	47,000	(9)	*
Robert F. Doman	6,200	(10)	*
Vincent D. Enright	70,200	(11)	*
Michael M. Goldberg, M.D.	42,500	(12)	*
Shepard M. Goldberg	7,250		*
William F. Grieco	80,200	(13)	*
Patrick T. Mooney, M.D.	11,250	(14)	*
Christopher P. Schnittker	27,500	(15)	*
James F. Smith	64,900	(16)	*
All directors and executive officers as a group (10 persons)	357,000		2.82%

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

* Less than one percent.

(1)
Unless otherwise noted, the address for each stockholder known to us to beneficially own more than 5% of the outstanding shares of our Common Stock is 152 West 57th Street, 4th Floor, New York, NY 10019.  The address for each director and executive officer is c/o Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103.

(2)
The individuals named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.  The entities named in the table, together with Mr. Nordlict and Mr. Landesman, have shared voting and investment power with respect to all shares shown as beneficially owned by them, as further described in the footnotes below

(3)
Based on information provided in a Schedule 13D/A filed with the SEC on July 15, 2014.  As of the close of business on July 14, 2014, PPLO directly owned (i) 678,452 shares of Common Stock, (ii) beneficially owned 100,000 shares of Common Stock underlying currently convertible Series C Preferred Stock, (iii) beneficially owned 100,000 shares of Common Stock underlying currently convertible Series D Preferred Stock, (iv) directly owned 349,723 shares of Preferred Stock, and (v) directly owned 36,363 Warrants.  The Preferred Stock and the Warrants are currently subject to the 19.99% Blocker and 9.99% Blocker, respectively.

(4)
Based on information provided in a Schedule 13D/A filed with the SEC on July 15, 2014.  As of the close of business on July 14, 2014, PPVA directly owned (i) 1,605,424 shares of Common Stock, (ii) 1,398,890 shares of Preferred Stock, and (iii) 145,454 Warrants.  The Preferred Stock and the Warrants are currently subject to the 19.99% Blocker and 9.99% Blocker, respectively.

(5)
Based on information provided in a Schedule 13D/A filed with the SEC on July 15, 2014.  Platinum Management (NY) LLC (“Platinum Management”), as the Investment Manager of PPVA, may be deemed to beneficially own the securities directly owned by PPVA.

(6)
Based on information provided in a Schedule 13D/A filed with the SEC on July 15, 2014.  Platinum Liquid Opportunity Management (NY) LLC (“Platinum Liquid Management”), as the Investment Manager of PPLO, may be deemed to beneficially own the securities directly owned by PPLO.  Includes 100,000 shares of Common Stock underlying currently convertible Series C Preferred Stock and 100,000 shares of Common Stock underlying currently convertible Series D Preferred Stock.

(7)
Based on information provided in a Schedule 13D/A filed with the SEC on July 15, 2014.  Mr. Nordlicht, as the Chief Investment Officer of Platinum Management, the Investment Manager of PPVA, and Chief Investment Officer of Platinum Liquid Management, the Investment Manager of PPLO, may be deemed to beneficially own the securities directly owned by PPVA and PPLO, respectively.  Includes 100,000 shares of Common Stock underlying currently convertible Series C Preferred Stock and 100,000 shares of Common Stock underlying currently convertible Series D Preferred Stock.

(8)
Based on information provided in a Schedule 13D/A filed with the SEC on July 15, 2014.  Mr. Landesman, as the President of Platinum Management, the Investment Manager of PPVA, and the President of Platinum Liquid Management, the Investment Manager of PPLO, may be deemed to beneficially own the securities directly owned by PPVA and PPLO, respectively.  Includes 100,000 shares of Common Stock underlying currently convertible Series C Preferred Stock and 100,000 shares of Common Stock underlying currently convertible Series D Preferred Stock.

(9)	Includes 14,500 shares that may be acquired by Ms. Burke within 60 days upon the exercise of stock options.

(10)	Includes 1,500 shares that may be acquired by Mr. Doman within 60 day upon the exercise of stock options.

(11)	Includes 42,000 shares that may be acquired by Mr. Enright within 60 days upon the exercise of stock options.

(12)	Includes 28,000 shares that may be acquired by Dr. Goldberg within 60 days upon the exercise of stock options.

(13)	Includes 42,000 shares that may be acquired by Mr. Grieco within 60 days upon the exercise of stock options.

(14)	Based on shares held by Dr. Mooney as of September 27, 2013, his last day of employment with Echo.

(15)	Includes 15,000 shares that may be acquired by Mr. Schnittker within 60 days upon the exercise of stock options.

(16)	Includes 42,000 shares that may be acquired by Mr. Smith within 60 days upon the exercise of stock options.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Any proposal that a Company stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) must be submitted to the Secretary of Echo at our offices at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103, no later than December 16, 2014. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a Company stockholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received at the above address not later than March 1, 2015.

If a Company stockholder wishes to present a proposal before the 2015 Annual Meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the Secretary of Echo at the address noted above. The Secretary must receive such notice no later than March 1, 2015.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC’s rules allow a single copy of this proxy statement and related materials to be delivered to multiple stockholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such stockholders.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  Although we do not household for our registered stockholders, some brokers household our proxy statement and related materials, delivering a single copy of such documents to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder.  Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement and related materials, or if you are receiving multiple copies of our proxy statement and related materials and wish to receive only one, please notify your broker.  We will deliver promptly upon written or oral request a separate copy of the proxy statement and related materials to a stockholder at a shared address to which a single copy of the proxy statement and related materials were delivered.  For copies of this proxy statement and related materials, stockholders should write to the Secretary of Echo at the address noted above or call the Secretary at (215) 717-4100.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows Echo to “incorporate by reference” into this proxy statement documents it files with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. Echo incorporates by reference (i) the Description of our Capital Stock contained within the Registration Statement on Form S-3, Registration Statement No. 333-175938, which was declared effective by the SEC on October 28, 2011 (the “Registration Statement”) and (ii) Items 7, 7A, 8 and 9 of Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) and Items 1 and 2 of Part I of Echo’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 (the “Quarterly Report”) and any other items in that Quarterly Report expressly updating the above referenced items from Echo’s 2013 Annual Report on Form 10-K. Copies of Echo’s 2013 Annual Report on Form 10-K and Quarterly Report on Form 10-Q are attached to this proxy statement as Exhibits E and F, respectively. The Registration Statement, the 2013 Annual Report, the Quarterly Report and other documents filed by us with the SEC are available for no charge at the SEC's website at http://www.sec.gov.

The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Special Meeting, upon written request to the attention of Investor Relations at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103, additional copies of the Company’s 2013 Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including the financial statements and financial statement schedules as filed by the Company with the SEC.

Whether or not you plan to attend the Special Meeting, you are urged to vote your shares in advance in the manner most convenient for you. A prompt response will greatly facilitate arrangements for the Special Meeting, and your cooperation will be appreciated. Stockholders who attend the Special Meeting may vote their shares even though they have sent in their proxies.

By Order of the Board of Directors,

Kimberly A. Burke, Secretary
Philadelphia, Pennsylvania

                 , 2014

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

THE INVESTOR LISTED ON THE SIGNATURE PAGE HERETO

AND

ECHO THERAPEUTICS, INC.

DECEMBER 10, 2013

Page
SECTION 1.                 INTERPRETATION OF THIS AGREEMENT
1.1.            Defined Terms

SECTION 2.                 AUTHORIZATION OF SHARES; PURCHASE AND SALE OF SHARES
2.1.            Authorization of Securities
2.2.            Issuance of Securities
2.3.            Closing and Closing Date
2.4.            Delivery

SECTION 3.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1.            Corporate Organization
3.2.            Capitalization
3.3.            Corporate Proceedings, etc.
3.4.            Absence of Conflicts
3.5.            Reports and Financial Statements
3.6.            Absence of Certain Developments
3.7.            Compliance with Law
3.8.            Litigation
3.9.            Absence of Undisclosed Liabilities
3.10.          Employees
3.11.          Tax Matters
3.12.          Intellectual Property
3.13.          Transactions with Related Parties
3.14.          Brokerage
3.15.          Illegal or Unauthorized Payments; Political Contributions
3.16.          NASDAQ Compliance
3.17.          Private Offering
3.18.          Independent Nature of Investor
3.19.          No Integrated Offering
3.20.          MTIA Agreements

SECTION 4.                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

SECTION 5.                 ADDITIONAL AGREEMENTS OF THE PARTIES
5.1.            Further Assurances
5.2.            Investor Designee
5.3.            Standstill
5.4.            Withdrawal of Registration Statement on Form S-1
5.5.            Subscription Right
5.6.            Stockholder Meeting; Preparation of Proxy Statement
5.7.            Use of Proceeds
5.8.            Registration Rights - Company Registration

SECTION 6.                 INVESTOR’S CLOSING CONDITIONS
6.1.            Compliance with Agreement
6.2.            Listing of Additional Securities
6.3.            Approval of Proceedings
6.4.            MTIA

SECTION 7.                 COMPANY CLOSING CONDITIONS
7.1.            Compliance with Agreement
7.2.            Approval of Proceedings

SECTION 8.                 COVENANTS
8.1.            Lost, etc. Certificates Evidencing Securities
8.2.            Securities Law Disclosure; Publicity

SECTION 9.                 Legend
9.1.            Legend
9.2.            Removal

SECTION 10.               MISCELLANEOUS
10.1.          Notices
10.2.          Termination and Survival
10.3.          Successors and Assigns
10.4.          Severability
10.5.          Governing Law
10.6.          Paragraph and Section Headings
10.7.          Limitation on Enforcement of Remedies
10.8.          Counterparts
10.9.          Entire Agreement; Amendment and Waiver
10.10.        Remedies

Exhibit A	Schedule of Investors

Exhibit B	Warrant Agreement

Exhibit C	Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock

ECHO THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 10, 2013, is made by and between Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and the investor listed on Exhibit A hereto (the “Investor”).

RECITALS:

WHEREAS, subject to the terms and conditions hereof, the Company desires to sell to the Investor and the Investor desires to purchase from the Company 69,569 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”),  1,748,613 Shares of Series E Preferred Stock of the Company (the “Preferred Stock”) convertible into 1,748,613 shares of Common Stock (the “Underlying Shares”)] and five-year warrants (the “Warrants”) to purchase from the Company up to One Hundred Eighty One Thousand Eight Hundred Eighteen (181,818) shares of Common Stock at an exercise price equal to $2.75 per share, the fair market value of the Common Stock as of date hereof in accordance with applicable NASDAQ rules (the “Warrant Shares”);

WHEREAS, the Board of Directors of the Company (the “Board”) has approved, and deems it advisable and in the best interests of the stockholders of the Company to consummate, the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company intends to seek the stockholder approval of the issuance of the Underlying Shares to the Investor by a majority of all the votes cast at the Stockholder Meeting, whether in person or by proxy, pursuant to NASDAQ Marketplace Rule 5635(b) (the “Stockholder Approval”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1.	INTERPRETATION OF THIS AGREEMENT

1.1. Defined Terms

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

8-K Filing:  shall have the meaning set forth in Section 8.2.

Affiliate:  shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

Agreement:  shall have the meaning set forth in the introduction hereto.

Board:  shall have the meaning set forth in the recitals hereto.

Business Day:  shall mean a day other than a Saturday, Sunday or other day on which banks in the State of Delaware are required or authorized to close.

Closing:  shall have the meaning set forth in Section 2.3.

Closing Date:  shall have the meaning set forth in Section 2.3.

Code:  shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

Common Stock:  shall have the meaning set forth in the recitals hereto.

Company:  shall have the meaning set forth in the introduction hereto.

Company SEC Reports:  shall have the meaning set forth in Section 3.5.

Contract:  shall mean any material agreement, contract, commitment, lease, mortgage, indenture, deed of trust, debt instrument, understanding, arrangement, restriction or other instrument to which the Company is currently a party and that is or was required to be filed as an exhibit to any Company SEC Report.

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended.

Excluded Registration means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

Filed Company SEC Reports:  shall have the meaning set forth in Section 3.5.

GAAP:  shall have the meaning set forth in Section 3.5.

Governmental Authority:  shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

Intellectual Property:  shall mean all of the following owned by the Company or used in the current business of the Company:  (i) registered and unregistered trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable and unpatentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, compounds, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites; (vii) rights under all agreements relating to the foregoing (other than “shrink-wrap” or “click-through” licenses applicable thereto); (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

Investor:  shall mean the party, or parties, set forth on Exhibit A – Schedule of Investor(s).

Investor Designee:  shall have the meaning set forth in Section 5.2.

License Agreement:  shall mean the License, Development and Commercialization Agreement by and between the Company and MTIA to be executed on or before this Agreement.

Material Adverse Effect:  shall mean, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in the business, properties, assets, liabilities, operations or condition (financial or otherwise) of the Company taken as a whole.

                        MTIA:  shall mean Medical Technologies Innovation Asia, Ltd.

MTIA Securities Purchase Agreement:  shall mean the Securities Purchase Agreement by and between the Company and MTIA to be executed on or before this Agreement.

NASD:  shall mean National Association of Securities Dealers, Inc.

NASDAQ Stock Market:  shall have the meaning set forth in Section 3.16.

Nomination Policy:  shall have the meaning set forth in Section 5.2.

Organizational Documents:  shall mean the certificate of incorporation and by-laws of the Company, each as amended through the date hereof.

Owns, Own, Owned:  shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of an Investor and any of its Affiliates.

Person:  shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Proposed Securities:  shall have the meaning set forth in Section 5.5(a)(1).

Proxy Statement:  shall have the meaning set forth in Section 3.18.

Purchase Price:  shall mean $2.75 per share of Common Stock (inclusive of an allocation of $0.0125 per share for the Warrants) and $2.75 per share of Preferred Stock for an aggregate purchase price of $5,000,000.50 for all of the Securities (excluding the exercise price for the shares of Common Stock underlying the Warrant).

Registrable Securities: shall mean the Shares, the Underlying Shares and the Warrant Shares, collectively.

Sarbanes-Oxley Act:  shall mean the Sarbanes-Oxley Act of 2002.

SEC:  shall mean the U.S. Securities and Exchange Commission.

SEC Disclosure:  shall have the meaning set forth in Section 3.6.

Securities:  shall mean the shares of Common Stock, Series E Preferred Stock and the Warrants to be purchased by the Investor hereunder.

Securities Act:  shall mean the Securities Act of 1933, as amended.

Series E Preferred Stock:  shall have the meaning set forth in the recitals hereto.

Stockholder Approval:  shall have the meaning set forth in the recitals.

Stockholder Meeting:  shall mean the special meeting of stockholders called by the Company to obtain Stockholder Approval.

                       Tax or Taxes:  shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise production, value added, occupancy, transfer taxes, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties or additions to tax attributable to such taxes.

Tax Return:  shall mean any report, return, statement or other written information (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied by the Company to a Governmental Authority in connection with any Taxes and any amendment thereto

Warrants:  shall have the meaning set forth in the recitals hereto.

Warrant Shares:  shall have the meaning set forth in the recitals hereto.

SECTION 2.	AUTHORIZATION OF SHARES; PURCHASE AND SALE OF SHARES

2.1. Authorization of Securities

On or prior to the Closing, the Company shall have authorized the sale and issuance of the Securities on the terms and conditions set forth in this Agreement.

2.2. Issuance of Securities

Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Investor’s representations set forth below, at the Closing, the Company shall sell to the Investor and the Investor shall purchase from the Company, the number of Securities set forth opposite the Investor’s name onExhibit A, at the aggregate Purchase Price for such Securities.

2.3. Closing and Closing Date

The closing of the transactions contemplated by Section 2.2 (the “Closing”) shall take place at 3:00 P.M., New York City time, on December 10, 2013 or on such later date as may be mutually agreed by the Company and the Investor (the “Closing Date”), but in no event later than December 11, 2013, at the offices of Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Suite 250, Princeton, New Jersey 08540, or such other location as the Investor and the Company shall mutually select.

2.4. Delivery

The sale and purchase of the Securities shall be evidenced by the Company executing and delivering to the Investor on the Closing Date, duly registered in the Investor’s name, one or more duly executed stock certificates evidencing the shares of Common Stock being purchased by it, one or more duly executed stock certificates evidencing the shares of Preferred Stock being purchased by it, and a duly executed copy of the Warrant, against payment of the aggregate purchase price therefore by wire transfer of immediately available funds to such account as the Company shall designate in writing.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such other date) as follows:

3.1. Corporate Organization

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                        (b) The Company has all requisite corporate power and authority to carry on its business as now conducted.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in each jurisdiction in which the conduct of the Company’s business or the nature of the property owned requires such qualification, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.

3.2. Capitalization

(a) As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock and (ii) 40,000,000 shares of Preferred Stock, of which, (X) 10,000 shares are designated as Series C Preferred Stock, (Y) 3,600,000 shares are designated as Series D Preferred Stock, and (Z) 1,748,613 shares are designated as Series E Preferred Stock.  As of September 30, 2013, the issued and outstanding shares of capital stock of the Company consists of 10,699,990 shares of Common Stock and 3,015,974.185 shares of Preferred Stock.

(b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.  As of the Closing Date, the shares of Common Stock sold hereunder will be duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable securities of the Company.

(c) On the Closing Date, except for equity incentive plans (including the agreements thereunder), shares of Common Stock underlying the Series C-E Preferred Stock, shares of Common Stock underlying the Warrants (and other warrants issued as of the same date as the Warrants) and as otherwise set forth in the Exchange Act reports filed by the Company, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any outstanding security of the Company, nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares.

3.3. Corporate Proceedings, etc.

The Company has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby.  No other corporate action is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.  The Company has authorized the issuance and delivery of the Securities in accordance with this Agreement and the Company has reserved for issuance 100% of the shares of Common Stock issuable upon the exercise of the Warrant and conversion of the Preferred Stock.

3.4. Absence of Conflicts.

The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance, sale and delivery of the Securities will not, (i) violate or conflict with the Organizational Documents; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any Contract, license, permit or authorization of the Company; (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or business; or (iv) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company, except with respect to clauses (ii), (iii) and (iv) above where such event would not be reasonably likely to have a Material Adverse Effect.

3.5. Reports and Financial Statements

The Company has furnished or made available to the Investor via the SEC’s EDGAR filing system true and complete copies of the Company’s (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 2013, and (iii) all other reports filed with or registration statements declared effective by the SEC since January 1, 2013, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the “Company SEC Reports”).  As of their respective dates, the Company SEC Reports were duly filed or furnished with the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and the NASDAQ Stock Market thereunder applicable to such Company SEC Reports.  Except to the extent that information contained in any Company SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (a “Filed Company SEC Report”) has been revised or superseded by a later Filed Company SEC Report, as of their respective dates, none of the Filed Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, the schedules and notes thereto) included in the Filed Company SEC Reports comply in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act and with the published rules and regulations of the SEC with respect thereto.  The financial statements (including the schedules and notes thereto) included in the Company’s SEC Reports (i) have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein, and (ii) present fairly, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flow for the periods then ended.

3.6. Absence of Certain Developments

Except as disclosed in any Company SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (collectively, the “SEC Disclosure”), since September 30, 2013, there has been no (i) change, event or series of events that is or are reasonably likely to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to (1) the exercise of options, warrants, or convertible securities outstanding at such date or (2) employee benefit plans) or options, warrants or rights to acquire capital stock (other than the rights granted pursuant to employee benefit plans) other than the Securities, (iv) material loss, destruction or damage to any property of the Company, whether or not insured, (v) acceleration of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any material change in its personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company, (viii) loan or extension of credit by the Company to any officer of the Company or to any employee of the Company in an amount in excess of $25,000, (ix) acquisition or disposition of any material assets (or any contract or arrangement therefore) or any other material transaction by the Company, or (x) any material change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP.

3.7. Compliance with Law

(a) Except as disclosed in its Exchange Act reports and the SEC Disclosure, since December 31, 2012, the Company has not been in violation of any federal, state or local laws, ordinances, governmental rules or regulations to which it is subject, except where such event would not be reasonably likely to have a Material Adverse Effect, and the Company has received no complaints from any federal state or local agency or regulatory body alleging material violations of any such laws and regulations.

                               (b) The Company has all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its property and to the conduct of its business in the manner described in the SEC Disclosure.  Except as disclosed in its Exchange Act reports and the SEC Disclosure, the Company has not been denied any application for any such material licenses, permits, franchises or other governmental authorizations necessary to its business.  There has not been, and there is no proceeding pending, served or, to the Company’s knowledge, threatened, to suspend, revoke or limit any such licenses, permits, franchises or other governmental authorizations and, to the Company’s knowledge, there is no circumstance that exists which with notice or the passage of time or both, will result in such revocation, suspension or limitation where such revocation, suspension or limitation would be reasonably likely to have a Material Adverse Effect.

(c) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and all provisions of the NASDAQ Stock Market, in each case as to which the Company is required to be in compliance.

3.8. Litigation

Except as disclosed in its Exchange Act reports and the SEC Disclosure, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its properties, assets or business or any of its directors, trustees, officers or employees in such capacity, except where such event would not be reasonably likely to have a Material Adverse Effect.  Except as disclosed in its Exchange Act reports and the SEC Disclosure, the Company is not subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, or local), except where such event would not be reasonably likely to have a Material Adverse Effect.

3.9. Absence of Undisclosed Liabilities

Except as disclosed in its Exchange Act reports and the SEC Disclosure and as contemplated in this Agreement, since December 31, 2012, the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company taken as a whole, and there has not been any change in the capital stock of the Company, except for filing of the Certificate of Designations and the issuance of shares of Series E Preferred Stock in accordance with the terms thereof, or increase in the short-term or long-term debt of the Company taken as a whole.

3.10. Employees

(a) The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company has been filed or, to the Company’s knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Company’s knowledge, threatened to be filed, against the Company by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound which, in any such case, would be reasonably likely to have a Material Adverse Effect.

(b) There are no pending or, to the Company’s knowledge, threatened strikes, lockouts, picketing, slow downs, work stoppages or union organization activities with respect to the Company.

3.11. Tax Matters

The Company has duly filed (except in cases where valid extensions have been obtained) all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.  No material tax deficiency has been determined adversely to the Company.  The Company is not currently subject to a federal or state tax audit of any kind.

3.12. Intellectual Property

(a) To the Company’s knowledge, the Company owns all right, title and interest in and to, or has a valid and enforceable license to use all the Intellectual Property necessary to the conduct of its business as now conducted, except where the failure to own or license such Intellectual Property would not be reasonably likely to have a Material Adverse Effect.  The Company is not in breach of any license agreement concerning the Company’s Intellectual Property, except for breaches that could not be material to the Company taken as a whole.  Except as disclosed in the SEC Disclosure, to the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party, except for conflicts or infringements that could not be material to the Company taken as a whole.  To the knowledge of the Company, the conduct of the business of the Company as currently conducted does not conflict with or infringe any proprietary right of any third party, except for conflicts or infringements that could not be material to the Company taken as a whole.  There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company:  (i) alleging any such conflict or infringement with any third party’s proprietary rights or (ii) challenging the Company’s ownership or use of, or the validity or enforceability of any Intellectual Property.

(b) To the Company’s knowledge:  (i) no trade secret of the Company has been used, disclosed or appropriated to the detriment of the Company or for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company, except in the cases of clauses (i) and (ii) as could not be material to the Company taken as a whole.  All employees of the Company have executed agreements acknowledging their obligation to assign all inventions made in the course of their employment to the Company.

3.13. Transactions with Related Parties

The Company is not a party to any agreement with any of the Company’s directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person); (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products from such Person; or (v) has borrowed money from or lent money to such Person.  Except with respect to employment and consulting arrangements that do not require disclosure under the Exchange Act, the Company does not employ as an employee or engage as a consultant any family member of any of the Company’s directors, officers or Affiliates.  Except to the extent otherwise provided in this Agreement and except as disclosed in Schedules 13G filed with the SEC, to the knowledge of the Company there exist no agreements among stockholders of the Company to act in concert with respect to the voting or holding of the Company’s securities.

3.14. Brokerage

There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investor harmless against any costs or damages incurred as a result of any such claim.

3.15. Illegal or Unauthorized Payments; Political Contributions

Neither the Company nor, to its knowledge, any of its officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

                        3.16. NASDAQ Compliance

The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The NASDAQ Global Market (the “NASDAQ Stock Market”).  To the knowledge of the Company, it is not in violation of the listing requirements of the NASDAQ Stock Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock.  To the knowledge of the Company, the issuance by the Company of any of the Common Stock, the Preferred Stock, the Warrants, the Underlying Shares or the Warrant Shares, assuming that Stockholder Approval has been obtained, shall not have the effect of delisting or suspending the Common Stock from the NASDAQ Stock Market.

3.17. Private Offering

Neither the Company nor to the Company’s knowledge, anyone acting on its behalf has sold or has offered any of the Securities for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investor.  Neither the Company nor anyone acting on its behalf shall offer the Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Securities within the provisions of Section 5 of the Securities Act.  Based upon the representations of the Investor set forth in SectionSECTION 4, the offer, issuance and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.18. Independent Nature of Investor

The Company acknowledges that the obligations of the Investor under this Agreement are several and not joint with the obligations of MTIA under the License Agreement or the MTIA Securities Purchase Agreement, and the Investor shall not be responsible in any way for the performance of the obligations of MTIA under the License Agreement and the MTIA Securities Purchase Agreement and the Company shall not be excused from performance of its obligations to the Investor under this Agreement as a result of nonperformance or breach by MTIA under the License Agreement and the MTIA Securities Purchase Agreement.  The Company acknowledges that nothing contained in this Agreement and any related agreement, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the Company are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any related agreement. The Company acknowledges that the Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or any related agreement.

3.19. No Integrated Offering

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Securities in a manner that would require the registration under the Securities Act of the sale of any of the Securities.

3.20. MTIA Agreements

On or before the date of this Agreement, the Company has entered into the License Agreement and the MTIA Securities Purchase Agreement with MTIA.

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as of the date of this Agreement (or, if made as of a specified date, as of such date) that:

(a) It is acquiring the Securities for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Securities, but subject, nevertheless, to any requirement of law that the disposition of the Investor’s property shall at all times be within the Investor’s control, and without prejudice to the Investor’s right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

(b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

(c) It is a validly existing partnership, limited liability company, trust or corporation, as the case may be, duly organized under the laws of its jurisdiction of organization or formation.

(d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.

(e) There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

(f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time.  It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Securities contemplated hereby.  It is a “qualified institutional buyer” within the meaning of Rule 144A(a) of the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(g) Except such consents, approvals and filings, the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement, the execution and delivery by it of this Agreement and the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby do not require the Investor to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Governmental Authority or judicial authority.

(h) The execution and delivery of this Agreement by the Investor do not, and the fulfillment of the terms hereof and thereof by the Investor will not, (i) violate or conflict with its partnership agreement, trust agreement, the articles of incorporation, other constitutive documents or by-laws (or other similar applicable documents) of the Investor, as applicable; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any material contract to which the Investor is a party or (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Investor or over its properties or businesses; except, in the cases of clauses (ii) and (iii) where such event would not be reasonably likely to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

(i) The Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act or an exemption therefrom.  The Investor further understands that a legend may be affixed to the certificates evidencing the Securities setting forth the fact that such Securities are “restricted securities” under the Securities Act.

SECTION 5.	ADDITIONAL AGREEMENTS OF THE PARTIES

5.1. Further Assurances

The Company and the Investor shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

5.2. Investor Designee

Following the sale of the Securities hereunder, if the Investor owns (within the meaning of Rule 13d-3 under the Exchange Act and giving effect to the conversion and exchange of all outstanding convertible and exchangeable preferred stock, including all accrued and unpaid dividends (whether or not declared) thereon, into Common Stock at the then applicable exchange rate (whether or not then exchangeable)) at least 10% of the shares of Common Stock (the “Retained Shares”), subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market (including those relating to director independence), at the request of the Investor, the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Board until the 2014 annual meeting of stockholders one individual designated by the Investor (the “Investor Designee”).  In addition, the Company will nominate, and solicit for the election of in the same manner as the other individuals up for election, the Investor Designee (subject to such Investor Designee continuing to meet the Nomination Policy (as defined below)) for election by the stockholders at the 2014 annual meeting of the stockholders of the Company; provided, that, the Investor owns the Retained Shares at such time.  After the 2014 annual meeting of stockholders, the Company shall have no obligations with respect to the nomination or election of the Investor Designee.  The qualifications of each Investor Designee shall be evaluated, based upon the Company’s policies regarding criteria for nomination to the Board of Directors and procedures for nomination of directors by stockholders as in effect on the date hereof (collectively, the “Nomination Policy”).  The Board of Directors of the Company shall complete its evaluation of each Investor Designee within a reasonable timeframe of such Investor Designee being submitted by the Investor to the Board of Directors of the Company, but in any event within a period of three weeks from the date the qualifications are presented to the Board of Directors of the Company (assuming the Investor Designee‘s availability and cooperation during such three week period).  The Company agrees that it will evaluate the qualifications of any potential Investor Designee in good faith based upon such Nomination Policy.  Upon approval, the Investor Designee will be appointed to the Board of Directors immediately and will receive notice of, and the right to participate in all Board meetings and the meetings of any committee or subcommittee to which the Investor Designee is appointed.

5.3. Standstill

The Company agrees not to enter into any equity or debt financing (except as contemplated hereunder) or agreement relating to business development until the later of: (i) the date 45 days following the Closing Date, and (ii) the date of the election of the Investor Designee to the Board of Directors of the Company; provided, however, notwithstanding anything to the contrary set forth in this Agreement, the Board of Directors of the Company shall be permitted to take any action if the Company Board determines in good faith, after consultation with its financial and legal advisors, that failure to take such action could reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

5.4. Withdrawal of Registration Statement on Form S-1.

No later than five Business Days following the completion of the Closing (including receipt of the Purchase Price), the Company shall take such reasonable steps as are necessary and appropriate to promptly withdrawal the Registration Statement on Form S-1 that was filed by the Company with the SEC on December 2, 2013.

5.5. Subscription Right

(a) If at any time after the Closing Date, the Company determines to issue debt or equity securities of any kind (for these purposes, the term “equity securities” shall include, without limitation, Common Stock, warrants, options or other rights to acquire equity securities convertible or exchangeable into equity securities) of the Company (other than: (i) the issuance of equity securities to employees, officers or directors of, or consultants or advisors to the Company pursuant to any benefit plan approved by the Board; (ii) any equity securities issued as consideration in connection with an acquisition, merger, consolidation, restructuring, reorganization, or other change in capitalization by the company provided such transaction has been approved by the Board; (iii) any equity security issued in connection with a collaboration, disposition or acquisition or assets, product promotion, marketing, manufacturing or supply, and/or research and development, including without limitation pursuant to a license agreement, purchase agreement, (co-)promotion agreement, manufacturing agreement, collaboration or other similar agreement related thereto; or (iv) shares of Common Stock and other securities issued or issuable upon conversion or exchange of all series of preferred stock outstanding as of the date hereof) then, for so long as the Investor owns (within the meaning of Rule 13d-3 under the Exchange Act and giving effect to the conversion and exchange of all outstanding convertible and exchangeable preferred stock, including all accrued and unpaid dividends (whether or not declared) thereon, into Common Stock at the then applicable exchange rate (whether or not then exchangeable)) at least 10% of the shares of Common Stock, the Company shall:

(1)           give written notice to the Investor setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such Proposed Securities; and (D) such other information as the Investor may reasonably request in order to evaluate the proposed issuance; and

(2)           subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market, offer to issue to the Investor upon the terms described in the notice delivered pursuant to Section 5.5(a)(1) above, a portion of the Proposed Securities equal to (i) the percentage of the Common Stock Owned by the Investor immediately prior to the issuance of the equity securities relative to the total number of shares of Common Stock outstanding immediately prior to the issuance of the equity securities, multiplied by (ii) the total number of Proposed Securities.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Proposed Securities to the Investor if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

(b) The Investor must give notice of its intent to exercise its purchase rights hereunder within ten (10) Business Days after receipt of such notice from the Company.  To the extent that the Company offers two or more securities in units, the Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

(c) Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor.

(d) The subscription rights established by this Section 5.5 shall not apply to, and shall terminate upon a consolidation, merger, restructuring, reorganization, recapitalization or other form of acquisition of or by the Company that results in a change of control.

5.6. Stockholder Meeting; Preparation of Proxy Statement.

(a) At the reasonable request of the Investor following January 1, 2014, the Company shall prepare and file with the SEC a proxy statement, disclosing the transactions and terms contemplated hereby and seeking Stockholder Approval (the “Proxy Statement”), as promptly as reasonably practicable, and in any event by no later than 30 Business Days following the request.  The Investor and the Company shall cooperate in the preparation and filing of the Proxy Statement to the extent related to the transactions contemplated hereby.  The Company will advise the Investor promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information insofar as any such request for amendment, comment, response or request for additional information relates to the transactions contemplated hereby and will promptly provide the Investor with copies of any written communication from the SEC or any state securities commission.  The Company shall give the Investor and its counsel a reasonable opportunity to review and comment on the Proxy Statement, any amendments thereto and any responses of the Company in response to any request or comment of the SEC, in each case, to the extent related to the transactions contemplated hereby, and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Investor and its counsel. The Company shall cause the Proxy Statement to be mailed to the Stockholders as promptly as reasonably practicable after it has been cleared by the SEC.

(b) As promptly as reasonably practicable, but in any event no later than three Business Days after the Proxy Statement is definitive, the Company shall duly call, give notice to stockholders of, convene and hold the Stockholder Meeting, which shall be held no later than 45 Business Days following the giving of such notice.  The Company shall (i) solicit the Stockholder Approval and (ii) include in the Proxy Statement the Board’s recommendation to the Stockholders that they approve the transactions contemplated hereby, and include therein disclosure regarding the approval of the Board.

5.7. Use of Proceeds

The proceeds received by the Company from the issuance and sale of the Securities shall be used by the Company for working capital and other general corporate purposes.

5.8. Registration Rights - Company Registration

(a) If the Company proposes to register (including, for this purpose, a registration effected by the Company for any other stockholders) any of its securities under the Securities Act (other than in an Excluded Registration), the Company shall, at such time, promptly give the Investor notice of such registration.  Upon the request of the Investor given within ten (10) Business Days after such notice is given by the Company, the Company shall, subject to the provisions of this Section 5.8, cause to be registered all of the Registrable Securities that the Investor has requested to be included in such registration.

(b) If the Company proposes to sell securities that have already been registered “off the shelf” by means of a prospectus supplement, the Company shall, at such time, promptly give the Investor notice of such contemplated offering.  Upon the request of the Investor given within ten (10) Business Days after such notice is given by the Company, the Company shall, subject to the provisions of this Section 5.8, include in such offering all of the Registrable Securities that the Investor has requested to be included in such offering.

(c) The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 5.8 before the effective date of such registration or pricing of such offering, as applicable, whether or not the Investor has elected to include Registrable Securities in such registration or offering.

(d) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 5.8, the Company shall not be required to include any of the Investors’ Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriter(s), and then only in such quantity, if any, as the underwriter(s) in their/its sole discretion determine(s) will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriter(s) in their/its reasonable discretion determine(s) is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, if any, which the underwriter(s) and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriter(s) determine(s) that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among all stockholders of the Company requesting registration in proportion, as nearly as practicable, to the number of shares of common stock owned by each selling stockholders or in such other proportions as shall mutually be agreed to by all such selling stockholders. For purposes of the provision in this Section 5.8(d) concerning apportionment, for any selling stockholder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such selling stockholder, or the estates and immediate family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling stockholder”, and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate number of registrable shares of common stock (or equivalents) owned by all Persons included in such “selling stockholder”, as defined in this sentence.

(e) Whenever required under this Section 5.8 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(1)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the holder of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional one hundred and twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(2)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to keep such registration statement effective for the period specified in clause (e)(1) above and to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(3)           furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate their disposition of their Registrable Securities;

(f) Whenever required under this Section 5.8 to effect the registration of any It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5.8 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.

(g) All expenses (other than all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Investor) incurred in connection with registrations, filings, or qualifications pursuant to Section 5.8, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling stockholders selected by the initiating stockholder, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.8 if the registration request is subsequently withdrawn at the request of the stockholders holding at least a majority of the registrable shares of Common Stock held by all stockholders (in which case all selling stockholders shall bear such expenses pro rata based upon the number of registrable shares of Common Stock that were to be included in the withdrawn registration).  All selling expenses (including all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities) relating to Registrable Securities registered pursuant to this Section 5.8 shall be borne and paid by the Investor.

SECTION 6.	INVESTOR’S CLOSING CONDITIONS

The Investor’s obligations to purchase the Securities at the Closing shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

6.1. Compliance with Agreement

The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

6.2. Listing of Additional Securities

In connection with the issuance of the Securities and the transactions contemplated hereby, the Company shall have submitted or shall submit on the date hereof to the NASDAQ Stock Market a “Notification Form: Listing of Additional Securities” as well as any necessary supporting documentation.

6.3. Approval of Proceedings

All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Investor and its counsel, Kleinberg, Kaplan, Wolff & Cohen, P.C.  The Investor shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions in form and substance reasonably satisfactory to the Investor including, but not limited to a copy of the executed and delivered instruction letter from the Company to its transfer agent instructing its transfer agent to deliver a stock certificate representing the shares of Common Stock to the Investor or to credit the shares of Common Stock to the Investor’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal At Custodian system, or to the Investor’s or its designee’s direct registration account.

6.4. MTIA

(a) The Company shall have executed the License Agreement with MTIA.

(b) The Company shall have executed the MTIA Securities Purchase Agreement with MTIA.

SECTION 7.	COMPANY CLOSING CONDITIONS

The Company’s obligation to issue and sell the Securities at the Closing shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

7.1. Compliance with Agreement

The Investor shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date.

7.2. Approval of Proceedings

All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company and its special counsel, Reed Smith LLP.  The Company shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions in form and substance reasonably satisfactory to the Company.

SECTION 8.	COVENANTS

8.1. Lost, etc. Certificates Evidencing Securities

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Securities owned by the Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding.  The Investor’s agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 8.1.

8.2. Securities Law Disclosure; Publicity

The Company shall, at or prior to 8:30 a.m., Eastern Time, on the first day following the date of this Agreement on which trading occurs on the NASDAQ Stock Market, (i) issue a press release disclosing the transactions contemplated hereby.  The Company shall provide a draft of the press release to the Investor prior to its release and, to the extent deemed appropriate by the Company in its sole discretion, shall incorporate into the final press release any changes timely proposed by the Investor that are reasonable and appropriate.  No later than the fourth Business Day after the signing of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated hereby, in the form required by the Exchange Act.  The Company shall file this Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or if it so chooses, as an exhibit to the 8-K Filing.  Thereafter, the Company shall timely file any filings and notices required by the SEC or the NASD with respect to the transactions contemplated hereby.  The parties acknowledge and agree that the Company shall be able to name the Investor in any conference or presentation and to respond to questions (even in public conferences or presentation) regarding the Investor, based on information in the public domain.

SECTION 9.	LEGEND

9.1. Legend

Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

9.2. Removal

The Company agrees to reissue certificates representing any of the Shares, the Warrant Shares and the Underlying Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares, Warrant Shares or Underlying Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares, the Warrant Shares and the Underlying Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within a reasonable period of time. In the case of any proposed transfer under this Section 9.2, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 9 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares, the Warrant Shares or the Underlying Shares is required to be issued to Investor without a legend, in lieu of delivering physical certificates representing the Shares, the Warrant Shares or the Underlying Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall cause its transfer agent to electronically transmit the Shares, the Warrant Shares or the Underlying Shares to Investor by crediting the account of such Investor’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

SECTION 10.	MISCELLANEOUS

10.1. Notices

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

 if to the Investor, at the address or facsimile number set forth on Exhibit A, or at such other address or facsimile number as the Investor may have furnished the Company in writing; and

 if to the Company, at:

 Echo Therapeutics, Inc.
 8 Penn Center
 1628 JFK Boulevard
 Suite 300
 Philadelphia, PA 19103
 Attn: Kimberly Burke, Esq., Senior VP and General Counsel

 or at such other address or facsimile number as it may have furnished the Investor in writing, with a copy (which shall not constitute notice) to Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Suite 250, Princeton, New Jersey 08540 (facsimile:  (609) 951-0824), Attention:  Nan Mantell, Esq.

(b) Any notice so addressed shall be deemed to be given:  if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

10.2. Termination and Survival

Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time:

(a) by mutual consent of the Company and the Investor;

(b) by either the Company or the Investor if the Closing shall not have occurred on or prior to the date that is five (5) days from the date hereof (unless such date is extended by mutual written consent);

(c) by the Investor, for any material breach of this Agreement by the Company; provided, however, that the Investor may not terminate this Agreement pursuant to this Section 10.2(c) if it is then in material breach of the terms of this Agreement; and

(d) by the Company prior to the Closing, for any material breach of this Agreement by the Investor; provided, however, that the Company may not terminate this Agreement pursuant to this Section 10.2(d) if it is then in material breach of the terms of this Agreement.

In the event of termination pursuant to this Section 10.2, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Investor, or their members, partners, directors, officers, agents or stockholders, with respect to this Agreement, except (a) with respect to the provisions of this Section 10, which shall survive the termination of this Agreement, and (b) with respect to any liabilities or damages incurred or suffered as a result of the willful breach by the Company or the Investor of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.10 in lieu of terminating this Agreement to the provisions of this Section 10.2.

10.3. Successors and Assigns

Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  The Company may not assign its rights or obligations hereunder without the prior written consent of the Investor.  The Investor may not assign its rights or obligations hereunder without the prior written consent of the Company, except that the Investor may assign its rights and obligations hereunder to any of its members or Affiliates or Affiliates of its members; provided, that the assignee provides the Company with written representations and warranties substantially similar to those provided by Investor in this Agreement.

10.4. Severability

In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

10.5. Governing Law

Except to the extent Delaware law mandatorily applies, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

10.6. Paragraph and Section Headings

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

10.7. Limitation on Enforcement of Remedies

The Company hereby agrees that it will not assert against the limited partners of the Investor any claim it may have under this Agreement by reason of any failure or alleged failure by such Investor to meet its obligations hereunder.

10.8. Counterparts

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

10.9. Entire Agreement; Amendment and Waiver

This Agreement, the schedules and exhibits attached hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

10.10. Remedies

Each Party acknowledges and agrees that (a) the covenants, obligations and agreements of each Party contained in this Agreement relate to special, unique and extraordinary matters and (b) a violation of any of the covenants, obligations or agreements contained in this Agreement by a Party will cause the other Party irreparable injury for which adequate remedies are not available at law.  Therefore, the Parties agree that each Party shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Party from committing any violation of such covenants, obligations or agreements and to specifically enforce the terms of this Agreement, in addition to any other remedies available at law or in equity.  Furthermore, the Parties hereby waive, and shall use their commercially reasonable best efforts to cause their stockholders, members, partners, Affiliates and representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ECHO THERAPEUTICS, INC.

By: /s/ Robert F. Doman
Name: Robert F. Doman
Title: Executive Chairman and Interim CEO

By: /s/ Kimberly Burke
Name: Kimberly Burke
Title: SVP and General Counsel

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By: /s/ Michael M. Goldberg, M.D.
Name: Michael M. Goldberg, M.D.
Title: Portfolio Manager

PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND L.P.

By: /s/ Michael M. Goldberg, M.D.
Name: Michael M. Goldberg, M.D.
Title: Portfolio Manager

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTOR(S)

INVESTOR NAME AND ADDRESS	SHARES OF STOCK

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

Attn:  Michael M. Goldberg, M.D.
Principal
Montaur Capital Partners
152 West 57th Street
4th floor c/o Platinum
New York, New York 10019
Facsimile:  212.271.7855

1,398,890 shares of Series E Preferred Stock 55,655 shares of Common Stock 145,454 total warrants Aggregate Purchase Price: $3,999,998.75
PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND L.P.

Attn:  Michael M. Goldberg, M.D.
Principal
Montaur Capital Partners
152 West 57th Street
4th floor c/o Platinum
New York, New York 10019
Facsimile:  212.271.7855

349,723 shares of Series E Preferred Stock 13,914 shares of Common Stock 36,363 total warrants Aggregate Purchase Price: $1,000,001.75
with a copy (which shall not constitute notice) to: KLEINBERG | KAPLAN | WOLFF | COHEN 551 Fifth Avenue, New York, NY 10176 Attn: Christopher P. Davis Facsimile: 212 986 8866

EXHIBIT B

FORM OF WARRANT AGREEMENT

EXHIBIT C

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
SERIES E CONVERTIBLE PREFERRED STOCK

EXHIBIT B

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF
SERIES E CONVERTIBLE PREFERRED STOCK
OF
ECHO THERAPEUTICS, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

Echo Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that the Board of Directors of the Company (the “Board”), pursuant to authority of the Board as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation, as amended and restated through the date hereof (the “Certificate of Incorporation”), has and hereby authorizes a series of the Company’s previously authorized Preferred Stock, par value $.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

1. Designation and Rank.

(a) Designation.  The designation of such series of the Preferred Stock shall be the Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”).  The maximum number of shares of Series E Preferred Stock shall be One Million Seven Hundred Forty Eight Thousand Six Hundred Thirteen (1,748,613) shares.

(b) Rank.  The Series E Preferred Stock shall rank pari passu with the common stock, par value $0.01 per share (“Common Stock”) of the Company as to liquidation and junior as to liquidation to all series of the Preferred Stock authorized on or prior to the filing of this Certificate of Designation, Preferences and Rights and any series of capital stock of the Company that is issued subsequent to the date hereof that by its terms ranks junior to the Series E Preferred Stock.

2. No Dividends.

The holders of shares of the Series E Preferred Stock shall not be entitled to receive dividends.

3. Voting Rights.

An affirmative vote, or the written consent without a meeting, of at a majority of the outstanding shares of the Series E Preferred Stock shall be required to permit the Company to alter or change the rights, preferences or privileges of the Series E Preferred Stock.  Except as set forth in the preceding sentence, the Series E Preferred Stock shall not have any voting rights, except to the extent required by the Delaware General Corporation Law.  The Common Stock into which the Series E Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

4. Liquidation Preference.

The holders of shares of the Series E Preferred Stock shall not be entitled to a liquidation preference with respect to the share of Series E Preferred Stock.

5. Conversion.  Each holder of Series E Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a) Right to Convert.  At any time on or after the issuance of the Series E Preferred Stock (the “Issuance Date”), the holder of any such shares of Series E Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Conversion”) all or any portion of the shares of Series E Preferred Stock held by such person into an equal number of fully paid and non-assessable shares of Common Stock.  The Company shall keep written records of the conversion of the shares of Series E Preferred Stock converted by each holder.  A holder shall be required to deliver the original certificates representing the shares of Series E Preferred Stock upon any conversion of the Series E Preferred Stock.

(b) Mechanics of Conversion.  The Conversion of Series E Preferred Stock shall be conducted in the following manner:

(i) Holder's Delivery Requirements.  To convert Series E Preferred Stock into full shares of Common Stock on any date (the “Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”), to the Company, and (B) with respect to the final conversion of shares of Series E Preferred Stock held by any holder, such holder shall surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date but in no event later than six (6) business days after such date the original certificates representing the shares of Series E Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

(ii) Company's Response.  Upon receipt by the Company of a copy of a Conversion Notice, the Company shall immediately send a confirmation of receipt of such Conversion Notice to such holder and the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within five (5) business days following the date of receipt by the Company of the certificate representing the shares of Series E Preferred Stock being converted, issue and deliver to the Depository Trust Company (“DTC”) account on the holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, and if the certificate so surrendered represents more shares of Series E Preferred Stock than those being converted, issue and deliver to the holder a new certificate for such number of shares of Series E Preferred Stock represented by the surrendered certificate which were not converted.

(iii) Record Holder.  The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company's Failure to Timely Convert.  If within five (5) business days of the Company's receipt of a Conversion Notice (the “Share Delivery Period”) the Company shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series E Preferred Stock (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue, the Company shall pay additional damages to such holder on each business day after such seventh (5th) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and (B) the closing price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 5(b)(ii).  If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

(c) Adjustments of Conversion Price.

(i) Adjustments for Stock Splits, Combinations and Dividends.  If the Company shall at any time or from time to time after the Issuance Date, effect a stock split, combine the outstanding shares of Common Stock of the outstanding Common Stock, or shall issue a dividend or other distribution, the number of shares issuable on the conversion of the Series E Preferred Stock shall forthwith be proportionately adjusted.  Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon conversion of the Series E Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(iii)), then, and in each event, an appropriate revisions shall be made (by adjustments of the conversion price, number of shares or otherwise) so that the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series E Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(iii) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(ii), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person that is not deemed a liquidation pursuant to Section 4(b) (an “Organic Change”), then as a part of such Organic Change an appropriate revision shall be made (by adjustments of the conversion price or otherwise) so that the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change as the holder would have received as a result of the Organic Change and if the holder had converted its Series E Preferred Stock into the Company’s Common Stock prior to the Organic Change.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(iii) with respect to the rights of the holders of the Series E Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(iii) (including any adjustment in the number of shares of stock or other securities deliverable upon conversion of the Series E Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(iv) Record Date.  In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or convertible securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(d) No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.  In the event a holder shall elect to convert any shares of Series E Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said shares of Series E Preferred Stock shall have been issued.

(e) Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series E Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request of the holder of such affected Series E Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series E Preferred Stock.  Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(f) Issue Taxes.  The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series E Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(g) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, or delivered to an express mail delivery service such as Federal Express, with written receipt by the addressee required, in either case addressed to the holder of record at its address appearing on the books of the Company.  The Company will give written notice to each holder of Series E Preferred Stock at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Company will also give written notice to each holder of Series E Preferred Stock at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(h) Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock.  In lieu of any fractional shares to which a holder of the Series E Preferred Stock would otherwise be entitled, the Company shall at its option either (i) pay cash equal to the product of such fraction multiplied by the average of the closing prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Conversion Date or (ii) in lieu of issuing such fractional shares issue one additional whole share to the holder of the Series E Preferred Stock.

(i) Reservation of Common Stock.  The Company shall, so long as any shares of Series E Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series E Preferred Stock then outstanding.  The initial number of shares of Common Stock reserved for conversions of the Series E Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series E Preferred Stock based on the number of shares of Series E Preferred Stock held by each holder at the time of issuance of the Series E Preferred Stock or increase in the number of reserved shares, as the case may be.  In the event a holder shall sell or otherwise transfer any of such holder's shares of Series E Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor.  Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series E Preferred Stock shall be allocated to the remaining holders of Series E Preferred Stock, pro rata based on the number of shares of Series E Preferred Stock then held by such holder.

(j) Retirement of Series E Preferred Stock.  Conversion of Series E Preferred Stock shall be deemed to have been effected on the Conversion Date.  The Company shall keep written records of the conversion of the shares of Series E Preferred Stock converted by each holder.  A holder shall be required to deliver the original certificates representing the shares of Series E Preferred Stock upon complete conversion of the Series E Preferred Stock.

(k) Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of Series E Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6. No Preemptive Rights.  No holder of the Series E Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board in their absolute discretion may deem advisable.

7. Conversion Restriction.

(a) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may a holder of shares of Series E Preferred Stock convert shares of the Series E Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series E Preferred Stock providing the Company with sixty-one (61) days’ notice (pursuant to Section 5(g) hereof) (a “Waiver Notice”) that such holder would like to waive Section 7(a) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series E Preferred Stock, this Section 7(a) shall be of no force or effect with regard to those shares of Series E Preferred Stock referenced in the Waiver Notice.

(b) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may a holder of shares of Series E Preferred Stock convert shares of the Series E Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 19.99% of all of the Common Stock outstanding at such time; provided, however, that upon both (A) a holder of Series E Preferred Stock providing the Company with a Waiver Notice that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series E Preferred Stock, and (B) the stockholders of the Company approving the waiver of Section 7 of this Certificate of Designations with regard to any or all shares of Common Stock issuable upon conversion of Series E Preferred Stock and the ownership by any holder of the Series E Preferred Stock of greater than 20% of the outstanding shares of Common Stock in accordance with the applicable NASDAQ listing standards, this Section 7 shall be of no force or effect.

8. Inability to Fully Convert.

(a) Holder’s Option if Company Cannot Fully Convert.  If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, from issuing all of the Common Stock which is to be issued to a holder of Series E Preferred Stock pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and with respect to the unconverted Series E Preferred Stock (the “Unconverted Preferred Stock”) the holder, solely at such holder’s option, can elect, at any time after receipt of notice from the Company that there is Unconverted Preferred Stock, to void the holder’s Conversion Notice as to the number of shares of Common Stock the Company is unable to issue and retain or have returned, as the case may be, the certificates for the shares of the Unconverted Preferred Stock.

In the event that a holder of the Series E Preferred Stock shall elect to convert any shares of Series E Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, violation of an agreement to which such holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or any of said shares of Series E Preferred Stock shall have issued.

(b) Mechanics of Fulfilling Holder’s Election.  The Company shall immediately send via facsimile to a holder of Series E Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”).  Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice and (ii) the number of shares of Series E Preferred Stock which cannot be converted.

9. Lost or Stolen Certificates.  Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series E Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

10. Remedies, Characterizations, Other Obligations, Breaches and InjunctiveRelief.  The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series E Preferred Stock and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series E Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11. Specific Shall Not Limit General.  No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

12. Failure or Indulgence Not Waiver.  No failure or delay on the part of a holder of Series E Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Designation and does affirm the foregoing as true this 10th day of December, 2013.

ECHO THERAPEUTICS, INC.

By: /s/ Robert F. Doman
Name:  Robert F. Doman
Title:  Executive Chairman and Interim CEO

[Series E Preferred Stock Certificate of Designation]

EXHIBIT A

ECHO THERAPEUTICS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series E Preferred Stock of Echo Therapeutics, Inc. (the “Certificate of Designation”).  In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series E Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Stock specified below as of the date specified below.

Date of Conversion:

Number of shares of Preferred Stock to be converted:

Stock certificate no(s) of Preferred Stock to be converted:  __________________

Please confirm the following information:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially ownedby the holder on the Date of Conversion determined in accordance with Section 16 of theSecurities Exchange Act of 1934, as amended: _________________________

Please issue the Common Stock into which the Preferred Stock are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:
Dated:

[Exhibit A to Series E Preferred Stock Certificate of Designation]

EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ECHO THERAPEUTICS, INC.

COMMON STOCK PURCHASE, WARRANT

Warrant No. _________	Number of Shares: _______

Issue Date: _____________________

1.           Issuance. This warrant (“Warrant”) is issued to _____________________ (the “Holder”) by Echo Therapeutics, Inc. a Delaware corporation (hereinafter with its successors the “Company”).

2.           Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the Holder, at any time on or after the date that is six months and one day following the issue date listed above (the “Issue Date”), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company or such other office as the Company shall notify the Holder of in writing, to purchase from the Company, at a price per share of  $_____ (the “Purchase Price”), up to __________________ fully paid and nonassessable shares (the “Warrant Shares”) of the Company's common stock, par value $0.01 per share (“Common Stock”); provided that, the Holder shall only be entitled to purchase Warrant Shares that have vested pursuant to Section 3 below and that may be purchased without violating the terms of Section 8 below. Until such time as this Warrant is exercised in full or expires, the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.           Vesting of Warrant Shares. One hundred percent (100%) of the Warrant Shares shall vest upon the occurrence of the Closing (including payment of the Purchase Price in full), as such terms are defined in the Securities Purchase Agreement dated on or about December 10, 2013 by and among the Company and the purchaser named therein.

                4.           Payment of Purchase Price. The Purchase Price shall be paid by (i) check payable to the Company, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder or (iv) any combination of the foregoing.

5.           Net Issue Election. The Holder may elect to receive, without payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = V (A-B)
A

where

X = the number of shares to be issued to the Holder pursuant to this Section 5.

V = the number of vested Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 5.

A = the fair market value of one share of Common Stock, as determined in accordance with the rules of NASDAQ, at the time the net issue election is made pursuant to this Section 5.

B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 5.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

6.           Partial Exercise. This Warrant may be exercised in part, in which case the Holder shall be entitled to receive a new warrant, dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical with this Warrant.

7.           Delivery of Certificates Upon Exercise.

(a)           Certificates for shares issuable upon the exercise hereof shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and such shares are eligible for legend removal, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within Five (5) Trading Days (the “Warrant Share Delivery Date”) from the delivery to the Company of the Notice of Exercise form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above.  This Warrant shall be deemed to have been exercised on the date the Notice of Exercise is transmitted to the Company.  The shares issuable upon the exercise of the Warrant shall be deemed to have been issued, and the Holder or any other person designated in the Notice of Exercise as the person in whose name the shares issuable upon the exercise of this Warrant shall be issued, shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the exercise price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid.   The shares issued upon exercise of this Warrant shall be issued without any legend or stop transfer orders provided (i) a registration statement under the Securities Act covering the proposed disposition of such Warrant Shares has become effective under the Securities Act, (ii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iii) the Holder provides the Company with reasonable documentation confirming the legend can be removed pursuant to applicable provisions of the Securities Act (such as Rule 144).

(b)           In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

8.           Restrictions on Exercise.

(a)           Notwithstanding anything to the contrary herein, this Warrant may only be exercised to the extent that the issuance of Common Stock upon such exercise would not constitute a violation of any applicable federal or state securities laws or other laws or regulations.

(b)           Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant to the extent that the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder owning more than 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days’ notice (pursuant to Section 13 hereof) (a “Waiver Notice”) that such holder would like to waive Section 8(b) of this Warrant with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 8(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

(c)           Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 19.99% of all of the Common Stock outstanding at such time; provided, however, that upon both (A) the Holder providing the Company with a Waiver Notice that the Holder would like to waive Section 8(c) of this Warrant with regard to any or all shares of Common Stock issuable upon conversion of this Warrant, and (B) the stockholders of the Company approving the waiver of Section 8(c) of this Warrant with regard to any or all shares of Common Stock issuable upon exercise of this Warrant and the ownership by the Holder of greater than 20% of the outstanding shares of Common Stock, in accordance with applicable NASDAQ listing standards, this Section 8(c) shall be of no force or effect.

9.           Expiration Date. This Warrant shall expire on the fifth anniversary of the Issue Date and shall be void thereafter.

10.           Reserved Shares: Valid Issuance. The Company covenants that it will at all times from the date hereof until the expiration date set forth in Section 10 above reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

11.           Adjustments for Dividends and Stock Splits. If after the Issue Date the Company shall subdivide the Common Stock or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the Purchase Price and the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately adjusted.

12.           Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares.  If upon any exercise of this Warrant for the full remaining number of shares underlying this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated as determined in good faith by the Board.

13.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, or delivered to an express mail delivery service such as Federal Express, with written receipt by the addressee required, in either case addressed to the holder of record at its address appearing on the books of the Company.

14.           Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

15.           Transfers This Warrant may not be transferred by the Holder with respect to any or all of the shares purchasable hereunder without the prior written consent of the Company; provided, however, this Warrant may be transferred to an affiliate of the Holder upon surrender of this Warrant by the Holder to the Company together with an appropriate assignment form properly endorsed.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

16.           No Rights as Stockholder. This Warrant does not by itself entitle the Holder to any voting or other rights as a stockholder of the Company.

17.           Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

18.           Successors and Assigns. This Warrant shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

[remainder of page intentionally left blank]

This Warrant is hereby executed as of the Issue Date indicated above.

ECHO THERAPEUTICS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

____________________________________

By:
Name:
Title:

[Signature Page to Warrant No. CSW-264]

Warrant Exercise Notice

To: Echo Therapeutics, Inc., Attn: CEO and CFO	Date: ________________

The undersigned hereby exercises Warrant No. CSW-264 for ________________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

By:
Name:
Title:

Name for Registration

Mailing Address

Net Issue Election Notice

To: Echo Therapeutics, Inc., Attn: CEO and CFO	Date: ________________

The undersigned hereby elects under Section 5 to surrender the right to purchase ________ shares of Common Stock pursuant to this Warrant and to receive in lieu thereof ________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

By:
Name:
Title:

Name for Registration

Mailing Address

[Warrant Exercise Notice/New Issuance Election Notice]

EXHIBIT D

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P. c/o Platinum Management (NY) LLC 152 West 57th Street, 4th Floor New York, New York 10019	PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND L.P. c/o Platinum Liquid Opportunity Management (NY) LLC 152 West 57th Street, 4th Floor New York, New York 10019

July 9, 2014

BY FAX, E-MAIL AND FEDEX

Echo Therapeutics, Inc.

8 Penn Center

1628 JFK Blvd., Suite 300

Philadelphia, PA 19103

Attn: Kimberly Burke, Esq., General Counsel

Re:           Notice of Request to Call Special Meeting of Stockholders

Dear Sir or Madam:

Platinum Partners Value Arbitrage Fund L.P. and Platinum Partners Liquid Opportunity Master Fund L.P. (together, "Platinum"), as parties to that certain Securities Purchase Agreement dated December 10, 2013 (the "SPA") by and between Echo Therapeutics, Inc. (the "Company") and the investors listed in Exhibit A thereto (the "SPA"), hereby request pursuant to Section 5.6 of the SPA that the Company call a special meeting of stockholders to seek the stockholder approval of the issuance of the Underlying Shares (as defined in the SPA).

As agreed in the SPA, Platinum expects the Company to, as promptly as reasonably practicable, and in any event by no later than 30 business days following the date hereof, file with the Securities and Exchange Commission a proxy statement, disclosing the transactions and terms contemplated by the SPA and seeking Stockholder Approval (as defined in the SPA) (the "Proxy Statement"). Platinum reminds you of your obligation to allow its participation in the preparation of the Proxy Statement and stands ready to assist in that process.

Please address any correspondence on this matter to Platinum, Attention: David Ottensoser, telephone (212) 582-2222, facsimile (212) 582-2424 (with a copy to counsel, Kleinberg, Kaplan, Wolff & Cohen, P.C., 551 Fifth Avenue, 18th Floor, New York, New York 10176, Attention: Christopher P. Davis (Phone: (212) 880-9865; Fax: (212) 986-8866). Platinum reserves all rights regarding this matter.

Very truly yours,

PLATINUM PARTNERS VALUE                                                                     PLATINUM PARTNERS LIQUID

ARBITRAGE FUND L.P.                                                                                    OPPORTUNITY MASTER FUND L.P.

By: Platinum Management (NY) LLC, its                                                          By: Platinum Liquid Opportunity Management

Investment Manager                                                                                           (NY) LLC, its Investment Manager

By: /s/ Will Slota                                                                                 By: /s/ Will Slota

       Will Slota,                                                                                                 Will Slota,

       Chief Operating Officer                                                                                           Chief Operating Officer

Cc: Nan Mantell, Esq.

D-1

EXHIBIT E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 10-K
(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2013

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NUMBER 000-23017

ECHO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1649949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)
(215) 717-4100

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share

Indicate by check mark if the registrant is well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☑     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

The approximate aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 28, 2013, based upon the $2.49 closing price of such stock on that date, was approximately $24,732,724.

The number of shares of the registrant’s common stock outstanding as of March 26, 2014 was 11,967,414.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the definitive proxy statement (the “Proxy Statement”) to be filed with the Securities and Exchange Commission for the registrant’s 2014 Annual Meeting of Shareholders are incorporated by reference into Part III of this Form 10-K.

ECHO THERAPEUTICS, INC.

ANNUAL REPORT ON FORM 10-K
FOR THE YEAR ENDED DECEMBER 31, 2013

    In this report, the “Company,” “Echo,” “we,” “us,” and “our” refer to Echo Therapeutics, Inc. “Common Stock” refers to Echo’s Common Stock, $0.01 par value.

    We own or have rights to various copyrights, trademarks and trade names used in our business, including the following: Symphony® CGM System, Symphony® and Prelude® SkinPrep System, AzoneTM, AzoneTSTM, and DurhalieveTM.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, which involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” and elsewhere in this report and the risks discussed in our other filings with the Securities and Exchange Commission ( the "SEC"). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. Except as required by law, we undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

PART I

ITEM 1.  BUSINESS.

We are a medical device company with expertise in advanced skin permeation technology. We are developing our Symphony® CGM System (“Symphony”) as a non-invasive, wireless continuous glucose monitoring (“CGM”) system for use in hospital critical care units. The Symphony® SkinPrep System (“SkinPrep”), a component of our Symphony CGM System, allows for enhanced skin permeation that enables extraction of analytes such as glucose.

Regular monitoring of blood glucose levels is rapidly becoming a preferred procedure by hospital critical care personnel to achieve tight glycemic control and ensure improved patient outcomes.  Clinical studies have demonstrated that intensive insulin therapy and frequent glucose monitoring to maintain tight glycemic control (“TGC”) significantly reduces patient mortality, complications and infection rates, as well as hospital stays, services and overall hospital costs.  Most intensive care units (“ICUs”) in the United States have glycemic control protocols in place to manage patients who may experience stress hyperglycemia.  These patients include both diabetics and non-diabetics, particularly those who have undergone major surgery.  We believe that a non-invasive, needle-free CGM system, such as Symphony, will save valuable nursing time and expense over time by reducing the need for frequent blood glucose sampling using current methods, and reducing glycemic excursions and the effort associated with managing them.

Products

Medical Device Products

Continuous Glucose Monitoring

Our lead medical device program is Symphony, a non-invasive (needle-free), wireless, continuous glucose monitoring system designed to provide reliable, real-time glucose data conveniently, continuously and cost-effectively. The Symphony CGM System incorporates our SkinPrep device, transdermal glucose sensor, wireless transmitter and data display monitor.

Symphony’s transdermal skin preparation component has been developed to be a safe, effective and easy-to-use device to enhance access to the interstitial fluids and enhance the flow of molecules across the protective membrane of the stratum corneum. The SkinPrep device incorporates our patented micro-abrasion technology into a hand-held device used to prepare a small area of the skin (approximately 6mm in diameter). The non-invasive sensor is applied to this prepared area in order to measure the interstitial glucose levels.

The key feature of our SkinPrep device is our patented feedback mechanism, which we believe allows us to achieve optimal skin preparation for our transdermal sensing technologies. The SkinPrep device’s proprietary, patented feedback control mechanism consists of software, a microprocessor controlled circuit and measuring electrodes. While the device is in operation, the circuit measures the real-time electrical conductivity of the prepared skin site compared with the subject’s intact skin site. The SkinPrep device turns off automatically when the conductivity measurement reaches the effective output as established by the software, thus producing individualized and optimized skin preparation. As a result, the SkinPrep device only removes the outermost layer of the epidermis, the stratum corneum, which is about 0.01 mm thick and consists of only dry, dead skin cells. With the advantages of our proprietary feedback control mechanism, we believe the skin permeation process is safe, effective, and pain-free.

After the skin is prepared, the electro-chemical glucose sensor is placed on the prepared site.  Following a brief warm-up period and an initial blood glucose calibration, the monitor then begins to display continuous glucose data in numerical and graphical form every minute.  The glucose sensor uses glucose oxidase to generate a continuous current that is proportional to the concentration of blood glucose in the vessels beneath the epidermis. The signals are then wirelessly transmitted to a monitor. The monitor, calibrated periodically with a reference blood glucose measurement, converts the data to a glucose measurement using a proprietary algorithm. The monitor displays glucose readings and rates of increase and decrease, and also contains customizable early-warning alarms for hypo- or hyperglycemia. In addition to testing the feasibility of Symphony in critical care patients and patients with diabetes, we recently evaluated Symphony in a clinical setting for the continuous monitoring of glucose in post-surgical critical care patients.  Data from the most recent clinical study is being used to support the CE Mark Technical File for marketing approval in Europe.

During 2009, we entered into a license agreement with Handok Inc., a pharmaceutical/healthcare company in Korea with a core business focus in diabetes, cardiovascular, oncology, human vaccines, medical devices, diagnostics and consumer health. Under the terms of the agreement, we granted Handok the right to develop, market, sell and distribute Symphony to medical facilities and individuals in South Korea.

In December 2013, in connection with a capital raising transaction, we entered into a license, development and commercialization agreement (the “MTIA License”) with Medical Technologies Innovation Asia, Ltd. (“MTIA”).  Pursuant to the MTIA License, we granted MTIA rights to (i) exclusively research, develop, manufacture, and use Symphony in connection with the development activities needed for regulatory approval in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Territory”), and (ii) exclusively make, have made, use, sell, have sold, offer for sale and import Symphony in the Territory once regulatory approval has been received.  Additionally, subject to the terms and conditions set forth in the MTIA License, MTIA received the right to grant certain distribution rights to its affiliates or third parties. MTIA is responsible for conducting all required clinical trials and for all development costs relating to regulatory approval of Symphony in the Territory, as well as manufacturing and marketing costs relating to commercialization of Symphony in the Territory.  MTIA is also responsible for obtaining and maintaining all regulatory approvals from applicable authorities in the Territory.

Upon the earlier of regulatory approval of Symphony by the China Food and Drug Administration or our termination of the agreement, we are required, subject to certain terms and conditions, to reimburse MTIA up to $1,500,000 for development costs incurred by MTIA.  The reimbursement will be in the form of our Common Stock, valued at $2.71 per share, which was the NASDAQ closing price on December 9, 2013, the date prior to the date the parties entered into the MTIA License.  Additionally, we will share with MTIA future net sales of Symphony generated within the Territory. We have the option, at our sole discretion, to enter into negotiations with MTIA for supply of Symphony in territories that are not licensed to MTIA under the MTIA License. The MTIA License has a term of ten years, subject to earlier termination rights including, but not limited to, for breach of the agreement, change of control events, and certain performance obligations.

The MTIA License was amended in January 2014 as a result of administrative difficulties in transferring funds from MTIA to Echo under the capital raising transaction. The amendment provides that we are not required to commence our obligations under the MTIA License, including the transfer of any technology or other documents, products or information to MTIA, until we have received the full proceeds from the capital raising transaction.  As of March 26, 2014, we have received $1,904,793 of MTIA’s $5,000,000 in proceeds in accordance with our securities purchase agreement.

Drug Delivery

We believe our skin preparation device may also have application in the transdermal drug delivery market. The localized removal of the stratum corneum created by the device may potentially provide a safe and cost effective skin permeation process for the delivery of various topical pharmaceuticals. We believe our skin permeation process has the potential to increase skin permeation up to 100 times greater than untreated skin, perhaps making it possible to deliver a wide array of large molecule drugs.

During 2009, we entered into a licensing agreement with Ferndale Pharma Group, Inc., a group of companies that specialize in the development, manufacture, distribution and marketing of various dermatologic products. Under the terms of the agreement, we granted Ferndale the right to develop, market, sell and distribute our Prelude® SkinPrep System device for skin preparation prior to the application of topical anesthetics or analgesics prior to a wide range of needle-based medical procedures. In addition to the original territory of North America and the United Kingdom, the license agreement was amended in 2012 to cover South America, Australia, New Zealand, Switzerland and portions of the European Community. This partnership allows our skin permeation technology platform to be combined with Ferndale’s leadership in the topical anesthetic market.

Specialty Pharmaceutical Products

Our transdermal drug reformulation platform, AzoneTSTM, is a highly effective penetration enhancer at low concentration levels. When combined with AzoneTS, the penetration of numerous FDA-approved drugs is improved from two to more than twenty fold. We believe that AzoneTS has the potential to expand the number of drugs that can be delivered transdermally in a wide variety of therapeutic categories. Our most advanced drug candidate is Durhalieve™, an AzoneTS formulation of triamcinolone acetonide, a widely-used, medium potency corticosteroid approved by the FDA for treatment of corticosteroid-responsive dermatoses. Durhalieve has completed Phase 3 clinical trials and, in order to obtain FDA approval, we must satisfy certain clinical and manufacturing development requirements outlined by the FDA when they last reviewed the Durhalieve New Drug Application.

Recent Clinical Results and Regulatory Submissions

We have conducted several feasibility human clinical studies with the Symphony CGM System, as well as a recent clinical study at several leading U.S. hospitals, which supports our CE Mark Technical File for marketing in Europe.  We submitted our CE Mark Technical File in January 2014 and have since received comments from our notified body.  We are working with the notified body to respond to these comments and are updating our technical file as needed to address their feedback.

During the recent CE Mark regulatory clinical study, Symphony was tested on thirty-two (32) post-surgical patients in the critical care setting at four investigational sites in the U.S.  Symphony met the primary safety and effectiveness endpoints of the trial which involved the continuous monitoring of glucose levels up to 24 hours.  In the trial, Symphony monitored glucose levels with a mean absolute relative difference (MARD) of 12.5% in evaluable patients as compared to reference blood glucose values.  The Continuous Glucose-Error Grid Analysis (CG-EGA) showed that 98.2% of the readings were clinically accurate (A) and 1.2% were benign (B) errors with a combined A+B categorization of 99.4%. There were no adverse events reported from the skin preparation or the Symphony CGM sensor session.

During the course of the recent clinical trial, we identified a number of product enhancements that we plan to incorporate into the next generation of the Symphony CGM System (Gen 2) prior to the limited European market launch and the initiation of the FDA pivotal trial. During the trial, which was the first trial incorporating all three components of the currently configured Symphony CGM System, we identified a number of system modifications that could potentially improve overall performance and usability, as well as training and user manual alterations to minimize user variability.  In addition, we plan on implementing an improved algorithm and modifications to the SkinPrep device for more consistent skin abrasions; and, we are exploring an adjusted warm-up period and calibration schedule. During the same trial, we also identified sensor interference with an IV formulation of acetaminophen, but not with the more commonly used oral formulation. We believe we have identified a solution to resolve this interference issue, and are currently in the process of implementing the change into our Gen 2 product. We believe that once we have made these product improvements referenced above, and assuming we gain CE Mark approval, we should be prepared for a limited European market launch. We also realize that there is a higher level of review and scrutiny from the FDA for approval, and based on our meeting with the FDA in October 2013, we believe that the enhancements that we plan to incorporate into the Gen 2 device will better prepare us for a positive pivotal trial, and ultimately, a pre-market approval, or PMA, filing.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions regarding resource allocation and assessing performance. To date, we viewed our operations and manage our business as principally one operating segment, which is the development of transdermal skin permeation and diagnostic medical devices and specialty pharmaceutical drugs. As of December 31, 2013 and 2012, all of our assets were located in the United States.

Market Opportunities

Symphony CGM System

Hospital Critical Care Market

Up to 90% of all critically ill patients have been found to experience hyperglycemia, which contributes to poor patient outcomes and higher hospitalization costs, even if the patients have no previous history of diabetes. Clinical studies have demonstrated that intensive insulin therapy and frequent glucose monitoring to maintain tight glycemic control (“TGC”) significantly reduces patient mortality, complications and infection rates, as well as hospital stays, services and overall hospital costs.

Regular monitoring of blood glucose levels has become a preferred procedure performed by hospital critical care personnel to achieve tight glycemic control and ensure improved patient outcomes.  Most intensive care units (“ICUs”) in the United States have glycemic control protocols in place to manage patients who may experience stress hyperglycemia.  These patients include both diabetics and non-diabetics, particularly those who have undergone major surgery.  A growing body of scientific research has validated the use of tight glycemic control in the critical care setting, and continuous glucose monitoring has been evaluated as a means to optimize glucose control in critically ill patients. A 2010 study in critically ill patients demonstrated that CGM devices are highly sensitive to detecting rapid glucose excursions and yielded significantly lower rates of hypoglycemic events. Medicare’s “no-pay” guideline for complications associated with hypo- and hyperglycemic glucose levels, and their addition to the list of Hospital Acquired Conditions (“HAC”), has further driven hospitals to institute tighter glycemic controls.

We believe Symphony has the potential to offer a non-invasive, wireless, CGM solution for use in the rapidly emerging hospital critical care market. Today, standard practice by critical care nurses is to periodically measure blood glucose at the patient’s bedside, typically in the range of every 1 to 4 hours.  The work associated with tight glycemic control is burdensome and costly. According to a study completed by the American Journal of Critical Care (“AJCC”), up to two hours per day of nurse work time can be required for tight glycemic control for each patient.  The daily cost of tight glycemic control in the United States is estimated to be $200 per patient.  European studies have demonstrated similar findings.  We believe that a non-invasive, needle-free CGM system such as Symphony will save valuable nursing time and expense over time by reducing the need for frequent blood glucose sampling using current methods, as well as reducing glycemic excursions and the effort associated with managing them.

Competition

The industry in which we operate is extremely competitive. We expect that any products that we develop will compete primarily on the basis of product efficacy, safety, patient convenience, reliability, availability and price; however, there can be no assurance that we will successfully develop technologies and products that are more effective, safer, more convenient, more reliable, more readily available or more affordable than those being developed by our current and future competitors.

The market for glucose monitoring devices is particularly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Edwards Lifesciences Corporation, Optiscan Biomedical Corp., Maquet Critical Care AB, Medtronic, Inc. and A. Menarini Diagnostics S.r.l. have obtained CE Mark approvals which permit them to market their continuous or near-continuous glucose monitoring systems in a hospital setting in the European Union; however, no company has received FDA approval for a device for CGM in a hospital setting. Glysure is also developing a CGM system for use in a hospital setting.

The outpatient diabetes testing market is largely composed of blood glucose meters and test strips.  Products from Roche, Johnson & Johnson, Bayer and Abbott Laboratories comprise approximately 90% of the diabetes testing market.  These competitors’ products read blood glucose levels via a small blood sample placed on a test strip that is inserted into a glucose meter.  We believe single-point finger stick devices provide limited information because patients only get single blood glucose values.  Furthermore, these devices can be painful, difficult to use, and inconvenient.  These limitations create an opportunity for a painless, continuous glucose monitoring system that can provide blood glucose trends and is easy to use.

Several companies are developing or currently marketing continuous glucose monitoring products for people with diabetes in the outpatient setting that will compete directly with Symphony. To date, Abbott Laboratories, DexCom, Inc., and Medtronic, Inc. have received FDA and CE Mark approvals for their continuous glucose monitors for people with diabetes. To our knowledge, the product originally developed and marketed by Abbott is no longer actively marketed in the United States. Becton Dickinson and Company, Roche Diagnostics U.S. and Senseonics are among those companies also developing CGM systems for people with diabetes in the outpatient setting. Researchers are currently working to combine continuous glucose monitoring devices and insulin pumps to form a closed-loop system in which people with diabetes continuously receive insulin through an infusion pump based on the glucose measurements provided by CGM.

We believe Symphony has the following competitive advantages against other currently marketed CGM systems:

•
Symphony is needle-free.  There are currently no CGM products on the market that are needle-free.  This feature reduces the risk of infection and cross contamination in the hospital setting.  In the outpatient market, it reduces any pain associated with current CGM technologies that use needles to insert the sensor; and

•	Symphony can wirelessly transmit data up to 50 feet away making it an ideal solution for the hospital. Some other products on the market are wired or have shorter ranges.

•	Symphony’s accuracy is very competitive, particularly if comparing the day 1 accuracy of other CGM systems to that of Symphony.

Government Regulation

Government authorities in the United States, at the federal, state and local level, the European Union, and other countries extensively regulate the research, development, testing, manufacture, labeling, promotion, advertising, distribution, marketing, export and import of products such as those we are developing. In the United States, pharmaceuticals, biologics and medical devices are subject to rigorous FDA regulation under the Federal Food, Drug, and Cosmetic Act ("FD&CA"). Federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, import, export, record keeping, approval, marketing, advertising, promotion and post-market surveillance of our potential products. Product development and approval within this regulatory framework takes a number of years and involves significant uncertainty combined with the expenditure of substantial resources.

FDA Pre-Market Approval and Clearance Processes for Medical Devices

The FDA classifies medical devices as Class I, II, or III, according to the level of patient risk associated with the device.  Class I devices represent the lowest risk devices, Class II devices include moderate risk devices, and Class III devices include the highest risk devices.  The classification of a device determines the degree of FDA regulation applicable to the device, including premarket review requirements.

Nearly all Class I and some Class II devices are exempt from FDA premarket review requirements.  Most Class II medical devices require the submission and FDA clearance of a 510(k) premarket notification before they can be legally marketed in the United States.  Class III devices generally require the submission and FDA approval of a premarket approval application (“PMA”) before they may be marketed in the United States.

510(k) Clearance

Class II devices generally require the submission of a 510(k) premarket notification to the FDA, prior to marketing.  In the 510(k) submission, the applicant must demonstrate to the FDA’s satisfaction that the subject device is substantially equivalent to a legally marketed “predicate” device. A predicate device is a device that has previously been cleared by FDA through the 510(k) premarket notification process or that pre-dates the 1976 Medical Device Amendments to the FD&CA.  A device is considered substantially equivalent to the predicate device if it has the same intended use as the predicate, and it also has either the same technological characteristics as the predicate or, if the product has different technological characteristics, the information submitted in the premarket notification demonstrates that the differences do not affect safety or effectiveness. Marketing may not commence unless and until the FDA issues a 510(k) premarket notification clearance letter. Under the FD&CA, the FDA has 90 days to review a 510(k) premarket notification.  However, actual review time for a 510(k) may be longer, as the FDA may issue a request for additional information from the 510(k) applicant, which stops the review clock.

PMA

If a medical device is a Class III device, the FDA must approve a PMA before marketing can begin. PMA applications must demonstrate, among other matters, that there is reasonable assurance that the medical device is safe and effective for its intended use. The PMA approval process is more onerous and comprehensive than the 510(k) process and usually requires pre-clinical, animal, and extensive clinical study data, and manufacturing information. The target review period for a PMA is 180 days, although actual review time may be longer if, for example, the FDA requests additional information from the applicant.  FDA requests for additional studies during the review period are not uncommon and can significantly delay approvals. The FDA may also convene an advisory panel to review the PMA and provide a recommendation, which would further extend the review period.  Further, before the FDA will approve a PMA, the manufacturer must pass a pre-approval inspection demonstrating its compliance with the requirements of the FDA’s quality system regulations.  Even if the FDA approves a PMA, the FDA may impose post-market requirements, such as a post-market clinical study or patient registry, which may be costly.

In order to obtain approval for marketing clearance for Symphony in the U.S., we will be required to file a PMA that demonstrates the safety and effectiveness of the product.

Clinical Studies

The FDA requires that clinical studies involving investigational devices (i.e., devices that do not yet have 510(k) clearance or PMA approval) be conducted in accordance with its Investigational Device Exemption (“IDE”) regulations.  These regulations include requirements for sponsor oversight and monitoring, record-keeping, reporting, informed consent, and investigational device labeling.  Clinical studies on “significant risk” devices (as that term is defined in the IDE regulations) require the submission and FDA approval of an IDE application before the study can begin.  In addition, clinical studies generally require prior approval from an institutional review board (“IRB”) and are subject to continuing IRB oversight.

Additional FDA Regulations

A number of other FDA requirements apply to medical device manufacturers and importers. Device manufacturers and importers must register and list their device products with the FDA.  In addition, device manufacturers and importers are required to report to the FDA certain adverse events and product malfunctions, as well as device recalls and other field actions conducted to reduce a risk to health.  The FDA also prohibits an approved or cleared device from being marketed for unapproved or uncleared uses. Our product labeling, promotion and advertising will be subject to continuing FDA regulation. Manufacturers must comply with the FDA’s quality system regulations, which establish extensive requirements for quality control, design controls, and manufacturing procedures.

A device manufacturer must ensure compliance with all of the above requirements prior to marketing its medical device in the United States.  The FDA periodically inspects facilities to ascertain compliance with these and other requirements. Thus, manufacturers and distributors must continue to spend time, money and effort to maintain compliance. Failure to comply with the applicable regulatory requirements may subject us to a variety of administrative and judicially imposed sanctions, including withdrawal of an approval or clearance, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, and civil and criminal penalties against us or our officers, directors or employees. Failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Other U.S. Regulation

From time to time, federal legislation is drafted, introduced and passed in the United States that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA. In addition, FDA regulations and guidance documents are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted, or FDA regulations, guidance or interpretations changed, or what the impact of such changes, if any, may be.

We must also comply with numerous federal, state and local laws relating to these matters. We cannot be sure that we will not be required to incur significant costs to comply with these laws and regulations in the future or that these laws or regulations will not hurt our business, financial condition and results of operations.

International Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of Symphony. Whether or not we obtain FDA approval for Symphony, we must obtain approval of Symphony by the comparable regulatory authorities of foreign countries before we can commence marketing Symphony in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.  There is a trend toward harmonization of quality system standards among the European Union, United States, Canada, and various other industrialized countries.

The primary regulatory environment in Europe is that of the European Union which includes most of the major countries in Europe.  Companies are required to obtain CE Mark prior to sale of some medical devices within the European Union and in other countries that recognize the CE Mark.  Before we can sell our medical device in Europe, we must obtain CE Marking certification and place a CE Mark on our product. The CE Marking for medical devices is not a quality mark nor is it intended for consumers. It is a legally binding statement by the manufacturer that their product has met all of the requirements of the Medical Devices Directive (MDD 93/42/EEC).  Echo expects to CE Mark Symphony as a Class IIb device.

The steps to CE Marking as a Class IIb device are as follows:

•	Compile a medical device CE Marking Technical File with evidence of compliance to the Medical Devices Directive;
•	Receive a medical device CE Mark certificate from a Notified Body; and
•	Appoint a European Authorized Representative if the company has no physical location in Europe.

Only after these CE Marking requirements are satisfied are we allowed to place the CE Marking on our medical device.

Echo has obtained ISO 13485:2003 certification in order to demonstrate compliance with the International Organization for Standardization’s manufacturing and quality standards.  In order for us to market our products outside of the European Union, regulatory approval needs to be sought on a country-by-country basis.  Failure to obtain necessary foreign government approvals or successfully comply with foreign regulations could hurt our business, financial condition and results of operations.  We recently filed our CE Mark Technical File to obtain marketing approval for Symphony in Europe.

Research and Development

We believe that ongoing research and development efforts are essential to our success.  A major portion of our operating expenses to date is related to our research and development activities. R&D expenses generally consist of internal salaries and related costs, and third-party vendor expenses for product design and development, product engineering and contract manufacturing. In addition, R&D costs include regulatory consulting, feasibility product testing (internal and external) and conducting nonclinical and clinical studies. R&D expenses were approximately $11,299,000, $8,671,000 and $3,796,000 for the years ended December 31, 2013, 2012 and 2011, respectively.  We intend to maintain our strong commitment to R&D as an essential component of our product development efforts. Licensed or acquired technology developed by third parties may be an additional source of potential products; however, our ability to raise sufficient financing may impact our level of R&D spending.

Manufacturing

We have contracted with several engineering and product design firms related to the final product development of Symphony. If Symphony is approved, we believe that qualified suppliers and manufacturers for the Symphony CGM System will continue to be available in the future, at a reasonable cost to us, although there can be no assurance that this will be the case. At this time, our policy is to use third-party manufacturers that comply with the FDA’s GMP requirements and other rules and regulations prescribed by domestic and foreign regulatory authorities.

We are currently manufacturing Symphony at third-party manufacturers and suppliers to meet the research, testing and clinical study volume requirements. We rely on outside suppliers for most of the components, sub-assemblies, and various services used in the manufacture of the Symphony CGM System. Many of these suppliers are sole-source suppliers. We may not be able to quickly establish additional or replacement suppliers for our single-source components, especially after our products are commercialized, in part because of the regulatory body approval process and because of the custom nature of certain components. Any supply interruption from our suppliers or failure to obtain alternate suppliers for any of the components could limit our ability to manufacture our systems, and could have a material adverse effect on our business.

Generally, all outside suppliers produce the components and finished devices to our specifications and, in many instances, to our designs.  Our suppliers are audited periodically by our Quality Department to ensure conformity with our policies and procedures and the specifications for Symphony. We anticipate that our Quality Department will be integrated into our suppliers’ manufacturing processes, enabling them to inspect or test our devices at various steps in the manufacturing cycle to facilitate compliance with Symphony’s stringent specifications. Our Quality management system has been certified to the ISO 13485 requirements by TUV SUD, our notified body. As we continue to pursue marketing approval for Symphony, certain processes utilized in the manufacture and test of our devices will be verified and qualified as required by the FDA and other regulatory bodies. As a medical device manufacturer and distributor, our manufacturing facilities and the facilities of our suppliers will be subject to periodic inspection by the FDA and other applicable regulatory bodies.

We periodically evaluate opportunities to develop an effective global supply chain that is compliant, stable and able to accommodate projected product demands in an efficient and cost-effective manner. We assess these opportunities to best meet the needs of our future customers, products and company objectives. We intend to engage in an ongoing assessment process to ensure that we maintain the manufacturing resources necessary to successfully execute our business strategy.

Sales and Marketing

In order to increase awareness of our Symphony CGM System and generate demand for its use in the hospitals once approved, we anticipate conducting a series of pre-launch and launch activities.  These include exhibiting Symphony at various tradeshows, conducting educational symposia and poster presentations at tradeshows, conducting clinical studies with leading key opinion leaders, publishing results of clinical studies, conducting promotional programs at local meetings, and developing promotional materials for sales reps to use with clinicians in order to outline the benefits of Symphony.

Key opinion leader development is an integral part of our pre-launch marketing plan.  We have held introductory discussions with dozens of global key opinion leaders in both the critical care and outpatient diabetes arenas and will continue to do so.  We have also conducted protocol development discussions with several key opinion leaders to support conducting clinical studies in both surgical and medical ICU patients in several European countries.

Tradeshow exhibition and symposia are expected to be integral parts of the commercialization efforts.  We expect to be present at a number of medical meetings and conventions to conduct various types of awareness building, data presentation, and promotional activities as appropriate given Symphony’s regulatory approval status at the time of the meeting.

We recently filed our CE Mark Technical File to obtain marketing approval for Symphony in Europe.  We are currently waiting on the notified body’s determination as to whether Symphony will receive marketing approval in Europe.  Following the completion of a number of product enhancements, we will amend the technical file and, if accepted, will plan to conduct a “limited launch”.  This will entail introducing Symphony to select clinicians and purchasing managers at hospitals in 1-2 markets in Europe.  The focus of the “limited launch” will be to ensure that the commercial operations, such as initial training and technical support, are optimized to support a more comprehensive launch in Europe and other markets honoring CE Mark (e.g., Australia).  This early real-world experience will also be leveraged to augment the promotional campaign before complete translations for other markets will occur.

We anticipate that we will augment a small, direct field force that will be focused on medical education and market development efforts through either a commercial partnership with a medical device company or one or more distributors in Europe.  These additional commercial representatives will possess technical skills and an ability to successfully conduct promotion, contracting, distribution and fulfilment and customer support in the hospital marketplace.

We believe that Symphony will be purchased by hospitals as a product to help in caring for their ICU patients. Many of these patients are expected to be post-surgical patients recovering in the critical care unit up to several days. Some ICU patients may only be in ICU for one day and might only use one Symphony sensor. Other patients may be in the ICU for several days and could benefit from multiple days of Symphony usage. The pricing for Symphony and the daily sensors will vary depending on the country, the hospital, and the number of units being purchased.

Before a hospital signs a long-term agreement for a large number of Symphony CGM Systems, it is expected that it will want to “pilot” the use of Symphony in their ICU in a controlled fashion. This might entail using a small number of Symphony CGM Systems for several months. Assuming the clinicians involved in the hospitals “pilot” phase are satisfied with the performance of the system, and the terms of the agreement are reasonable to the hospital purchasing manager/administration, a more substantial agreement could then be signed and implemented.

Intellectual Property

Our success depends in part on our ability to establish and maintain the proprietary nature of our technology through a combination of patent, copyright and other intellectual property laws, trade secrets, non-use and non-disclosure agreements and other measures to protect our proprietary rights.  We maintain a comprehensive U.S. and international portfolio of intellectual property that we consider to be of material importance in protecting our technologies.  As of March 7, 2014, we have 9 issued U.S. patents and at least 70 issued foreign patents, and we have 13 U.S. patent applications and approximately 23 foreign patent applications pending.  We believe it may take up to five years, and possibly longer, for our pending U.S. patent applications to result in issued patents.  Our pharmaceutical patents and medical device patents begin expiring in 2019.

Through our patents and patent applications, we seek to protect our product concepts for continuous glucose monitoring.  The intellectual property surrounding our Symphony CGM System focuses on, among other things, the hydrogel for glucose sensing, our methods and materials related to the measurement of body fluids using the hydrogel and the associated biosensor, and skin permeation control.  We have also patented the formulation and manufacturing process for Durhalieve, our lead pharmaceutical candidate.  We believe that these patents provide considerable protection from new entrants, and we focus our patent coverage only on aspects of our technologies that we feel will be significant and that could provide barriers to entry for our competition worldwide.  Our success depends to a significant degree upon our ability to develop proprietary products and technologies and to obtain patent coverage for such products and technologies.  As a result, we intend to continue our practice of filing patent applications covering newly developed products and technologies.

We believe that our patent portfolio provides us with sufficient rights to develop and market our proposed commercial products; however, our patent applications may not result in issued patents, and any patents that have been issued or may issue in the future may not adequately protect our intellectual property rights. In addition, our patents may not be upheld. Any patents issued to us may be challenged by third parties as being invalid or unenforceable, or third parties may independently develop similar or competing technology that does not infringe upon our patents.

In addition to our patent portfolio, we also rely upon trade secrets, technical know-how and continuous innovation to develop our competitive position in the CGM, transdermal drug delivery and specialty pharmaceutical markets. We strive to protect our proprietary information by requiring our employees, consultants, contractors, and scientific and medical advisors to execute non-disclosure, non-use and assignment of invention agreements before beginning their employment or engagement with us. We also typically require confidentiality or material transfer agreements from third parties that receive our confidential information or materials.  Despite these measures to protect our intellectual property, we are unable to provide any assurance that employees and third parties will abide by the terms of these agreements. Accordingly, third parties might copy portions of our products or obtain and use our proprietary information without our consent.

Employees

As of December 31, 2013 we had 28 employees and as of March 26, 2014 we had 29 employees.  In addition to these individuals, we utilize outside contract engineering and contract manufacturing firms to support our operations. We have also engaged a clinical research organization and several consulting firms involved with investor relations, regulatory strategy and clinical trial planning.

Company Information

Our principal executive offices are located at 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103 and our main telephone number is (215) 717-4100.

We were incorporated in Delaware in September 2007 under the name Durham Pharmaceuticals Acquisition Co.  In June 2008, we completed a merger with our parent company, Echo Therapeutics, Inc., a Minnesota corporation formerly known as Sontra Medical Corporation, for the purpose of changing its state of incorporation from Minnesota to Delaware.  We were the surviving corporation in the merger, and all outstanding common stock of Echo Therapeutics, Inc., a Minnesota corporation, was exchanged for our Common Stock.

We file with or furnish to the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports. We make these documents available through our website, free of charge, as soon as reasonably practicable after we file such material with, or furnish it to, the SEC. Any document we file with or furnish to the SEC is available to read and copy at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Further information about the public reference facilities is available by calling the SEC at (800) SEC-0330. These documents also may be accessed on the SEC’s website, http://www.sec.gov. Our NASDAQ Capital Market trading symbol is “ECTE” and our corporate website is located at www.echotx.com. The contents of our website are not part of this report and our internet address is included in this document as an inactive textual reference only.

ITEM 1A.  RISK FACTORS.

Our business is subject to substantial risks and uncertainties. Any of the risks and uncertainties described below, either alone or taken together, could materially and adversely affect our business, financial condition, results of operations or prospects. These risks and uncertainties could also cause actual results to differ materially from those expressed or implied by forward-looking statements that we make from time to time (please read the "Cautionary Note Regarding Forward-Looking Statements" appearing at the beginning of this Annual Report on Form 10-K). The risks and uncertainties described below are not the only ones we face. Risks and uncertainties of general applicability and additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects and could cause actual results to differ materially from those expressed or implied by our forward-looking statements.

Risks Related to Our Financial Results, Financial Reporting and Need for Financing

We have a history of operating losses and we expect our operating losses to continue for the foreseeable future.

We have generated limited revenue and have had operating losses since inception, including a net loss of approximately $19,067,000 for the year ended December 31, 2013.  As of December 31, 2013 we had an accumulated deficit of approximately $112,969,000. We have no current sources of material ongoing revenue, other than potential future milestone payments and royalties under our current license and collaboration agreements. Our losses have resulted principally from costs incurred in connection with our research and development activities and from general and administrative costs associated with our operations. We also expect to have negative cash flows for the foreseeable future as we fund our operating losses and capital expenditures. This will result in decreases in our working capital, total assets and stockholders’ equity, which may not be offset by future funding.

If we are not able to commercialize our product candidates, we may never generate sufficient revenue to achieve profitability, and even if we achieve profitability, we may not be able to sustain or increase it on a quarterly or annual basis. We expect our operating losses to continue and increase for the foreseeable future as we continue to expend substantial resources to conduct research and development, seek to obtain regulatory approval for Symphony, identify and secure collaborative partnerships, and manage and execute our obligations in current and possible future strategic collaborations.

In addition, existing financing sources may be unavailable or unwilling to provide financing in a timely fashion, including without limitation, our ability to receive funding from Platinum-Montaur Life Sciences, LLC (“Montaur”) in connection with our $20 million non-revolving draw credit facility with Montaur (the “Credit Facility”). Continued operating losses would impair our ability to continue operations. We have operating and liquidity concerns due to our significant net losses and negative cash flows from operations. Our ability to continue as a going concern is dependent upon generating sufficient cash flow to conduct operations or obtaining additional financing. Continuation as a going concern is dependent upon achieving profitable operations and positive operating cash flows sufficient to pay all obligations as they come due. Our cash on hand at December 31, 2013 and projected financing proceeds from MTIA in fiscal 2014 are anticipated to be sufficient to finance our budgeted 2014 operations without obtaining additional funding from other sources.  If we do not receive all financing proceeds from MTIA we will likely not have sufficient funds to finance our 2014 operations without further reductions to our forecasted expenditures.  Historically, we have had difficulty in meeting our cash requirements. Our failure to become and remain profitable may depress the market price of our common stock and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. There can be no assurances that we will obtain additional funding, reduce the level of historical losses and achieve successful commercialization of any of our product candidates. Any financing activity is likely to result in significant dilution to current stockholders.

We continue to require substantial amounts of capital, without which we will be unable to develop or commercialize our product candidates.

Our development efforts to date have consumed and will continue to require substantial amounts of capital in connection with the research and development of our Gen 2 Symphony CGM System. As we conduct more advanced development of our Symphony CGM System, we will need significant funding to complete our product development program and to pursue commercialization. Our ability to conduct our research, development and planned commercialization activities associated with our Symphony CGM System is highly dependent on our ability to obtain sufficient financing. During the course of our recently completed clinical trial, we identified a number of product enhancements that we believe could potentially improve overall performance and usability.  Accordingly, we believe that we need to incorporate these product enhancements into the second generation of the Symphony CGM System prior to the anticipated limited European market launch and the initiation of the FDA pivotal trial. We believe that these system modifications, which are likely to include training and user manual alterations to minimize user variability, development of an improved algorithm, a more consistent skin abrasion, and potentially, an adjusted warm-up period and calibration schedule, could potentially improve Symphony’s overall performance and usability. During the trial, we also identified interference with an IV formulation of acetaminophen, but not with the more commonly used oral formulation. We believe we have identified a solution for the interference issue, and are currently in the process of implementing the change.

During the quarter ended September 30, 2013, we implemented a number of substantial cost reduction measures in ways that we believe does not diminish our ability to execute on our short-term objectives as part of a restructuring plan recommended by our Executive Chairman and Interim CEO and approved by our independent directors on September 30, 2013. This was achieved through cost-cutting initiatives aimed at reducing future operating costs, particularly marketing and manufacturing expenditures and corporate general and administrative costs. While improving operating efficiency and containing costs are on-going priorities, we have targeted cost reductions across all aspects of our operations in both external spend and head count. On September 30, 2013, we implemented a staff reduction of approximately 33% of our workforce.  As a result of these initiatives, our cash usage for the quarter ended December 31, 2013 decreased by approximately 39% from the average quarterly cash usage experienced during the first three quarters of 2013.  Our operating plan and capital requirements for 2014 will be significantly less than that of 2013, however, our capital requirements may vary from what we expect.

There are factors, a number of which are outside our control, that may accelerate our need for additional financing, including:

•	the costs, timing and risks of delay of obtaining regulatory approvals;
•	the expenses we incur in developing, selling and marketing Symphony;
•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	the revenue generated by future sales of Symphony and any other future products that we may develop;
•	the rate of progress and cost of our clinical trials and other development activities;
•	the success of our research and development efforts;
•	the emergence of competing or complementary technological developments;
•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	the acquisition of businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions;
•	the inability to access existing financing sources, if any; and
•	the costs associated with potential legal proceedings.

We expect to seek funding through public or private financings or from existing or new licensing and collaboration agreements; however, the market price of our common stock is highly volatile. Due to market conditions and the development status of Symphony, additional funding may not be available to us on acceptable terms, or at all.

In addition, existing financing sources may be unavailable or unwilling to provide financing in a timely fashion, including without limitation, our ability to receive funding from our $20 million non-revolving draw Credit Facility or remaining proceeds from MTIA on our December 2013 securities purchase agreement.

If we are unable to obtain additional financing or we are unable to access financing from existing or future financing sources in a timely fashion, we may not be able to meet our research, development and commercialization goals, which in turn could adversely affect our business.

We have significant intangible assets, and any impairment in the value of our intangibles could significantly impact our financial condition and results of operations.

Technology-related intangible assets, such as patents, drug master files and in-process research and development, represent a significant portion of our assets. As of December 31, 2013, these intangible assets comprised approximately 42% of our total assets. Intangible assets are subject to an impairment analysis whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Additionally, indefinite lived assets are subject to an impairment test at least annually. A significant portion of our intangible assets relates to our Durhalieve and AzoneTS pharmaceutical product candidates that we acquired in 2007. If we abandon or do not continue our efforts to develop these product candidates, the value of the related assets will become significantly impaired and we would be required to recognize the amount of the impairment as an expense on our statement of operations. Other events, such as our failure to maintain open Investigational New Drug applications with FDA, could also result in an impairment in the value of our intangible assets. As a result of the significance of our intangible assets, our results of operations in a future period would be negatively impacted should an impairment occur.

Changes in financial accounting standards or practices or taxation rules or practices may cause adverse unexpected revenue and/or expense fluctuations and affect our reported results of operations.

Changes in accounting standards or practices or in existing taxation rules or practices could have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and taxation rules and varying interpretations of accounting pronouncements and taxation practices have occurred and may occur in the future. The methods by which we intend to market and sell our product candidates, if commercialized, may have an impact on the manner in which we recognize revenue. In addition, changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business. Changes in taxation rules related to stock options and other forms of equity compensation could also have a significant negative effect on our reported results. Additionally, changes to accounting rules or standards, such as the potential requirement that U.S. registrants prepare financial statements in accordance with International Financial Reporting Standards, may adversely impact our reported financial results and business, and may further require us to incur greater accounting fees.

Valuation of share-based payments, which we are required to perform for purposes of recording compensation expense under authoritative guidance for share-based payments, involves significant assumptions that are subject to change and difficult to predict.

We record compensation expense in the consolidated statement of operations for share-based payments, such as employee stock options, using the fair value method. The requirements of the authoritative guidance for share-based payments have had and will continue to have a material effect on our future financial results reported under GAAP and make it difficult for us to accurately predict the impact on our future financial results.

For instance, estimating the fair value of share-based payments is highly dependent on assumptions regarding the future exercise behavior of our employees and changes in our stock price. Our share-based payments have characteristics significantly different from those of freely traded options, and changes to the subjective input assumptions of our share-based payment valuation models can materially change our estimates of the fair values of our share-based payments. In addition, the actual values realized upon the exercise, expiration, early termination or forfeiture of share-based payments might be significantly different than our estimates of the fair values of those awards as determined at the date of grant. Moreover, we rely on third parties that supply us with information or help us perform certain calculations that we employ to estimate the fair value of share-based payments. If any of these parties do not perform as expected or make errors, we may inaccurately calculate actual or estimated compensation expense for share-based payments.

The authoritative guidance for share-based payments could also adversely impact our ability to provide accurate guidance on our future financial results as assumptions that are used to estimate the fair value of share-based payments are based on estimates and judgments that may differ from period to period. We may also be unable to accurately predict the amount and timing of the recognition of tax benefits associated with share-based payments as they are highly dependent on the exercise behavior of our employees and the price of our stock relative to the exercise price of each outstanding stock option.

For those reasons, among others, the authoritative guidance for share-based payments may create variability and uncertainty in the share-based compensation expense we will record in future periods, which could adversely impact our financial results and, in turn, our stock price and increase our expected stock price volatility as compared to prior periods.

If we are unable to successfully maintain effective internal control over financial reporting, investors may lose confidence in our reported financial information, and our stock price and our business may be adversely impacted.

As a public company, we are required to maintain internal control over financial reporting, and our management is required to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year. Additionally, we are required to disclose in our Annual Reports on Form 10-K our management’s assessment of the effectiveness of our internal control over financial reporting. If we are not successful in maintaining effective internal control over financial reporting, there could be inaccuracies or omissions in the consolidated financial information we are required to file with the SEC. Additionally, even if there were no inaccuracies or omissions, we would be required to publicly disclose the conclusion of our management that our internal control over financial reporting or disclosure controls and procedures were not effective. Furthermore, our independent registered public accounting firm is required to report on whether or not they believe that we maintained, in all material respects, effective internal control over financial reporting. These events could cause investors to lose confidence in our reported financial information, adversely impact our stock price, result in increased costs to remediate any deficiencies, attract regulatory scrutiny or lawsuits that could be costly to resolve and distract management’s attention, limit our ability to access the capital markets or cause our stock to be delisted from the NASDAQ Capital Market or any other securities exchange on which it is then listed.

Risks Related to Our Operations, Business Strategy and Development of Our Product Candidates

Symphony is based on new technologies and may not be successfully developed or achieve market acceptance.

We have evaluated the Symphony CGM System in a clinical setting for the continuous monitoring of glucose. In the most recent study, our product was tested on thirty-two (32) post-surgical patients in the critical care setting at four investigational sites in the U.S.  Symphony met the primary safety and effectiveness endpoints of the trial which involved the continuous monitoring of glucose levels up to 24 hours in the 32 subjects.  In the trial, Symphony monitored glucose levels with a MARD of 12.5% in evaluable patients as compared to reference blood glucose values.  CG-EGA showed that 98.2% of the readings were clinically accurate (A) and 1.2% were benign (B) errors with a combined A+B categorization of 99.4%. There were no adverse events reported from the skin preparation or the Symphony CGM sensor session. The future development of the Gen 2 Symphony CGM System will require substantial expenditures, including additional product development, feasibility studies, preclinical studies and clinical testing. Projected costs of this development are difficult to estimate, and they may change and increase frequently.

Our success is also dependent on further developing new and existing products and obtaining favorable results from preclinical studies and clinical trials, as well as satisfying regulatory standards and approvals required for the market introduction of our product candidates. There can be no assurance that we will not encounter unforeseen problems in the development of Symphony, or that we will be able to successfully address problems that do arise. There can be no assurance that any of our potential products will be successfully developed, be proven safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, or be eligible for third-party reimbursement from governmental or private insurers. Even if we successfully develop new products, there can be no assurance that those products will be successfully marketed or achieve market acceptance, or that expected markets will develop for such products. The degree of market acceptance will depend in part on our ability to:

•	establish and demonstrate to the medical community the clinical efficacy and safety of our current product candidates and any other product candidates we may develop;
•	create products that are superior to alternatives currently on the market; and
•	establish in the medical community the potential advantage of our product candidates over alternative available products.

In addition, because our product candidates are based on new technologies, they may be subject to lengthy sales cycles and may take substantial time and effort to achieve market acceptance, especially at hospitals, which typically have a lengthy and rigorous approval process for adopting new technologies. If any of our development programs are not successfully completed, required regulatory approvals or clearances are not obtained, or potential products for which approvals or clearances are obtained are not commercially successful, our business, financial condition and results of operations would be materially adversely affected.

Our future success may be dependent in part upon successful development of Symphony for the hospital critical care market.

We have completed the initial prototypes of Symphony and have conducted several human feasibility clinical studies, as well as a clinical study at several leading U.S. hospitals, which is intended to support our CE Mark Technical File for marketing in Europe. Although we believe the clinical rationale exists for Symphony for the critical care market, there can be no assurance that such a market will be established, or that we will be able to successfully develop a product that will prove effective for this market or gain market acceptance should such a market develop. Our Symphony product development process may take several years and will require substantial capital outlays. If the critical care market does not develop as we expect, or if we are unable to successfully develop Symphony for such market on a timely basis and within cost constraints, then our business and financial results will be materially adversely affected.

Our success will depend on our ability to attract and retain our key personnel.

We are highly dependent on our senior management team and the senior members of our product development team. Our success will depend on our ability to attract and retain qualified personnel to continue development of Symphony and operate our business, including senior management, scientists, clinicians, engineers and other highly-skilled personnel.  Patrick T. Mooney, M.D.’s employment with the Company, as Chairman and Chief Executive Officer, terminated effective September 27, 2013. Robert F. Doman currently serves as Executive Chairman and Interim Chief Executive Officer pursuant to the terms of a consulting agreement, but he is free to terminate that agreement at any time.  Our Board of Directors has commenced a search for a permanent Chief Executive Officer.  William Grieco, the Chairman of the Company’s Nominating and Corporate Governance Committee, is leading this search.  Competition for senior management personnel, as well as scientists, clinicians and engineers, is intense, and we may not be able to attract or retain qualified personnel. The loss of the services of members of our senior management team, scientists, clinicians or engineers could prevent the implementation and completion of our objectives, including the completion of development and commercialization of Symphony. The loss of a member of our senior management team or our professional staff would require the remaining executive officers to divert immediate and substantial attention to seeking a replacement. Each of our officers may terminate their employment at any time without notice and without cause or good reason. Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees.

We expect to expand our research and development, manufacturing, sales and marketing, product development and administrative operations as needed to support our goals and strategic objectives. Accordingly, recruiting and retaining personnel in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly-skilled personnel, we may be unable to continue our development and commercialization activities.

We rely on third parties to develop, commercialize and manufacture Symphony.

We depend on collaborators, partners, licensees, contract research organizations, manufacturers and other third parties to support our efforts to develop and commercialize Symphony, to manufacture prototypes and clinical and commercial scale quantities of Symphony and we expect to rely on such third parties to market, sell and distribute any products we successfully develop.

We rely on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis; however, we may not be able to control the amount and timing of resources that clinical sites may devote to our clinical trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials, fail to ensure compliance by patients with clinical protocols or fail to comply with regulatory requirements, we will be unable to successfully complete these trials, which could prevent us from obtaining regulatory approvals for Symphony. Our agreements with clinical investigators and clinical sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated. If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated, or the clinical data may be rejected by the applicable regulatory authorities, and we may be unable to obtain regulatory approval for, or successfully commercialize, Symphony.

We cannot guarantee that we will be able to successfully negotiate agreements for, or maintain relationships with, collaborators, partners, licensees, clinical investigators, manufacturers and other third parties on favorable terms, if at all. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize Symphony, which will in turn adversely affect our business. We expect to expend substantial management time and effort to enter into relationships with third parties and, if we successfully enter into such relationships, to manage these relationships. In addition, substantial amounts of our expenditures may be paid to third parties in these relationships. We cannot control the amount or timing of resources our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion, if at all. In addition, our contract partners may abandon research projects and terminate applicable agreements prior to or upon the expiration of agreed-upon contract terms.

Disputes under key agreements or conflicts of interest with our scientific advisors, clinical investigators or other third-party collaborators could delay or prevent development or commercialization of our product candidates.

Any agreements we have or may enter into with third parties, such as collaborators, licensees, suppliers, manufacturers, clinical research organizations, clinical investigators or clinical trial sites, may give rise to disputes regarding the rights and obligations of the parties. Disagreements could develop over rights to ownership or use of intellectual property, the scope and direction of research and development, the approach for regulatory approvals or commercialization strategy. We intend to conduct research programs in a range of therapeutic areas, but our pursuit of these opportunities could result in conflicts with the other parties to these agreements that may be developing or selling products or conducting other activities in the same therapeutic areas. Any disputes or commercial conflicts could lead to the termination of our agreements, delay progress of our product development programs, compromise our ability to renew agreements or obtain future agreements, lead to the loss of intellectual property rights or result in costly litigation.

We collaborate with outside scientific advisors and collaborators at academic and other institutions that assist us in our research and development efforts. Our scientific advisors and collaborators are not our employees and may have other commitments that limit their availability to us. If a conflict of interest between their work for us and their work for another entity arises, we may lose their services and have difficulty in developing relationships with alternative scientific advisors and collaborators.

If future clinical studies or other articles are published, or critical care, diabetes or other medical associations announce positions that are unfavorable to Symphony, our efforts to obtain additional capital and our ability to obtain regulatory approval for Symphony may be negatively affected.

Future clinical studies or other articles regarding Symphony or any competing products may be published that either support a claim, or are perceived to support a claim, that a competitor’s product is clinically more effective or easier to use than Symphony, or that our product candidates are not as effective or easy to use as we claim. Additionally, critical care, diabetes or other medical associations that may be viewed as authoritative could endorse products or methods that compete with Symphony or otherwise announce positions that are unfavorable to Symphony. Any of these events may negatively affect our efforts to obtain additional capital and our ability to obtain regulatory approval for Symphony, which would result in a delay in our ability to obtain revenue from sales of Symphony.

We operate in the highly competitive medical device market and face competition from large, well-established companies with significantly more resources and, as a result, we may not be able to compete effectively.

The industry in which we operate is extremely competitive. Many companies, universities and research organizations developing competing product candidates have greater resources and significantly greater experience in financial, research and development, manufacturing, marketing, sales, distribution and regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we are able to for Symphony. They could develop products that would render Symphony obsolete and noncompetitive. Our competitors may develop more effective or more affordable products or achieve earlier patent protection or product commercialization than we do. If we are unable to compete effectively against these companies, we may not be able to commercialize Symphony effectively or achieve a competitive position in the market. This would adversely affect our ability to generate revenues.

The market for glucose monitoring devices is particularly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Edwards Lifesciences Corporation, Optiscan Biomedical Corp., Maquet Critical Care AB, Medtronic, Inc. and A. Menarini Diagnostics S.r.l. have obtained CE Mark approvals which permit them to market their continuous or near-continuous glucose monitoring systems in a hospital setting in the European Union; however, no company has received FDA approval for a device for continuous glucose monitoring in a hospital setting in the U.S.  Glysure is also developing a CGM system for use in a hospital setting. Several companies are developing or currently marketing continuous glucose monitoring products for people with diabetes in the outpatient setting that will compete directly with Symphony. To date, Abbott Laboratories, DexCom, Inc., and Medtronic, Inc. have received FDA and CE Mark approvals for their continuous glucose monitors for people with diabetes. To our knowledge, the product originally developed and marketed by Abbott is no longer actively marketed in the United States. Becton Dickinson and Company, Roche Diagnostics U.S. and Senseonics are among those companies also developing CGM systems for people with diabetes in the outpatient setting.

Many of the companies developing or marketing competing glucose monitoring devices enjoy several competitive advantages, including:

•	greater financial and human resources for product development, sales and marketing, and patent litigation;
•	significantly greater name recognition;
•	established relationships with healthcare professionals, customers and third-party payors;
•	established distribution networks;
•	additional lines of products and the ability to offer rebates or bundle products to offer higher discounts or incentives to gain a competitive advantage; and
•	greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products and marketing approved products.

As a result, we may not be able to compete effectively against these companies or their products, which may adversely affect our operating results.

We may have significant product liability exposure, which may harm our business and our reputation.

We may face exposure to product liability and other claims if Symphony is alleged to have caused harm. Although we expect to obtain product liability insurance when we begin marketing our product, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost, if at all. Our inability to obtain product liability insurance at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of any products or product candidates that we develop. If we are sued for any injury caused by our products, product candidates or processes, our liability could exceed our product liability insurance coverage and our total assets. Claims against us, regardless of their merit or potential outcome, would divert management resources and may also generate negative publicity or hurt our ability to obtain physician endorsement of our products or expand our business.

Potential long-term complications resulting from Symphony may not be revealed by our clinical experience to date.

If unanticipated long-term side effects were to result from the use of Symphony, we could be subject to liability and Symphony would not be widely adopted. We have limited clinical experience with repeated use of Symphony in the same patient. We cannot assure anyone that long-term use would not result in unanticipated complications. Furthermore, the interim results from our current preclinical studies and clinical trials may not be indicative of the clinical results obtained when we examine the patients at later dates. It is possible that repeated use of Symphony may result in unanticipated adverse effects.

Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technology, which could substantially impair our ability to compete.

Our success and ability to compete are dependent, in part, upon our ability to establish and maintain the proprietary nature of our technologies. We rely on a combination of patent, copyright and trademark law, trade secrets and nondisclosure agreements to protect our intellectual property; however, such methods may not be adequate to protect us or permit us to gain or maintain a competitive advantage. Our patent applications may not issue as patents in a form that will be advantageous to us, or at all. Our issued patents, and those that may issue in the future, may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing products that are similar to our product candidates.

We may in the future need to assert claims of infringement against third parties to protect our intellectual property. The outcome of litigation to enforce our intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable, could result in substantial costs and diversion of resources, and could have a material adverse effect on our financial condition and results of operations regardless of the final outcome of the litigation. In the event of an adverse judgment, a court could hold that some or all of our asserted intellectual property rights are not infringed, or are invalid or unenforceable, and could award attorney fees to the other party.

Despite our efforts to safeguard our unpatented and unregistered intellectual property rights, we may not be successful in doing so, or the steps taken by us in this regard may not be adequate to detect or deter misappropriation of our technology or to prevent an unauthorized third party from copying or otherwise obtaining and using our products, technology or other information that we regard as proprietary. Additionally, third parties may be able to design around our patents. Furthermore, the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technology, which could substantially impair our ability to compete.

We may be subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from commercializing our product candidates, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief.

As is generally the case in the medical device industry in which we operate, third parties may, in the future, assert infringement or misappropriation claims against us with respect to our current product candidates or any future products that we may develop. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain; therefore, we cannot be certain that we will not be found to have infringed the intellectual property rights of third parties or others. Our competitors may assert that they hold U.S. or foreign patents that cover our product candidates, technologies and/or the methods we employ in the use of Prelude and Symphony. This risk is exacerbated by the fact that there are numerous issued patents and pending patent applications relating to self-monitored glucose testing systems. Because patent applications may take years to issue, there may be applications now pending of which we are unaware that may later result in issued patents that our products infringe. There could also be existing patents of which we are unaware that one or more components of our system may inadvertently infringe. As the number of competitors in the market for continuous glucose monitoring and drug delivery systems grows, the possibility of inadvertent patent infringement by us, or a patent infringement claim against us, increases.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents were upheld as valid and enforceable and we were found to infringe, we could be prohibited from selling our product that is found to infringe unless we obtain the right to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such rights on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. Even if we are able to redesign our products to avoid an infringement claim, we may not receive regulatory authority approval for such changes in a timely manner or at all. A court could also order us to pay compensatory damages and prejudgment interest for the infringement and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, selling or offering to sell our products, or could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

Risks Related to Regulatory Approvals and Government Regulation

 If we are unable to obtain regulatory approval to market Symphony, our business will be adversely affected.

We cannot market any product candidate until we have completed all necessary preclinical studies and clinical trials and have obtained the necessary regulatory approvals from the FDA. Outside the United States, our ability to market any of our potential products is dependent upon receiving marketing approval from the appropriate regulatory authorities. These foreign regulatory approval processes include all of the risks associated with the FDA approval or CE Marking process. If we are unable to receive regulatory approval, we will be unable to commercialize our product candidates, and we may need to cease or curtail our operations.

The regulatory approval process is costly and lengthy and we may not be able to successfully obtain all required regulatory approvals.

The preclinical development, clinical trials, manufacturing, marketing and labeling of medical devices are all subject to extensive regulation by numerous governmental authorities and agencies in the United States and other countries. We or our collaborators must obtain regulatory approval for Symphony before marketing or selling it. It is not possible to predict how long the approval processes of the FDA or any other applicable federal or foreign regulatory authority or agency for any of our products will take or whether any such approvals ultimately will be granted. The FDA and foreign regulatory agencies have substantial discretion in the medical device approval process, and positive results in preclinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical testing of products can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Even if we obtain the necessary preclinical, clinical, and other data, regulatory approval applications are complex and extensive submissions that require significant time, resources, and expertise to put together.  If we encounter significant delays in the regulatory process that result in excessive costs, it may prevent us from continuing to develop Symphony. Any delay in obtaining, or failure to obtain, approvals would adversely affect the marketing of Symphony and our ability to generate product revenue. The risks associated with the approval process include:

•	failure of Symphony to meet a regulatory entity’s requirements for safety, efficacy and quality;
•	limitations on the indicated uses for which Symphony may be marketed;
•	imposition of post-market clinical studies or other post-market requirements;
•	pre-approval inspections of our clinical trial data may uncover problems with the conduct of the clinical trials or the resulting data;
•	preapproval inspections of our contract manufacturing facilities may require us to undertake corrective actions;
•	unforeseen safety issues or side effects;
•	governmental or regulatory delays and changes in regulatory requirements and guidelines; and
•	post-marketing surveillance and studies.

If we are unable to successfully complete the preclinical studies or clinical trials necessary to support an application for regulatory approval, we will be unable to commercialize Symphony, which could impair our financial position.

Before submitting an application for regulatory approval for our products, we or our collaborators must successfully complete preclinical studies and clinical trials that we believe will demonstrate that our product is safe and effective for its intended use. Product development, including preclinical studies and clinical trials, is a long, expensive and uncertain process and is subject to delays and failure at any stage. Furthermore, the data obtained from the studies and trials may be inadequate to support approval of an application for regulatory approval. With respect to our medical device programs, we must obtain an Investigational Device Exemption (“IDE”) prior to commencing additional clinical trials for Symphony. FDA approval of an IDE application permitting us to conduct testing does not mean that the FDA will consider the data gathered in the trial to be sufficient to support regulatory approval, even if the trial’s intended safety and efficacy endpoints are achieved.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials of our products that vary from country to country.

The commencement or completion of any of our clinical trials may be delayed or halted, or be inadequate to support regulatory approval for numerous reasons, including the following:

•	the FDA or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;
•	patients do not enroll in clinical trials at the rate we expect;
•	patients do not comply with trial protocols;
•	patient follow-up is not at the rate we expect;
•	patients experience adverse side effects;
•	patients die during a clinical trial, even though their death may not be related to treatment using our product candidates;
•	institutional review boards (“IRBs”) and third-party clinical investigators may delay or reject our trial protocols;
•
third-party clinical investigators decline to participate in a trial or do not perform a trial on our anticipated schedule or consistent with the investigator agreements, clinical trial protocol, good clinical practices or other FDA, foreign regulatory authority or IRB requirements;

•	third-party organizations do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the clinical trial protocol or investigational or statistical plans;
•	regulatory inspections of our clinical trials or contract manufacturing facilities may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials;
•	changes in governmental regulations or administrative actions;
•	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or efficacy; and
•	the FDA or foreign regulatory authority concludes that our trial design, conduct or results are inadequate to demonstrate safety and efficacy.

The results of preclinical studies do not necessarily predict future clinical trial results, and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, the FDA or foreign regulatory authority may disagree with our interpretation of the data from our preclinical studies and clinical trials. If the FDA or foreign regulatory authority concludes that the clinical trial design, conduct or results are inadequate to prove safety and efficacy, it may require us to pursue additional preclinical studies or clinical trials, which could further delay the approval of our products. If we are unable to demonstrate the safety and efficacy of our product candidates in our clinical trials, we will be unable to obtain regulatory approval to market our products. The data we collect from our current clinical trials, our preclinical studies and other clinical trials may not be sufficient to support FDA or foreign regulatory authority approval.

If we, our contract manufacturers, or our component suppliers fail to comply with the FDA’s quality system regulations, the manufacturing and distribution of our products could be interrupted, and our operating results could suffer.

We, our contract manufacturers and our component suppliers are required to comply with the FDA’s and foreign regulatory authority’s quality system regulations, as applicable, which is a complex regulatory framework that covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. For our products that require FDA premarket approval prior to marketing, a successful preapproval inspection of the manufacturing facility will be required. For marketed products, the regulatory authorities enforce their quality system regulations through periodic unannounced inspections. We cannot assure anyone that our facilities or our contract manufacturers’ or component suppliers’ facilities would pass any future quality system inspection. If our or any of our contract manufacturers’ or component suppliers’ facilities fails a quality system inspection, the approval of our product candidates could be delayed and/or the manufacturing or distribution of marketed products could be interrupted and our operations disrupted. Failure to take adequate and timely corrective action in response to an adverse quality system inspection could force a suspension or shutdown of our packaging and labeling operations or the manufacturing operations of our contract manufacturers, or a recall of our products. If any of these events occur, we may not be able to provide our customers with the products they require on a timely basis, our reputation could be harmed and we could lose customers, any or all of which may have a material adverse effect on our business, financial condition and results of operations.

Our products could be subject to recall, cessation of marketing, or other corrective action even if we receive regulatory clearance or approval, which would harm our reputation, business and financial results.

The FDA and similar governmental bodies in other countries have the authority to require a product recall, cessation of marketing, or other corrective action if we or our contract manufacturers fail to comply with relevant regulations pertaining to manufacturing practices, labeling, advertising or promotional activities, or if new information is obtained concerning the safety or efficacy of these products. A government-mandated recall, cessation of marketing, or other corrective action could occur if the regulatory authority finds that there is a reasonable probability that the device would cause serious, adverse health consequences or death. A voluntary recall, cessation of marketing, or other corrective action by us could occur as a result of manufacturing defects, labeling deficiencies, packaging defects or other failures to comply with applicable regulations. Any recall, cessation of marketing, or other corrective action would divert management attention and financial resources, harm our reputation with customers and adversely affect our business, financial condition and results of operations.

We conduct business in a heavily regulated industry, and if we fail to comply with applicable laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

 The healthcare and related industries are subject to extensive federal, state, local and foreign laws and regulations, including those relating to:

•	billing for services;
•	financial relationships with physicians and other referral sources;
•	inducements and courtesies given to physicians and other health care providers and patients;
•	labeling products;
•	quality of medical equipment and services;
•	confidentiality, maintenance and security issues associated with medical records and individually identifiable health information;
•	medical device reporting;
•	false claims; and
•	professional licensure.

These laws and regulations are extremely complex and, in some cases, still evolving. In many instances, the industry does not have the benefit of significant regulatory or judicial interpretation of these laws and regulations. If our operations are found to be in violation of any of the laws and regulations that govern our activities, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines or curtailment of our operations. The risk of being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s time and attention from the operation of our business.

In addition, healthcare laws and regulations may change significantly in the future. Any new healthcare laws or regulations may adversely affect our business. A review of our business by courts or regulatory authorities may result in a determination that could adversely affect our operations. Also, the healthcare regulatory environment may change in a way that restricts or adversely impacts our operations.

We are not aware of any governmental healthcare investigations involving our executives or us; however, any future healthcare investigations of our executives, our managers or us could result in significant liabilities or penalties to us, as well as adverse publicity.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

There are a number of federal and state laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as supplemented by the Health Information Technology for Economic and Clinical Health Act. These privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. If we are found to be in violation of the privacy rules under HIPAA, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

We may be subject to fines, penalties and injunctions if we are determined to be promoting the use of Symphony for unapproved off-label uses.

If the FDA or a foreign regulatory authority determines that our promotional materials or training constitutes promotion of Symphony for an unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider promotional or training materials to constitute promotion of Symphony for an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Risks Related to Our Common Stock

Our principal stockholders own a significant percentage of our stock and will be able to exercise significant influence over our affairs.

Our executive officers, directors and principal stockholders holding at least 5% of our outstanding shares of common stock and, assuming the exercise and conversion of all currently outstanding exercisable and convertible securities, own approximately 30% of our outstanding capital stock on an as-converted basis. Accordingly, these stockholders may continue to have significant influence over our affairs. Additionally, this significant concentration of share ownership may adversely affect the trading price of our common stock, because an investor could perceive disadvantages in owning stock of a company with a concentration of ownership. This concentration of ownership could also have the effect of delaying or preventing a change in our control.

Furthermore, as long as the purchasers in our January 2007 strategic private placement own at least 20% of the shares they purchased in that transaction, that group of purchasers has the right to designate one director for election to our Board of Directors (our “Board”). None of our current directors has been so designated, as the purchasers are not currently exercising their designation rights and have not contacted us to demonstrate that they still hold at least 20% of the shares they purchased in the January 2007 financing.

Substantial sales of shares, or the perception that such sales may occur, could adversely affect the market price of our common stock and our ability to issue equity securities in the future.

If stockholders sell substantial amounts of our common stock, or the market perceives that any such sales may occur, the market price of our common stock could decline.

Our stock price is volatile and may fluctuate in the future, and stockholders could lose all or a substantial part of their investment.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which we cannot control. For example, between January 1, 2013 and December 31, 2013, our common stock has closed between a low price of $2.11 and a high price of $13.40 (as adjusted to give effect to the 1-for-10 reverse stock split effected on June 7, 2013). Among the factors that could cause material fluctuations in the market price for our common stock are:

•	changes in the regulatory status of Symphony;
•	the success or failure of the development and clinical testing of Symphony;
•	our ability to successfully raise capital to fund our continued operations;
•	our ability to enter into and maintain successful collaborative arrangements with strategic partners for research and development, clinical testing, and sales and marketing;
•	additions or departures of key personnel;
•	our financial condition, performance and prospects;
•	the depth and liquidity of the market for our common stock;
•	sales of large blocks of our common stock by officers, directors or significant stockholders;
•	investor perception of us and the industry in which we operate;
•	changes in securities analysts’ estimates of our financial performance or product development timelines;
•	general financial and other market conditions and trading volumes of similar companies; and
•	domestic and international economic conditions.

The broad market fluctuations may adversely affect the market price of our common stock. In addition, fluctuations in our stock price may make our stock attractive to momentum traders, hedge funds or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction.

Our stockholder derivative action and other potential securities litigation could divert management’s attention and harm our business, and our insurance coverage may not be sufficient to cover all costs and damages.

In August 2013, a stockholder derivative action was filed against us, our directors and certain of our officers and was subsequently dismissed without prejudice in March 2014.  In February 2014, Patrick T. Mooney, M.D., our former President and Chief Executive Officer, and his wife, Elizabeth Mooney, filed a complaint against us and certain of our directors and officers.  See “Item 3. Legal Proceedings.”  In addition, historically, companies have often faced securities litigation following periods of volatility in the market price of their securities. We may become involved in additional litigation. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, or for a change in the composition of our Board or management to occur, even if doing so would benefit our stockholders. These provisions include:

•	dividing our Board into three classes, only one of which is elected at each annual meeting of stockholders;
•	limiting the removal of directors by the stockholders; and
•	limiting the ability of stockholders to call a special meeting of stockholders.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our Board. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders.

We have never paid dividends and we do not anticipate paying any dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not intend to declare any dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. In addition, the Credit Facility prohibits the payment of cash dividends without the consent of Montaur, our lender under the Credit Facility. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

Compliance with regulations relating to public company corporate governance matters and reporting is time-consuming and expensive.

The laws and regulations affecting public companies, including the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules adopted or proposed by the SEC, have resulted, and may in the future result, in increased costs to us as we evaluate the implications of any new rules and regulations and respond to new requirements under such rules and regulations. We are required to comply with many of these rules and regulations, and will be required to comply with additional rules and regulations in the future. As a pre-commercialization stage company with limited capital and personnel, we will need to divert management’s time and attention away from our business in order to ensure compliance with these regulatory requirements.

Our outstanding options and warrants and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of December 31, 2013, there were outstanding stock options to purchase approximately 1,455,432 shares of our common stock at a weighted-average exercise price of $4.90 per share and outstanding warrants to purchase approximately 1,209,211 shares of common stock at a weighted-average exercise price of $17.92 per share. Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options and warrants can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options and warrants. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants will also dilute the ownership interests of our existing stockholders.

We have registered with the SEC the resale of shares of our common stock held by certain stockholders or underlying securities exercisable or convertible into shares of our common stock held by certain holders of such securities. The availability of these shares for public resale, as well as any actual resale of these shares, could adversely affect the trading price of our common stock.

ITEM 1B.  UNRESOLVED STAFF COMMENTS.

Not applicable.

ITEM 2.  PROPERTIES.

We conduct our operations primarily in leased facilities in Philadelphia, Pennsylvania and Franklin, Massachusetts and have executed leases through May 31, 2017 and October 31, 2017, respectively, for each of these operating facilities.  Our property and equipment includes laboratory equipment, office furniture, computer equipment and leasehold improvements.

ITEM 3.  LEGAL PROCEEDINGS.

In August 2013, a stockholder derivative action was filed in the Court of Common Pleas of Philadelphia County (the “Court”) against us, our directors and certain of our officers.  The complaint, as amended on September 18, 2013, seeks an unspecified amount of damages and principally alleges breaches of fiduciary duty related to the conduct of our directors and officers in a series of capital raising transactions in 2011 to 2013.  Based on a review and analysis of the complaints, we believe that this lawsuit is without merit and we intend to continue to defend it vigorously.  In March 2014, this complaint was dismissed without prejudice by the Court.

In February 2014, Patrick T. Mooney, M.D., our former President and Chief Executive Officer, and his wife, Elizabeth Mooney, filed a complaint against us and certain of our directors and officers in the Court of Common Pleas in Philadelphia County.  The complaint, which alleges (i) that Dr. Mooney’s termination was in breach of his employment agreement and that he is entitled to certain severance benefits, (ii) that certain legally required disclosures by the Company and its general counsel defamed Dr. Mooney, and (iii) that Dr. Mooney’s wife is entitled to damages under a theory of loss of consortium, seeks in excess of $20 million in damages.  We have filed a response to the complaint seeking dismissal of four of the six counts, denying the allegations in the two counts we have not sought to dismiss, and filing counterclaims against Dr. Mooney.  We believe we have strong defenses to the claims asserted and we intend to defend them vigorously.

ITEM 4.  MINE SAFETY DISCLOSURES.

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Our Common Stock is currently traded through the NASDAQ Capital Market (NASDAQ) and is quoted under the trading symbol “ECTE”.

The following table sets forth the range of high and low closing sale prices per share for our Common Stock for the periods indicated as reported by NASDAQ in 2012 and 2013, as adjusted for a 1-for-10 reverse stock split effected on June 7, 2013.

Year Ended December 31, 2012:	High	Low
First Quarter	$22.90	$17.70
Second Quarter	$20.70	$15.70
Third Quarter	$17.80	$14.00
Fourth Quarter	$16.00	$9.30

Year Ended December 31, 2013:	High	Low
First Quarter	$13.40	$6.70
Second Quarter	$7.80	$2.39
Third Quarter	$3.26	$2.22
Fourth Quarter	$4.65	$2.11

There were 156 common stockholders of record as of March 26, 2014.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. In addition, the Montaur Credit Facility prohibits the payment of cash dividends without the consent of Montaur. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

ITEM 6.	SELECTED FINANCIAL DATA.

Not applicable.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion of our consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto, and the financial and other information, included elsewhere in this Form 10-K. The matters discussed herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” and elsewhere in this report and the risks discussed in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. Except as required by law, we undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Overview

General

We are a medical device company with expertise in advanced skin permeation technology. We are developing our Symphony® CGM System (“Symphony”) as a non-invasive, wireless continuous glucose monitoring (“CGM”) system for use in hospital critical care units. The Symphony® SkinPrep System (“SkinPrep”), a component of our Symphony CGM System, allows for enhanced skin permeation that will enable extraction of analytes such as glucose.

Regular monitoring of blood glucose levels is rapidly becoming a preferred procedure by hospital critical care personnel to achieve tight glycemic control and ensure improved patient outcomes. Clinical studies have demonstrated that intensive insulin therapy and frequent glucose monitoring to maintain tight glycemic control (“TGC”) significantly reduces patient mortality, complications and infection rates, as well as hospital stays, services and overall hospital costs. Most intensive care units (“ICUs”) in the United States have protocols in place for tight glycemic control regardless of whether the patients have diabetes. We believe that a non-invasive, needle-free CGM system, such as Symphony, will save valuable nursing time and expense by avoiding the need for frequent blood glucose sampling, in addition to providing more clinically relevant, real-time glucose level and trending information that is needed to develop better control algorithms for insulin administration. We have evaluated Symphony in a clinical setting at several leading U.S. hospitals for the continuous monitoring of glucose.
Research and Development

We believe that ongoing research and development efforts are essential to our success. A major portion of our operating expenses to date is related to our research and development activities. R&D expenses generally consist of internal salaries and related costs, and third-party vendor expenses for product design and development, product engineering and contract manufacturing. In addition, R&D costs include regulatory consulting, feasibility product testing (internal and external) and conducting nonclinical and clinical studies. R&D expenses were approximately $11,299,000, $8,671,000 and $3,796,000 for the years ended December 31, 2013, 2012 and 2011, respectively. We intend to maintain our strong commitment to R&D as an essential component of our product development efforts. Licensed or acquired technology developed by third parties may be an additional source of potential products; however, our ability to raise sufficient financing may impact our level of R&D spending.

Critical Accounting Policies and Estimates

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of December 31, 2013, we had cash of approximately $8,055,000, working capital of approximately $5,731,000, and an accumulated deficit of approximately $112,969,000.  Through December 31, 2013, we have not been able to generate sufficient revenues from our operations to cover our costs and operating expenses.  Although we have been able to raise capital through a series of Common Stock and preferred stock offerings in order to fund our operations, it is not known whether we will be able to continue this practice, or be able to obtain other types of financing to meet our future cash operating expenses.  Additional financing is necessary to fund operations in 2014 and beyond.  We are currently pursuing various financing options, and such financing is expected to be completed during 2014; however, no assurances can be given as to the success of these plans.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Subsequent to December 31, 2013, we have received net cash proceeds from a Common Stock financing with MTIA of $1,904,793 as part of their total $5,000,000 investment.  Management believes that the cash received from this Common Stock financing coupled with the cash on hand at December 31, 2013 will be sufficient to fund the cash requirements under the 2014 budget and fund operations through December 31, 2014.  If all cash proceeds from MTIA are not received, management believes certain expenditures can be deferred until additional financing is obtained.

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

On an ongoing basis, we evaluate our estimates and judgments for all assets and liabilities, including those related to stock-based compensation expense, intangible assets, other long-lived assets, and the fair value of stock purchase warrants classified as derivative liabilities. We base our estimates and judgments on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable under the circumstances. This forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 2 to the Consolidated Financial Statements in Part II, Item 8 of this Report on Form 10-K.  We believe the critical accounting policies discussed below are those most important for an understanding of our financial condition and results of operations and require our most difficult, subjective or complex judgments.

We believe that full consideration has been given to all relevant circumstances that we may be subject to, and the consolidated financial statements accurately reflect our best estimate of the results of operations, financial position and cash flows for the periods presented.

Intangible Assets and Other Long-Lived Assets — We record intangible assets at acquisition date fair value. In connection with our acquisition of Durham Pharmaceuticals Ltd., a North Carolina corporation doing business as Echo Therapeutics, Inc., in September 2007, intangible assets related to contractual arrangements were amortized over the estimated useful life of 3 years which ended in 2010.  Intangible assets related to technology are expected to be amortized on a straight-line basis over the period ending in mid-2019 when the underlying patents expire and will commence upon revenue generation.

Accounting for Impairment and Disposal of Long-Lived Assets — We review intangible assets subject to amortization annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that would indicate impairment and trigger an impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator. If the carrying value of an asset exceeds its undiscounted cash flows, we write-down the carrying value of the intangible asset to its fair value in the period identified.

For purposes of this analysis, we estimate our cash flows using a projection period not exceeding ten years, market size based on estimated market share, estimated costs to complete product development, operating expenses and a blended tax rate. Generally, cash flow forecasts for purposes of impairment analysis are prepared on a consistent basis and methodology as those used to initially estimate the intangible asset’s fair value.

If the carrying value of assets is determined not to be recoverable, we record an impairment loss equal to the excess of the carrying value over the fair value of the assets. Our estimate of fair value is based on the best information available to us, in the absence of quoted market prices.

We generally calculate fair value as the present value of estimated future cash flows that we expect to generate from the asset using the income approach. Significant estimates included in the discounted cash flow analysis as consistent with those described above are used except that we introduce a risk-adjusted discount rate. The risk-adjusted discount rate is estimated using a weighted-average cost of capital analysis. If the estimate of an intangible asset’s remaining useful life is changed, we amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life. For other long-lived assets, we evaluate quarterly whether events or circumstances have occurred that indicate that the carrying value of these assets may be impaired.

Share-based Payments — We record share-based payments at fair value. The grant date fair value of awards to employees and directors, net of expected forfeitures, is recognized as expense in the statement of operations over the requisite service period. The fair value of options is calculated using the Black-Scholes option pricing model. This option valuation model requires input of assumptions including, among others, the volatility of our stock price, the expected life of the option and the risk-free interest rate. We estimate the volatility of our stock price using historical prices. We estimate the expected life of our option using the average of the vesting period and the contractual term of the option. The estimated forfeiture rate is based on historical forfeiture information as well as subsequent events occurring prior to the issuance of the financial statements. Because our stock options have characteristics significantly different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the existing model may not necessarily provide a reliable single measure of fair value of our stock options.

Derivative Instruments — We generally do not use derivative instruments to hedge exposures to cash-flow or market risks; however, certain warrants to purchase Common Stock that do not meet the requirements for classification as equity are classified as liabilities. In such instances, net-cash settlement is assumed for financial reporting purposes, even when the terms of the underlying contracts do not provide for a net-cash settlement. Such financial instruments are initially recorded at fair value with subsequent changes in fair value charged (credited) to operations in each reporting period. If these instruments subsequently meet the requirements for classification as equity, we reclassify the fair value to equity.

Revenue Recognition — To date, we have generated revenue primarily from licensing agreements, including upfront, nonrefundable license fees, and from amounts reimbursed by licensees for third-party engineering services for product development. We recognize revenue when the following criteria have been met:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred and risk of loss has passed;
•	the price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

In the past, we have received upfront, nonrefundable payments for the licensing of our intellectual property upon the signing of a license agreement. We believe that these payments generally are not separable from the payments we receive for providing research and development services because the license does not have stand-alone value from the research and development services we provide under these agreements. Accordingly, we account for these elements as one unit of accounting and recognize upfront, nonrefundable payments as revenue on a straight-line basis over its contractual or estimated performance period. Revenue from the reimbursement of research and development efforts is recognized as the services are performed based on proportional performance adjusted from time to time for any delays or acceleration in the development of the product. We estimate the performance period based on the contractual requirements of its collaboration agreements. At each reporting period, we evaluate whether events warrant a change in the estimated performance period.

Other Revenue includes amounts earned and billed under the license and collaboration agreements for reimbursement for research and development costs for contract engineering services. For the services rendered, principally third-party contract engineering services, the revenue recognized approximates the costs associated with the services.

Recently Issued Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists to clarify the balance sheet presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. It was issued to resolve the diversity in practice that had developed in the absence of any on-point U.S. GAAP guidance. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The Company is currently assessing its adoption plans.

Results of Operations

Comparison of the Years ended December 31, 2013 and 2012

Licensing Revenue — We signed two licensing agreements during fiscal year 2009 (the "2009 Licensing Agreement"), each with a minimum term of ten years, that required non-refundable license payments by the licensees. The non-refundable license payments received in cash totaled $1,250,000 across both transactions. We are recognizing the non-refundable payments as revenue on a straight-line basis over our contractual or estimated performance period. Periodically, we have adjusted our amortization period for revenue recognition for each of our license arrangements to reflect a revision in the estimated timing of regulatory approval.  Accordingly, we determined that approximately $28,000 and $5,000 of licensing revenue was recognizable in years ended December 31, 2013 and 2012, respectively.  Approximately $76,000 is recognizable over the next 12 months and is shown as current deferred revenue.  Approximately $76,000 is recognizable as revenue beyond the 12 month period and is classified as non-current.

Research and Development Expenses — Research and development expenses increased by approximately $2,628,000, or 30%, to approximately $11,299,000 for the year ended December 31, 2013 from approximately $8,671,000 for the year ended December 31, 2012. R&D expenses increased primarily as a result of increased engineering and design expenses incurred with outside contractors and personnel relating to Symphony development.

R&D expenses for Symphony CGM and Symphony SkinPrep devices amounted to approximately 57% and 58% of total operating expenses during the years ended December 31, 2013 and 2012, respectively.  For the year ended December 31, 2013, expenses consisted of primarily development, clinical and manufacturing of approximately $9,226,000, $1,324,000 and $503,000, respectively.  For the year ended December 31, 2012, expenses consisted of primarily development, clinical and manufacturing of approximately $8,029,000, $575,000 and $28,000, respectively.

Selling, General and Administrative Expenses — Selling, general and administrative expenses increased by approximately $1,991,000, or 31%, to approximately $8,365,000 for the year ended December 31, 2013 from approximately $6,374,000 for the year ended December 31, 2012. We have experienced increases in personnel costs, legal costs, investor relations, travel and other expenses related to the expansion of the corporate office and staff in Philadelphia.

Selling, general and administrative expenses represented 43% and 42% of total operating expenses during the years ended December 31, 2013 and 2012, respectively. We are not engaged in selling activities and, accordingly, general and administrative expenses relate principally to salaries and benefits for our executive, financial and administrative staff, public company costs, investor relations, legal, accounting, public relations, capital-raising costs and facilities costs.  We have also begun prelaunch marketing and manufacturing activities and added related personnel, which accounts for much of the increase period over period to date.

Interest Income — Interest income was approximately $3,000 and $5,000 for the years ended December 31, 2013 and 2012, respectively.

Interest Expense — Interest expense was approximately $3,900,000 and $505,000 for the years ended December 31, 2013 and 2012, respectively.  The 2013 interest consists of $968,000 in amortization through December 31, 2013 on deferred financing costs from the $4,840,000 fair value of the Montaur credit facility commitment warrant issued pursuant to the loan agreement.  An additional $2,879,000 is the accretion through December 31, 2013 of the $3,000,000 debt discount recorded for the three warrants issued for each of the draws under the Montaur credit facility.  The remaining $53,000 of interest expense relates to the accrued and paid interest on the $3,000,000 note outstanding until March 2013 at a rate of 10% per annum, compounded monthly.

The 2012 interest consists of $323,000 in amortization through December 31, 2012 on deferred financing costs from the $4,840,000 fair value of the Montaur credit facility commitment warrant issued pursuant to the loan agreement.  An additional $121,000 is the accretion through December 31, 2012 of the $3,000,000 debt discount recorded for the three warrants issued for each of the draws under the Montaur credit facility.  The remaining $61,000 of interest expense relates to the accrued interest on the $3,000,000 note outstanding at a rate of 10% per annum, compounded monthly.

Gain (Loss) on Revaluation of Derivative Warrant Liability — Changes in the fair value of the derivative financial instruments are recognized in the Consolidated Statement of Operations as a derivative gain or loss. The primary underlying risk exposure pertaining to the warrants is the change in fair value of the underlying Common Stock. The gain on revaluation of the derivative warrant liability for the year ended December 31, 2013 was approximately $4,466,000. The gain on revaluation of the derivative warrant liability for the year ended December 31, 2012 was approximately $3,684,000.

Net Loss — As a result of the factors described above, we had a net loss of approximately $19,067,000 for the year ended December 31, 2013 compared to approximately $12,332,000 for the year ended December 31, 2012.

Cost Reduction Initiatives — During the quarter ended September 30, 2013, we implemented a number of substantial cost reduction measures in ways that we believe will not diminish our ability to execute on our short-term objectives as part of a restructuring plan approved by our independent directors on September 30, 2013. This is being achieved through cost-cutting initiatives aimed at reducing future operating costs, particularly marketing and manufacturing expenditures and corporate general and administrative costs. While improving operating efficiency and containing costs are on-going priorities, we targeted cost reductions across all aspects of our operations in both external spend and head count. On September 30, 2013, we implemented a staff reduction of approximately 33% of our workforce. As a result of these initiatives, our cash usage for the quarter ended December 31, 2013 decreased by approximately 39% from the average quarterly cash usage experienced during the first three quarters of 2013.

Comparison of the Years ended December 31, 2012 and 2011

Licensing Revenue — During 2012 and 2011, we adjusted our amortization period for revenue recognition for each of the 2009 Licensing Agreements to reflect a revision in the estimated timing of regulatory approval (or clearance).  Accordingly, we determined that approximately $5,000 and $302,000 of licensing revenue was recognizable in years ended December 31, 2012 and 2011, respectively.  Approximately $90,000 was estimated to be recognizable over the next 12 months and was shown as current deferred revenue.  Approximately $90,000 was estimated to be recognizable as revenue beyond the 12 month period and was classified as non-current at year ended December 31, 2012.

Other Revenue — We retain contract engineering and development services in connection with our product development for one of our licensees and such costs are reimbursed by that licensee and recorded as other revenue.  We did not have any such other revenue during the year ended December 31, 2012.  We recognized approximately $145,000 related to these contract engineering services during the year ended December 31, 2011. The costs from the contract engineering services are included in research and development expenses on the Statements of Operations. There was no markup on the contract engineering services recorded as other revenue.

Research and Development Expenses — Research and development expenses increased by approximately $4,875,000, or 128%, to approximately $8,671,000 for the year ended December 31, 2012 from approximately $3,796,000 for the year ended December 31, 2011. R&D expenses increased primarily as a result of increased engineering and design expenses incurred with outside contractors and personnel relating to Symphony.

R&D expenses for Symphony amounted to approximately 58% and 44% of total operating expenses during the years ended December 31, 2012 and 2011, respectively.  For the year ended December 31, 2012, expenses consisted of primarily development, clinical and manufacturing of approximately $8,029,000, $575,000 and $28,000, respectively.  For the year ended December 31, 2011, expenses consisted of primarily development, clinical and manufacturing of approximately $3,298,000, $367,000 and $26,000, respectively.

Selling, General and Administrative Expenses — Selling, general and administrative expenses increased by approximately $1,468,000, or 30%, to approximately $6,374,000 for the year ended December 31, 2012 from approximately $4,906,000 for the year ended December 31, 2011. We have experienced increases in personnel costs, legal costs, investor relations, travel and other expenses related to the expansion of the corporate office and staff in Philadelphia.

Selling, general and administrative expenses represented 42% and 56% of total operating expenses during the years ended December 31, 2012 and 2011, respectively. We are not engaged in selling activities and, accordingly, general and administrative expenses relate principally to salaries and benefits for our executive, financial and administrative staff, public company costs, investor relations, legal, accounting, public relations, capital-raising costs and facilities costs.

Interest Income — Interest income was approximately $5,000 for each of the years ended December 31, 2012 and 2011.

Interest Expense — Interest expense was approximately $505,000 and $14,000 for the years ended December 31, 2012 and 2011, respectively.  The increase in interest expense in 2012 is due to activities related to our credit facility with Montaur.  The $505,000 in interest consists of $323,000 in amortization through December 31, 2012 on deferred financing costs from the $4,840,000 fair value of the Montaur credit facility commitment warrant issued pursuant to the loan agreement.  An additional $121,000 is the accretion through December 31, 2012 of the $3,000,000 debt discount recorded for the three warrants issued for each of the draws under the Montaur credit facility.  The remaining $61,000 relates to the accrued interest on the $3,000,000 note outstanding at a rate of 10% per annum, compounded monthly.  The interest expense for the year ended December 31, 2011 consists mainly of $12,000 in non-cash interest expense relating to short-term promissory notes then outstanding.

Debt Financing Costs — We have incurred debt financing costs as a result of our credit facility with Montaur.  On September 14, 2012, the Company submitted a draw request to Montaur in the amount of $3,000,000 in the form required by the loan agreement (the “September Request”).  The Company received this $3,000,000 in fundings by mid-November 2012. In accordance with the loan agreement and as a result of funding received from Montaur, the Company issued to Montaur three warrants concurrent with each of the three funding dates.  The fair value of warrants issued was determined to be approximately $3,455,000 at issuance.  Of this amount, $3,000,000 was treated as a debt discount and is being accreted to interest expense over the term of the note issued pursuant to the loan agreement.  The excess of the fair value of the warrants over the amount drawn under the note payable of approximately $455,000 was expensed at issuance and recorded as debt financing costs in the Consolidated Statement of Operations for the year ended December 31, 2012.  No such costs were recorded in 2011.

Gain (Loss) on Revaluation of Derivative Warrant Liability — Changes in the fair value of derivative financial instruments are recognized in the Consolidated Statement of Operations as a derivative gain or loss. The primary underlying risk exposure pertaining to the warrants is the change in fair value of the underlying Common Stock. The gain on revaluation of the derivative warrant liability for the year ended December 31, 2012 was approximately $3,684,000. The loss on revaluation of the derivative warrant liability for the year ended December 31, 2011 was approximately $1,763,000.

Net Loss — As a result of the factors described above, we had a net loss of approximately $12,332,000 for the year ended December 31, 2012 compared to approximately $10,030,000 for the year ended December 31, 2011.

Liquidity and Capital Resources

We have financed our operations since inception primarily through sales of our Common Stock and preferred stock, the issuance of convertible promissory notes, draws from our non-revolving Montaur credit facility, unsecured and secured promissory notes, non-refundable payments received under license agreements and cash received in connection with exercises of Common Stock options and warrants. As of December 31, 2013, we had approximately $8,055,000 of cash and cash equivalents, with no other short term investments.  As of March 26, 2014, we have received $1,904,793 of MTIA’s $5,000,000 in proceeds in accordance with our securities purchase agreement.

Net cash used in operating activities was approximately $19,410,000 for the year ended December 31, 2013. The use of cash in operating activities was primarily attributable to the net loss of approximately $19,067,000 offset by non-cash expenses of approximately $392,000 for depreciation and amortization, $1,244,000 for share-based compensation expense, $96,000 for the fair value of common stock, warrants and options issued for services, and amortization of the discounts on our Montaur note payable of $2,879,000 and deferred financing costs of $968,000.  Offsetting the net loss further is a non-cash gain of approximately $4,466,000 as a result of the change in fair value of the Common Stock underlying certain derivative warrants.  Increases in prepaid expenses and other current assets offset by decreases in deposits and other assets resulted in a net increase in cash available for operations of approximately $25,000, while decreases in accounts payable, deferred revenue, and accrued expenses and other liabilities decreased cash available for operations by approximately $1,481,000.

Net cash used in investing activities was approximately $144,000 for the year ended December 31, 2013.  Cash of approximately $105,000 was provided by decreasing restricted cash in escrow under letters of credit for the benefit of a vendor and a landlord during the year ended December 31, 2013.  Also, cash of approximately $249,000 was used to purchase furniture, equipment and leasehold improvements during the year ended December 31, 2013.

Net cash provided by financing activities was approximately $23,862,000 for the year ended December 31, 2013. We received approximately $26,865,000 in net proceeds from the sale of Common Stock, convertible preferred stock and warrant offset by the repayment of the entire $3,000,000 principal balance of our note payable issued to Montaur in connection with our credit facility. Principal payments on capitalized lease obligations used approximately $3,000 during the year ended December 31, 2013.

Recent Financing History

November 2010 Common Stock and Warrant Financing — In November 2010, we initiated a private placement of up to 120 Units or partial Units at a price per Unit of $25,000.  Each Unit consisted of (i) 25,000 shares of Common Stock, $0.01 par value, (ii) Series 1 Warrants to purchase 12,500 shares of Common Stock with an exercise price of $1.50 per share (“Series 1 Warrants”), and (iii) Series 2 Warrants to purchase 12,500 shares of Common Stock with an exercise price of $2.50 per share (“Series 2 Warrants”).

Through December 31, 2010, we had entered into subscription agreements with certain strategic institutional and accredited investors in connection with this financing for a total of 68.8 Units.  We received gross proceeds from these subscriptions in the amount of $1,720,000.   Included in this amount, we received proceeds of $100,000 in the form of extinguishment of a promissory note issued by us on September 28, 2010.  Additionally, we received a commitment for an additional 11.4 units for which the proceeds of $285,000 were not received as of December 31, 2010.  This was recorded as Stock Subscriptions receivable in the December 31, 2010 Consolidated Balance Sheet.  The corresponding proceeds of $285,000 were received in January and February 2011.

As of December 31, 2010, we issued an aggregate of 1,720,000 shares of Common Stock and issued 1,002,500
Series 1 Warrants and 1,002,500 Series 2 Warrants.  These warrants are immediately exercisable and expired two years after issuance.

During the year ended December 31, 2011, we entered into additional subscription agreements with investors for a total of 35.66 Units.  We received proceeds from these subscriptions in the amount of $891,500, which included proceeds of $25,000 in the form of extinguishment of a 2010 short-term note.  Pursuant to these subscriptions, including the subscription receivable, we issued an aggregate of 445,750 Series 1 Warrants and 445,750 Series 2 Warrants to the investors and placement agents.

8% Senior Promissory Note — On January 5, 2011, we issued an 8% Senior Promissory Note to Montaur in the amount of $1,000,000.  The outstanding principal balance of this note, together with all accrued and unpaid interest, was due and payable in full on February 1, 2011 and was later extended to February 8, 2011 by agreement of the parties.

Series D Convertible Preferred Stock Purchase — On February 8, 2011, we entered into the Series D financing with investors in connection with the issuance of Series D Preferred Stock at a price per share of $1.00. For every $100,000 face value of Series D Preferred Stock purchased, each investor was issued (i) 50,000 Series D-1 warrants, and (ii) 50,000 Series D-2 Warrants.

On February 8, 2011, there was a closing in connection with the Series D financing and we received proceeds of $3,506,000 for the purchase of 3,506,000 shares of Series D Preferred Stock. We received payment of a portion of the proceeds in the form of the extinguishment of the 8% Senior Promissory Note, including principal and interest accrued through February 1, 2011, in the amount of $1,006,000.  We issued an aggregate of 1,753,000 Series D-1 Warrants and 1,753,000 Series D-2 Warrants to the Series D Investors pursuant to the Series D financing. At that date, we recorded a deemed dividend on the beneficial conversion equal to the incremental fair value resulting from the reduction in the conversion price, or approximately $1,975,000.  The deemed dividend is included in the Consolidated Statement of Operations in arriving at Net Loss Applicable to Common Stock.

In accordance with (i) the Certificate of Designation, Rights and Preferences of the Series B Perpetual Preferred Stock (“Series B Stock”) and (ii) a letter agreement dated January 19, 2010 between us and the sole holder of Series B Stock (the “Series B Holder”), we were obligated to use 25% of the gross proceeds from the Series D financing to redeem Series B Stock. On February 4, 2011, we entered into a letter agreement with the Series B Holder pursuant to which the Series B Holder waived the redemption of shares of the Series B Stock triggered by the Series D financing.

2011 Warrant Repricings— During the year ended December 31, 2011, the Company contacted certain holders of its warrants to encourage them to exercise their warrants voluntarily by reducing the exercise prices, provided they elected to simultaneously exercise for cash proceeds. Warrants to purchase an aggregate of 4,548,928 shares of Common Stock were exercised under this arrangement during the year ended December 31, 2011 and cash proceeds of $5,207,239 from these transactions were received.  As a result of the reductions in exercise price, the Company recorded $4,559,761 in deemed dividends for the year ended December 31, 2011 in the Consolidated Statement of Operations.

On October 27, 2011, we entered into an agreement with Platinum Long Term Growth VII, LLC (“PLTG”) and Montaur pursuant to which PLTG and Montaur exercised certain warrants to purchase Common Stock and, in lieu of delivering the cash exercise price for such warrant exercises, Montaur, on behalf of itself and PLTG, surrendered an aggregate of 170.1672 shares of the Series B Stock held by it, with a redemption value of $1,701,672, as full payment for the exercise of the warrants (the “Exchange”).

In connection with the Exchange, we agreed that the exercise price for Montaur’s Series 2 warrants issued in February 2011 to be exercised as part of the Exchange (and only such February 2011 Series 2 warrants) would be reduced from $2.50 per share to $1.50 per share for purposes of the Exchange. As part of the Exchange, PLTG and Montaur requested, and we agreed, that we would, in lieu of issuing 1,830,895 shares of Common Stock, issue an aggregate of 1,830.895 shares of Series C Preferred Stock (“Series C Stock”) to Montaur. After the Exchange, Montaur held no shares of Series B Stock and 6,749.001 shares of Series C Stock.

On November 14, 2011, we entered into an agreement (the “Exercise Agreement”) with Platinum Partners Liquid Opportunity Master Fund L.P. and Montaur (collectively, “Platinum”) pursuant to which Platinum confirmed its intent to exercise warrants with a total aggregate exercise price of $2 million during the period beginning on November 15, 2011 and ending on December 31, 2011. Platinum held Series 1 Warrants and Series 2 Warrants. In consideration for Platinum’s voluntary exercise of such warrants, we agreed to amend that number of Platinum’s Series 2 Warrants as was equal to the number of Series 1 Warrants (each, an “Amended Warrant”) Platinum exercised such that the exercise price of each Amended Warrant was $1.50 per share.  The Amended Warrants had to be exercised simultaneously with the related Series 1 Warrants.

The Exercise Agreement provided that, at Platinum’s election, for so long as the issuance of Common Stock is not prohibited by the 4.99% beneficial ownership restriction described in Section 2(e) of the Series 1 Warrants and the Series 2 Warrants, Platinum may receive, on exercise, either Common Stock or Series C Stock convertible into that number of shares of Common Stock that Platinum would otherwise be entitled to receive upon such warrant exercises.  In the event that the exercise of such warrants would result in Platinum and its affiliates beneficially owning (as calculated pursuant to Rule 13d-3 under the Securities Exchange Act) in excess of 4.99% of our outstanding Common Stock, in lieu of the issuance of shares of Common Stock in excess of such restriction, we shall issue to Platinum a number of shares of its Series C Stock convertible into the aggregate number of shares of Common Stock issuable by us pursuant to the exercise described herein in excess of the 4.99% beneficial ownership restriction.

December 2011 Common Stock and Warrant Financing— On December 5, 2011, we entered into purchase agreements with certain strategic investors relating to the issuance and sale of an aggregate of 2,398,949 shares of Common Stock and warrants to purchase an aggregate of 959,582 shares of Common Stock.  The Common Stock and warrants to purchase Common Stock were sold in units, with each unit consisting of (i) one share of Common Stock and (ii) a warrant to purchase 0.4 of a share of Common Stock, at a public offering price of $2.25 per unit.  The warrants became exercisable six months after the date of issuance at an exercise price of $3.00 per share, and will expire three years from the date of issuance.  We raised $5.4 million in this offering, before issuance costs.

December 2011 Platinum Warrant Repricing — On December 28, 2011, we entered into an agreement (the “Platinum Agreement”) with Platinum pursuant to which Platinum confirmed its intent to exercise all of its outstanding warrants prior to December 31, 2011 (the “Election Period”). Platinum owned an aggregate of 3,225,190 warrants to purchase Common Stock, 1,312,595 of which had an exercise price of $1.50 per share, 600,000 of which had an exercise price of $2.00 per share and 1,312,595 of which had an exercise price of $2.50 per share (collectively, the “Platinum Warrants”).  In consideration for Platinum’s voluntary exercise of the Platinum Warrants, and simultaneously with such voluntary exercise, we agreed to amend the exercise price of the Platinum Warrants to $1.00 per share.  We received proceeds of approximately $3.2 million pursuant to the Platinum Agreement. This Platinum Agreement replaced the earlier Exercise Agreement.

The Platinum Agreement provides that, at Platinum’s election, for so long as the issuance of Common Stock is not prohibited by the 4.99% and/or 9.99% (as applicable) beneficial ownership restriction described in the Platinum Warrants, Platinum may receive, on exercise, either Common Stock or Series C Stock convertible into that number of shares of Common Stock that Platinum would otherwise be entitled to receive upon such warrant exercises.  In the event that the exercise of such warrants would result in Platinum and its affiliates beneficially owning (as calculated pursuant to Rule 13d-3 under the Securities Exchange Act) in excess of 4.99% and/or 9.99% (as applicable) of our outstanding Common Stock, in lieu of the issuance of shares of Common Stock in excess of such restriction, we shall issue to Platinum a number of shares of its Series C Stock convertible into the aggregate number of shares of our Common Stock issuable pursuant to the exercise described herein in excess of the 4.99% beneficial ownership restriction.  For purposes of determining the amount of such excess, we will rely on Platinum’s good faith representations as to its current beneficial ownership.

On December 29, 2011, we entered into agreements (collectively, the “Repricing Agreements”) with certain holders (each, a “Warrant Holder”) of warrants to purchase our Common Stock at exercise prices per share of $1.60 (the “$1.60 Warrants”) and $2.25 (the “$2.25 Warrants”).  Pursuant to the Repricing Agreements, on December 30, 2011, each Warrant Holder exercised all of its outstanding $1.60 Warrants and $2.25 Warrants for cash. In consideration for the Warrant Holder’s voluntary exercise of the $1.60 Warrants and the $2.25 Warrants for cash, and simultaneously with such voluntary exercise, we amended the exercise price of the $1.60 Warrants to $0.50 per share and we amended the exercise price of the $2.25 Warrants to $0.70 per share.  We received proceeds of approximately $400,000 pursuant to the Repricing Agreements.

December 2012 Common Stock Financing — On December 20, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. with respect to the issuance and sale of an underwritten public offering by us of 3,200,000 shares of our Common Stock, at a price to the public of $0.95 per share.  The net proceeds to us, after deducting the underwriting discount and other offering expenses payable by us, from the sale of 3,680,000 shares (including 480,000 shares sold pursuant to an over-allotment option) in the offering were approximately $3,036,000.

January 2013 Common Stock Financing — On January 31, 2013 and February 1, 2013, we entered into underwriting agreements with Aegis Capital Corp. as a representative of both underwriters, with respect to the issuance and sale in an underwritten public offering by us of an aggregate 13,633,333 shares of our Common Stock, at a price to the public of $0.75 per share.  The net proceeds to us, after deducting the underwriting discount and other offering expenses payable by us, from the sale of 15,678,333 shares (including 2,045,000 shares sold pursuant to an over-allotment option) in the offering were approximately $10,666,000.

June 2013 Common Stock and Warrant Financing — On June 13, 2013, we entered into an underwriting agreement with Aegis Capital Corp., as a representative of several underwriters, with respect to the issuance and sale in an underwritten public offering by us of an aggregate of 4,628,750 shares of our Common Stock (including 603,750 shares sold pursuant to the over-allotment option), at a price to the public of $2.70 per share.  The net proceeds to us, after deducting the underwriting discount and other offering expenses payable by us, from the sale of the shares in the offering were approximately $11,338,000.

December 2013 Common Stock, Preferred Stock and Warrant Financing — In December 2013, in connection with a licensing transaction, we entered into (i) a Securities Purchase Agreement with Platinum Partners Value Arbitrage Fund L.P. and Platinum Partners Liquid Opportunity Master Fund L.P. (collectively “Platinum Partners”) (the “Platinum Securities Purchase Agreement”) and (ii) a Securities Purchase Agreement with Medical Technologies Innovation Asia, LTD. (“MTIA”) and Beijing Sino Tau Shang Pin Tech and Development Corp. (“MTIA Affiliate”, and together with MTIA, the “China Purchasers”) (the “MTIA Securities Purchase Agreement”, and together with the Platinum Securities Purchase Agreement, the “Securities Purchase Agreements”).

Pursuant to the Platinum Securities Purchase Agreement, Platinum Partners purchased an aggregate of 1,818,182 of our capital stock.  Of that total, Platinum Partners purchased 69,569 shares of Common Stock at $2.75 per share, being a premium to the NASDAQ closing price of $2.71 per share on December 9, 2013.  In addition, the Platinum Partners purchased a total of 1,748,613 shares of Series E Preferred Stock (“Preferred Stock”) at a purchase price of $2.75 per share, which, under certain conditions, are exchangeable into shares of our Common Stock on a one-for-one basis.  The conversion of Preferred Stock into shares of Common Stock, however, is subject to a restriction, which prohibits the conversion of shares of Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Platinum Partners and their affiliates at such time, the number of shares of Common Stock which would result in Platinum Partners and their affiliates beneficially owning in excess of 19.99% of all of our Common Stock outstanding at such time.  Under the terms of the Platinum Securities Purchase Agreement, the Platinum Partners also received 181,818 warrants, having a five-year term and an exercise price of $2.75 per warrant.  The warrants are exercisable six months and one day following the issuance date thereof.  Under the terms of the Platinum Securities Purchase Agreement, Echo has, at the request of the Platinum Partners, agreed to prepare a proxy statement and seek shareholder approval of the issuance of the Common Stock underlying the Preferred Stock and the warrants.  We received the proceeds of $5,000,000 from the sale of the securities to the Platinum Partners on December 10, 2013.

Under the MTIA Securities Purchase Agreement, the China Purchasers purchased a total of 1,818,182 shares of our Common Stock also at $2.75 per share.  The China Purchasers also received 181,818 warrants, having a five-year term and an exercise price of $2.75.  Of the total warrants received, 61,818 warrants were allocated to MTIA and 120,000 warrants were allocated to MTIA Affiliate.  The warrants issued to the China Purchasers are also exercisable six months and one day following the issue date.

We have not yet received the full proceeds of the sale of the securities from the China Purchasers due to administrative issues that the China Purchasers encountered in transferring funds to us and the parties have extended the due date of receipt of all such proceeds past December 12, 2013.  As of December 31, 2013, we had not issued the shares or otherwise recorded the MTIA purchase due to the contingent nature of the transaction.  If we do not receive the proceeds by the extended due date, then we have the right to terminate the MTIA Securities Purchase Agreement and the related license, development and commercialization agreement, unless such date is extended again by mutual written consent.  As of March 26, 2014, we have received $1,904,793 of MTIA’s $5,000,000 in proceeds in accordance with our securities purchase agreement.

Further, pursuant to the Platinum Securities Purchase Agreement and subject to certain conditions, we agreed to nominate and use our reasonable best efforts to cause to be elected and cause to remain as a director on our board of directors until our 2014 annual meeting of stockholders, one individual designated by the Platinum Partners. Additionally, subject to certain conditions, we agreed to nominate, and solicit for election by the stockholders, the Platinum Partners Designee at our 2014 annual meeting of stockholders.

Platinum nominated Michael M. Goldberg, M.D. as the Platinum Designee for membership on our board of directors pursuant to the Platinum Securities Purchase Agreement. On February 28, 2014, our board of directors appointed Dr. Goldberg to fill a vacancy on our board of directors.

Under the terms of the MTIA Securities Purchase Agreement, as amended, upon our receipt of all of the proceeds from the China Purchasers we will allow one individual designated by the China Purchasers to attend meetings of the Board as an observer until the date of the 2015 annual meeting of stockholders.

So long as the Platinum Partners hold at least ten percent (10%) of the outstanding Common Stock, they have a right, subject to certain conditions, to purchase debt or equity securities of any kind that we may determine to issue in the future.  The China Purchasers have the same right.  This subscription right terminates upon a consolidation, merger, restructuring, reorganization, recapitalization or other form of acquisition of or by us that results in a change of control.

The Platinum Partners and the China Purchasers are also entitled to certain piggy-back registration rights.

Future Financing Plans

We continue to aggressively pursue additional financing from existing relationships (current and prior shareholders, investors and lenders), identify and secure capital from new investors through placement agents and investment banking relationships to support operations, including our product and clinical development programs.

We endeavor to manage our costs aggressively and increase our operating efficiencies while advancing our medical device product development and clinical programs. During the quarter ended September 30, 2013, we implemented a number of substantial cost reduction measures in ways that we believe will not diminish our ability to execute on our short-term objectives as part of a restructuring plan recommended by our Executive Chairman and Interim CEO and approved by our independent directors on September 30, 2013. See “Cost Reduction Initiatives” section above.  In addition, during 2013, we managed our medical device product development, clinical and operating costs while pursuing necessary funding. In order to advance our product and clinical development programs, establish contract manufacturing, pursue CE Marking and FDA approval for Symphony and support our operating activities, our monthly operating costs associated with salaries and benefits, regulatory and public company, consulting, contract engineering and manufacturing, legal and other working capital costs may increase. In the past, we have relied primarily on raising capital or issuing debt in order to meet our operating budget needs and to achieve our business objectives, and we plan to continue that practice in the future. Although we have been successful in the past with raising sufficient capital to conduct our operations, we will continue to vigorously pursue additional financing as necessary to meet our business objectives; however, there can be no guarantee that additional capital will be available in sufficient amounts on terms favorable to us, if at all.

Our ability to fund our future operating requirements will depend on many factors, including the following:

•	our ability to obtain funding from third parties, including any future collaborative partners, on reasonable terms;
•	our progress on research and development programs;
•	the time and costs required to gain regulatory approvals;
•	the costs of manufacturing, marketing and distributing our products, if successfully developed and approved;
•	the costs of filing, prosecuting and enforcing patents, patent applications, patent claims and trademarks;
•	the status of competing products; and
•	the market acceptance and third-party reimbursement of our products, if successfully developed and approved.

We have generated limited revenue and have had operating losses since inception, including a net loss of approximately $19,067,000 for the year ended December 31, 2013.  As of December 31, 2013, we had an accumulated deficit of approximately $112,969,000.  We have no current sources of material ongoing revenue, other than the recognition of revenue from upfront license fees and potential future milestone payments and royalties under our current license and collaboration agreements.  Our losses have resulted principally from costs incurred in connection with our research and development activities and from general and administrative costs associated with our operations.  We also expect to have negative cash flows for the foreseeable future as we fund our operating losses and capital expenditures.  This will result in decreases in our working capital, total assets and stockholders’ equity, which may not be offset by future funding.

Continued operating losses would impair our ability to continue operations.  We have operating and liquidity concerns due to our significant net losses and negative cash flows from operations.  Our ability to continue as a going concern is dependent upon generating sufficient cash flow to conduct operations or obtaining additional financing.  Historically, we have had difficulty in meeting our cash requirements for operations.  There can be no assurances that we will obtain the necessary funding, reduce the level of historical losses and achieve successful commercialization of any of our drug product candidates.  If we cannot obtain additional funding, we may be required to revise our operating plans, and there can be no assurance that we will be able to change our operating plan successfully.

Subsequent to December 31, 2013, we have received net cash proceeds from a Common Stock financing with MTIA of $1,904,793 as part of their total $5,000,000 investment.  Management believes that the cash received from this Common Stock financing coupled with the cash on hand at December 31, 2013 will be sufficient to fund the cash requirements under the 2014 budget and fund operations through December 31, 2014.  If all cash proceeds from MTIA are not received, management believes certain expenditures can be deferred until additional financing is obtained.

2013 Management Changes — On August 26, 2013, we announced that Robert F. Doman will serve as our Executive Chairman and Interim Chief Executive Officer pursuant to a consulting agreement and that our then current Chief Executive Officer, President and Chairman of the Board, Dr. Patrick Mooney, would be taking an immediate leave of absence. On September 28, 2013, Dr. Mooney’s employment as Chief Executive Officer and President was terminated effective as of September 27, 2013.  Accordingly, the Employment Agreement by and between us and Dr. Mooney dated September 14, 2007 (the “Employment Agreement”) was terminated as of September 27, 2013.  Neither Dr. Mooney’s termination nor the termination of the Employment Agreement resulted in any severance payments or severance benefits.

Contractual Obligations

Our future contractual obligations and commercial commitments as of December 31, 2013 are as follows:

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Facility lease – Franklin, MA	$1,715,000	$434,000	$899,000	$382,000	$—
Facility lease – Philadelphia, PA	657,000	188,000	387,000	82,000	—
Other operating leases	7,000	7,000	—	—	—
Capital leases	1,000	1,000	—	—	—
Total	$2,380,000	$630,000	$1,286,000	$464,000	$—

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including unrecorded derivative instruments that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources. We have a large number of warrants and stock options outstanding but we do not expect to receive sufficient proceeds from the exercise of these instruments unless and until the trading price of our Common Stock is significantly greater than the applicable exercise prices of the options and warrants for a sustained period of time.

Effect of Inflation and Changes in Prices

Management does not believe that inflation and changes in prices will have a material effect on our operations.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk is the risk of change in fair value of a financial instrument due to changes in interest rates, equity prices, creditworthiness, financing, exchange rates or other factors.  Our primary market risk exposure relates to changes in interest rates on our cash and cash equivalents.  We place our investments in primarily money market funds, which we believe are subject to limited interest rate and credit risk.  We currently do not hedge interest rate exposure.  At December 31, 2013, we held approximately $8,055,000 in cash and cash equivalents and, due to the short-term maturities of our investments, we do not believe that a 10% change in average interest rates would have a significant impact on our interest income.

We have operated primarily in the U.S., although we do, on occasion, conduct some business activities with vendors outside the U.S.  While most of our expenses are paid in U.S. dollars, we make payments from time to time in the vendor’s local foreign currency.  If the average exchange rates used on those payments undergo a change of 10%, we do not believe that it would have a significant impact on our results of operations or cash flows.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The information required by this item is contained on Pages E-50 through E-76 of this Annual Report and is incorporated herein by reference.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A.  CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

We have carried out an evaluation, under the supervision and the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of December 31, 2013. Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of that period, our disclosure controls and procedures are effective in providing reasonable assurance that (a) the information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (b) such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Changes in Internal Control over Financial Reporting

We evaluate the effectiveness of our internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires us to evaluate annually the effectiveness of our internal controls over financial reporting as of the end of each fiscal year, and to include a management report assessing the effectiveness of our internal control over financial reporting in all annual reports. We have not made any changes in our internal control over financial reporting during our fourth fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the company. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by a company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;
•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2013. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in their 1992 Internal Control — Integrated Framework.

Following our assessment, management has concluded that, as of December 31, 2013, our internal control over financial reporting is effective based on those criteria.

Our independent registered public accounting firm that audited our consolidated financial statements included in this Annual Report on Form 10-K, Wolf & Company, P.C., has issued an attestation report on the effectiveness of our internal control over financial reporting, which is included in this Annual Report on Form 10-K below.

Independent Public Accounting Firm’s Report on Internal Control over Financial Reporting

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Echo Therapeutics, Inc.

We have audited Echo Therapeutics, Inc.'s (the “Company”) internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 Framework). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Echo Therapeutics, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 Framework).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Echo Therapeutics, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2013, and our report dated March 28, 2014, expressed an unqualified opinion on those consolidated financial statements.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 28, 2014

ITEM 9B. OTHER INFORMATION.

None.

PART III

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Incorporated by reference to the portions of our Definitive Proxy Statement entitled “Election of Directors,” “Directors and Executive Officers,” “The Board of Directors and its Committees,” “Audit Committee Financial Expert,” and “Section 16(a) Beneficial Ownership Reporting Compliance.”

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of our Code of Business Conduct and Ethics is posted on our website located at www.echotx.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to or waivers of the Code of Business Conduct and Ethics by posting the required information on our website.

ITEM 11.  EXECUTIVE COMPENSATION.

Incorporated by reference to the portions of our Definitive Proxy Statement entitled “Executive Compensation,” “Outstanding Equity Awards at Fiscal Year-End,” “Compensation Committee Interlocks and Insider Participation,” “Compensation Committee Report,” and “Director Compensation.”

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Incorporated by reference to the portions of our Definitive Proxy Statement entitled “Securities Ownership of Certain Beneficial Owners and Management” and “Executive Compensation.”

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Incorporated by reference to the portions of our Definitive Proxy Statement entitled “Certain Relationships and Related Transactions,” “Independence of Members of Board of Directors,” and “The Board of Directors and its Committees.”

ITEM 14.  PRINCIPAL ACCOUNTING FEES AND SERVICES.

Incorporated by reference to the portions of our Definitive Proxy Statement entitled “Independent Registered Public Accounting Firm” and “Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm.”

PART IV

ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

(1)	Consolidated Financial Statements

The financial statements required to be filed by Item 8 of this Annual Report on Form 10-K and filed in this Item 15 are as follows:

(2)	Financial Statement Schedules

Schedules are omitted because they are not applicable, or are not required, or because the information is included in the consolidated financial statements and notes thereto.

(3)	Exhibits

The Exhibits listed in the Exhibit Index starting on page A-1 are filed with or incorporated by reference in this report.

SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ECHO THERAPEUTICS, INC.

By:  /s/ Robert F. Doman
Robert F. Doman
Executive Chairman and Interim Chief Executive Officer
Principal Executive Officer
Date: March 28, 2014

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Doman and Christopher P. Schnittker, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor, may lawfully do or cause to be done.

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 28, 2014.

By:	/s/ Robert F. Doman
Robert F. Doman
Executive Chairman and Interim Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Christopher P. Schnittker
Christopher P. Schnittker, CPA
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Vincent D. Enright
Vincent D. Enright
Director

By:	______________________
Michael M. Goldberg, M.D. Director

By:	/s/ William F. Grieco
William F. Grieco
Director

By:	/s/ James F. Smith
James F. Smith
Director

ECHO THERAPEUTICS, INC.

ECHO THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$8,055,385	$3,747,210
Cash restricted pursuant to letters of credit	302,488	407,463
Current portion of deferred financing costs	968,004	968,004
Prepaid expenses and other current assets	49,221	75,626
Total current assets	9,375,098	5,198,303

Property and Equipment, at cost:
Computer equipment	323,488	367,854
Office and laboratory equipment (including assets under capitalized leases)	728,152	732,296
Furniture and fixtures	755,444	728,269
Manufacturing equipment	111,980	156,435
Leasehold improvements	825,589	818,939
	2,744,653	2,803,793
Less-Accumulated depreciation and amortization	(1,248,846)	(1,165,398)
Net property and equipment (including assets under capitalized leases)	1,495,807	1,638,395

Other Assets:
Restricted cash	10,490	9,740
Intangible assets, net of accumulated amortization	9,625,000	9,625,000
Deferred financing costs	2,581,324	3,549,328
Other assets	1,576	826
Total other assets	12,218,390	13,184,894
Total assets	$23,089,295	$20,021,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,036,320	$2,319,219
Deferred revenue from licensing agreements	76,428	90,228
Current portion of capital lease obligation	1,361	2,527
Derivative warrant liability	1,119,155	5,585,141
Accrued expenses and other liabilities	1,411,107	1,581,448
Total current liabilities	3,644,371	9,578,563
Capital lease obligation, net of current portion	-	1,361
Note payable, net of discount	-	120,834
Deferred revenue from licensing arrangements, net of current portion	76,428	90,228
Total liabilities	3,720,799	9,790,986

Commitments
Stockholders’ Equity:
Convertible Preferred Stock:
Series C, $0.01 par value, authorized 10,000 shares, issued and outstanding 1,000 and 9,974.185 shares at December 31, 2013 and 2012, respectively	10	100
Series D, $0.01 par value, authorized 3,600,000 shares, issued and outstanding 1,000,000 and 3,006,000 shares at December 31, 2013 and 2012, respectively (preference in liquidation of $1,000,000 and $3,006,000)	10,000	30,060
Series E, $0.01 par value, authorized 1,748,613 shares, issued and outstanding 1,748,613 shares at December 31, 2013	17,486	-
Common stock, $0.01 par value, authorized 150,000,000 shares, issued and outstanding 11,776,578 and 4,437,346 shares at December 31, 2013 and 2012, respectively	117,764	44,374
Additional paid-in capital	132,192,648	104,058,087
Accumulated deficit	(112,969,412)	(93,902,015)
Total stockholders’ equity	19,368,496	10,230,606
Total liabilities and stockholders’ equity	$23,089,295	$20,021,592

See notes to the consolidated financial statements.
(Reflects 1-for-10 reverse stock split effective June 7, 2013)

ECHO THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2013	2012	2011
Licensing revenue	$27,600	$5,119	$302,059
Other revenue	-	-	145,152
Total revenues	27,600	5,119	447,211
Operating Expenses:
Research and development	11,298,931	8,670,710	3,796,127
Selling, general and administrative	8,365,137	6,374,429	4,905,757
Total operating expenses	19,664,068	15,045,139	8,701,884
Loss from operations	(19,636,468)	(15,040,020)	(8,254,673)
Other Income (Expense):
Interest income	3,052	5,466	4,808
Interest expense	(3,899,967)	(504,858)	(13,926)
Debt financing costs	-	(455,000)	-
Loss on extinguishment of debt/payables	-	-	(1,514)
Loss on disposals of assets	-	(21,272)	(1,348)
Gain (loss) on revaluation of derivative warrant liability	4,465,986	3,683,676	(1,762,938)
Other income (expense), net	569,071	2,708,012	(1,774,918)
Net loss	(19,067,397)	(12,332,008)	(10,029,591)
Deemed dividend on beneficial conversion feature of convertible preferred stock	(371,140)	-	(1,975,211)
Deemed dividend on repricing of warrants	-	-	(4,559,761)
Accretion of dividends on Series B Convertible Perpetual Redeemable Preferred Stock	-	-	(157,733)
Net loss applicable to common shareholders	$(19,438,537)	$(12,332,008)	$(16,722,296)
Net loss per common share, basic and diluted	$(2.33)	$(3.12)	$(4.89)
Basic and diluted weighted average common shares outstanding	8,359,837	3,955,046	3,417,490

See notes to the consolidated financial statements.
(Reflects 1-for-10 reverse stock split effective June 7, 2013)

ECHO THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011
	Preferred Stock		Common Stock
	Number of Shares	Carrying Value	Number of Shares	Carrying Value	Additional Paid-in Capital	Common Stock Subscribed	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2010	5,072	$51	3,112,625	$31,126	$79,926,523	$285,000	$(71,540,416)	$8,702,284
Exercises of warrants	3,225	32	230,346	2,304	4,917,009	—	—	4,919,345
Exercises of stock options	—	—	70,584	706	136,084	—	—	136,790
Series B Preferred Stock dividend paid-in-kind	16	—	—	—	—	—	—	—
Series B Preferred Stock redeemed for Series C Preferred Stock in warrant exercise	1,661	17	—	—	(17)	—	—	—
Common Stock subscription, 33,333 shares	—	—	—	—	—	6,667	—	6,667
Share-based payments – restricted stock, net of forfeitures	—	—	19,000	190	(190)	—	—	—
Share-based payments – options, net of forfeitures	—	—	—	—	836,866	—	—	836,866
Issuance of Common Stock and warrants, net of cash issuance costs of $109,636 and non-cash costs of $41,363	—	—	355,045	3,550	6,435,939	(285,000)	—	6,154,489
Issuance of Series D Preferred Stock and warrants, net of cash issuance costs of $21,299	3,506,000	35,060	—	—	3,449,642	—	—	3,484,702
Fair value of Common Stock issued for services	—	—	13,800	138	448,802	—	—	448,940
Fair value of derivative warrant liabilities reclassified to additional paid-in capital	—	—	—	—	2,272,597	—	—	2,272,597
Common Stock issued in Series D Preferred Stock conversion	(500,000)	(5,000)	50,000	500	4,500	—	—	—
Common Stock and warrants issued to settle short-term note	—	—	3,000	30	35,470	—	—	35,500
Net loss	—	—	—	—	—	—	(10,029,591)	(10,029,591)
Balance at December 31, 2011	3,015,974	$30,160	3,854,400	$38,544	$98,463,225	$6,667	$(81,570,007)	$16,968,589
Exercises of warrants	—	—	16,545	166	211,852	—	—	212,018
Exercises of stock options	—	—	22,453	225	195,034	—	—	195,259
Proceeds from issuance of Common Stock, net of costs	—	—	408,000	4,080	3,268,122	—	—	3,272,202
Issuance of Common Stock subscribed	—	—	—	—	6,667	(6,667)	—	—
Fair value of Common Stock and warrants issued for services	—	—	9,533	95	153,369	—	—	153,464
Fair value of derivative warrant liabilities reclassified to additional paid-in capital	—	—	—	—	61,520	—	—	61,520
Share-based compensation	—	—	126,415	1,264	1,698,298	—	—	1,699,562
Net loss	—	—	—	—	—	—	(12,332,008)	(12,332,008)
Balance at December 31, 2012	3,015,974	$30,160	4,437,346	$44,374	$104,058,087	$—	$(93,902,015)	$10,230,606
Proceeds from issuances of Common Stock, net of issuance costs	—	—	6,196,605	61,963	21,902,607	—	—	21,964,570
Fair value of Common Stock and warrants issued for services	—	—	9,122	92	96,283	—	—	96,375
Proceeds from issuance of Common Stock, Series E Preferred Stock and warrants, net of cash issuance costs of $100,000	1,748,613	17,486	69,569	696	4,881,818	—	—	4,900,000
Issuance of Common Stock in Series C and D Preferred Stock conversion	(2,014,974)	(20,150)	1,098,019	10,980	9,170	—	—	—
Share-based compensation, net of restricted stock cancellations	—	—	(34,083)	(341)	1,244,683	—	—	1,244,342
Net loss	—	—	—	—	—	—	(19,067,397)	(19,067,397)
Balance at December 31, 2013	2,749,613	$27,496	11,776,578	$117,764	$132,192,648	$—	$(112,969,412)	$19,368,496

See notes to the consolidated financial statements.
(Reflects 1-for-10 reverse stock split effective June 7, 2013)

ECHO THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2013	2012	2011
Cash Flows From Operating Activities:
Net loss	$(19,067,397)	$(12,332,008)	$(10,029,591)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	391,595	145,155	47,916
Share-based compensation, net	1,244,342	1,409,562	836,866
Fair value of common stock, warrants and options issued for services	96,375	153,464	448,940
(Gain) loss on revaluation of derivative warrant liability	(4,465,986)	(3,683,676)	1,762,938
Non-cash loss on extinguishment of debt	—	—	1,514
Non-cash interest expense	—	—	12,159
Non-cash loss on disposals of assets	—	21,272	5,688
Non-cash debt financing costs	—	455,000	—
Cash received from lessor as a lease incentive	—	236,974	—
Amortization of discount on note payable	2,879,166	120,834	—
Amortization of deferred financing costs	968,004	423,126	—
Changes in assets and liabilities:
Accounts receivable	—	37,065	104,423
Prepaid expenses and other current assets	26,405	98,124	(79,003)
Deposits and other assets	(1,500)	9,999	(576)
Accounts payable	(1,282,899)	1,953,921	(240,336)
Deferred revenue from licensing arrangements	(27,600)	(5,119)	(302,059)
Accrued expenses and other liabilities	(170,341)	668,642	505,184
Net cash used in operating activities	(19,409,836)	(10,287,665)	(6,925,937)
Cash Flows from Investing Activities:
Purchase of furniture, equipment and leasehold improvements	(249,007)	(1,487,091)	(323,301)
Decrease (increase) in restricted cash	104,975	(157,463)	5,510
Net cash used in investing activities	(144,032)	(1,644,554)	(317,791)
Cash Flows From Financing Activities:
Proceeds from Montaur note payable	—	3,000,000	—
Repayment of Montaur note payable	(3,000,000)	—	—
Proceeds from issuances of Common Stock, preferred stock and warrants, net of costs	26,864,570	3,278,869	8,918,190
Principal payments on capitalized lease obligations	(2,527)	(2,288)	(2,071)
Proceeds from bridge notes	—	—	1,000,000
Repayment of bridge notes	—	—	(75,000)
Proceeds from exercises of warrants	—	212,018	4,919,346
Proceeds from exercises of stock options	—	195,259	136,790
Net cash provided by financing activities	23,862,043	6,683,858	14,897,255
Net increase (decrease) in cash and cash equivalents	4,308,175	(5,248,361)	7,653,527
Cash and cash equivalents, beginning of period	3,747,210	8,995,571	1,342,044
Cash and cash equivalents, end of period	$8,055,385	$3,747,210	$8,995,571

See notes to the consolidated financial statements.

ECHO THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental Disclosure of Cash Flow Information and Non Cash Financing Transactions:
	For the Years Ended December 31,
	2013	2012	2011
Cash paid for interest	$275	$515	$1,768
Accretion of dividend on Series B Perpetual Redeemable Preferred Stock	$—	$—	$157,733
Deemed dividend on beneficial conversion feature of convertible preferred stock	$371,140	$—	$1,975,211
Issuance of common stock in settlement of short term note	$—	$—	$35,500
Conversion of notes payable and accrued interest into Series D Convertible Preferred Stock	$—	$—	$1,006,000
Conversion of convertible preferred stock into Common Stock at par value	$20,150	$—	$50,000
Redemption of Series B Perpetual Redeemable Preferred Stock for Series C Preferred Stock	$—	$—	$1,701,672
Reclassification of derivative warrant liability to additional paid-in capital	$—	$61,520	$2,272,597
Fair value of warrants included in stock issuance costs	$—	$—	$41,363
Common Stock subscription receivable	$—	$—	$6,667
Fair value of Common Stock issued in connection with settlement agreement	$—	$(82,000)	$290,000
Cancellation of restricted Common Stock	$—	$—	$5,250
Deemed dividend on repricing of warrants	$—	$—	$4,559,761
Fair value of Commitment Warrant issued in connection with debt financing	$—	$4,840,000	$—
Fair value of Draw Warrant issued for note payable recorded as discount	$—	$3,000,000	$—
Fair value Draw Warrant issued for note payable recorded as debt financing costs	$—	$455,000	$—

See notes to the consolidated financial statements.

ECHO THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  ORGANIZATION AND BASIS OF PRESENTATION

Echo Therapeutics, Inc. (the “Company”) is a medical device company with expertise in advanced skin permeation technology. The Company is developing its Symphony® CGM System (“Symphony”) as a non-invasive, wireless continuous glucose monitoring (“CGM”) system for use in hospital critical care units. The Symphony® SkinPrep System (“SkinPrep”), a component of the Symphony CGM System, allows for enhanced skin permeation that enables extraction of analytes such as glucose.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sontra Medical, Inc., a Delaware corporation (and all significant intercompany balances have been eliminated by consolidation) and have been prepared on a basis assuming that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Certain amounts in prior periods have been reclassified to conform to current presentation.

On June 7, 2013, the Company effected a 1-for-10 reverse stock split of its common stock.  All share and per share information has been retroactively restated to reflect this reverse stock split.

Liquidity and Management’s Plans

The accompanying financial statements have been prepared on a basis that assumes that the Company will continue as a going concern and that contemplates the continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As of December 31, 2013, the Company had cash of approximately $8,055,000, working capital of approximately $5,731,000, and an accumulated deficit of approximately $112,969,000.  The Company continues to incur recurring losses from operations.  The Company will need to collect proceeds under its current financing arrangement and secure additional capital to fund its product development, research, manufacturing and clinical programs in accordance with its current planned operations.  The Company has funded its operations in the past primarily through debt and equity issuances.  Management intends to utilize its current financing arrangements and will continue to pursue additional financing to fund its operations.  Management believes that it will be successful in collecting on their current financing arrangement (see MTIA Securities Purchase Agreement in Note 9) and raising additional capital.  No assurances can be given that additional capital will be available on terms acceptable to the Company.  The accompanying financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Subsequent to December 31, 2013, the Company received net cash proceeds from a Common Stock financing with MTIA of $1,904,793 as part of their total $5,000,000 investment (see Note 9).

Management believes that the cash received from this Common Stock financing coupled with the cash on hand at December 31, 2013 will be sufficient to fund the cash requirements under the 2014 budget and fund operations through December 31, 2014.  If all cash proceeds from MTIA are not received, management believes certain expenditures can be deferred until additional financing is obtained.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consisted of money market funds as of December 31, 2013 and 2012. The Company maintains its cash in bank deposit accounts which, at times, may exceed the federally insured limits.  Restricted cash consists of a $250,000 letter of credit issued in favor of one of the Company’s key product development vendors as of December 31, 2013 and 2012 and a $52,488 and $157,463 letters of credit in favor of a landlord as of December 31, 2013 and 2012, respectively.  Non-current restricted cash as of December 31, 2013 and 2012 represents a security deposit on the Company’s leased offices.

Intangible Assets and Other Long-Lived Assets

The Company records intangible assets at the acquisition date fair value. In connection with the acquisition of Durham Pharmaceuticals Ltd., a North Carolina corporation doing business as Echo Therapeutics, Inc. (the “ETI Acquisition”), intangible assets related to contractual arrangements were amortized over the estimated useful life of three (3) years and ended in 2010.  Intangible assets related to technology are expected to be amortized on a straight-line basis over the period ending in 2019 and will commence upon revenue generation.

The Company reviews intangible assets annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life of any intangible asset. Conditions that would indicate impairment and trigger an impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator. If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified.

For other long-lived assets, the Company evaluates quarterly whether events or circumstances have occurred that indicate that the carrying value of these assets may be impaired.

The Company generally calculates fair value as the present value of estimated future cash flows it expects to generate from the asset using a risk-adjusted discount rate. If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

The Company performs a regular review of the underlying assumptions, circumstances, time projections and revenue and expense estimates to decide if there is a possible impairment. In reviewing the long-lived assets relating to the ETI Acquisition as of December 31, 2013, the Company concluded that there was no impairment of the carrying value of such long-lived assets. No impairment losses were recorded for the years ended December 31, 2013, 2012 and 2011.

Depreciation and Amortization

The Company provides for depreciation and amortization by charges to operations for the cost of assets using the straight-line method based on the estimated useful lives of the related assets, as follows:

Asset Classification	Estimated Useful Life
Computer equipment	3 years
Office and laboratory equipment	3-5 years
Furniture and fixtures	7 years
Manufacturing equipment	5 years
Leasehold improvements	Life of lease

Share-Based Payments

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees and directors as an expense in the statement of operations over the service period based on a measurement of fair value for each stock award. The Company’s policy is to grant employee and director stock options with an exercise price equal to or greater than the fair value of the Common Stock at the date of grant.

The Company recognizes compensation costs resulting from the issuance of stock-based awards to non-employees as an expense in the statement of operations over the service period based on a measurement of fair value for each stock award.

Fair Values of Assets and Liabilities

The Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1:
Valuation is based on quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:
Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. For example, Level 2 assets and liabilities may include debt securities with quoted prices that are traded less frequently than exchange-traded instruments.

Level 3:
Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments and long-term derivative contracts.

The Company's financial liabilities measured at fair value on December 31, 2013 and 2012 consists solely of a derivative warrant liability which is classified as Level 3 in fair value hierarchy (see Note 7). The Company uses a valuation method, the Black-Scholes option pricing model, and the requisite assumptions in estimating the fair value for the warrants considered to be derivative instruments. These assumptions include the fair value of the underlying stock, risk-free interest rates, volatility, expected life and dividend rates. The Company has no financial assets measured at fair value.

The Company may also be required, from time to time, to measure certain other financial assets at fair value on a nonrecurring basis. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. There were no such adjustments in the years ended December 31, 2013, 2012 and 2011.

Derivative Instruments

The Company generally does not use derivative instruments to hedge exposures to cash-flow or market risks; however, certain warrants to purchase Common Stock that do not meet the requirements for classification as equity are classified as liabilities. In such instances, net-cash settlement is assumed for financial reporting purposes, even when the terms of the underlying contracts do not provide for a net-cash settlement. Such financial instruments are initially recorded at fair value with subsequent changes in fair value charged (credited) to operations in each reporting period. If these instruments subsequently meet the requirements for classification as equity, the Company reclassifies the fair value to equity.

Concentration of Credit Risk

The Company has no significant off-balance-sheet risk. Financial instruments, which subject the Company to credit risk, principally consist of cash and cash equivalents. The Company mitigates its risk by maintaining the majority of its cash and equivalents with high-quality financial institutions.

Financial Instruments

The estimated fair value of the Company’s financial instruments, which include cash and cash equivalents, restricted cash, accounts payable and capital lease obligation, approximates their carrying value due to the short-term nature of these instruments and their market terms.

Net Loss per Common Share

Basic and diluted net loss per share of Common Stock has been computed by dividing the net loss applicable to common stockholders in each period by the weighted average number of shares of Common Stock outstanding during such period. For the periods presented, options, warrants and convertible securities were anti-dilutive and therefore excluded from diluted loss per share calculations.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions regarding resource allocation and assessing performance. To date, the Company has viewed its operations and manages its business as principally one operating segment, which is the development of transdermal skin permeation and diagnostic medical devices and specialty pharmaceutical drugs. As of December 31, 2013 and 2012, all of the Company’s assets were located in the United States.

Research and Development Expenses

The Company charges research and development expenses to operations as incurred. Research and development expenses primarily consist of salaries and related expenses for personnel and outside contractor and consulting services. Other research and development expenses include the costs of materials and supplies used in research and development, prototype manufacturing, clinical studies, related information technology and an allocation of facilities costs.

Income Taxes

The Company is primarily subject to U.S. federal, Massachusetts, Pennsylvania and New Jersey state income tax. Tax years subsequent to 2010 remain open to examination by U.S. federal and state tax authorities.

For federal and state income taxes, deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement and the tax basis of assets and liabilities. Deferred income taxes are based upon prescribed rates and enacted laws applicable to periods in which differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, since the Company cannot be assured of realizing the deferred tax asset, a full valuation allowance has been provided.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. There were no uncertain tax position liabilities recorded at December 31, 2013 and 2012.

The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2013 and 2012, the Company had no accruals for interest or penalties related to income tax matters.

Licensing and Other Revenue Recognition

To date, the Company has generated revenue primarily from licensing agreements, including upfront, nonrefundable license fees, with collaborators and licensees. The Company recognizes revenue when the following criteria have been met:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred and risk of loss has passed;
•	the price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

From time to time, the Company receives upfront, nonrefundable payments for the licensing of its intellectual property upon the signing of a license agreement. The Company believes that these payments generally are not separable from the payments it receives for providing research and development services because the license does not have stand-alone value from the research and development services it provides under its agreements. Accordingly, the Company accounts for these elements as one unit of accounting and recognizes upfront, nonrefundable payments as revenue on a straight-line basis over its contractual or estimated performance period. Revenue from the reimbursement of research and development efforts is recognized as the services are performed based on proportional performance adjusted from time to time for any delays or acceleration in the development of the product and is included in Other Revenue. The Company determines the basis of the estimated performance period based on the contractual requirements of its collaboration agreements. At each reporting period, the Company evaluates whether events warrant a change in the estimated performance period.

Other Revenue includes amounts earned and billed under the license and collaboration agreements for reimbursement of research and development costs for contract engineering services. For the services rendered, principally third-party contract engineering services, the revenue recognized approximates the costs associated with the services.

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update ("ASU") No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists to clarify the balance sheet presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. It was issued to resolve the diversity in practice that had developed in the absence of any on-point U.S. GAAP guidance. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The Company is currently assessing its adoption plans.

(3)  CASH AND CASH EQUIVALENTS

As of December 31, 2013, the Company held approximately $8,055,000 in cash and cash equivalents. The Company’s cash equivalents consist solely of money market funds at a major banking institution.  From time to time, the Company may have cash balances in excess of federal insurance limits. The Company has never experienced any previous losses related to these uninsured balances.

(4)  INTANGIBLE ASSETS

The Company’s intangible assets are related to the acquisition of assets from Durham Pharmaceuticals Ltd. in 2007.  As of December 31, 2013 and 2012, intangible assets related to the ETI Acquisition are summarized as follows:

	Estimated		Accumulated	2013	2012
	Life	Cost	Amortization	Net	Net
Contract related intangible asset:
Cato Research discounted contract	3 years	$355,000	$355,000	$—	$—
Technology related intangible assets:
Patents for the AzoneTS-based product candidates and formulation	4 years	1,305,000	—	1,305,000	1,305,000
Drug Master Files containing formulation, clinical and safety documentation used by the FDA	4 years	1,500,000	—	1,500,000	1,500,000
In-process pharmaceutical products for 2 indications	4 years	6,820,000	—	6,820,000	6,820,000
Total technology related intangible assets		9,625,000	—	9,625,000	9,625,000
Total, net		$9,980,000	$355,000	$9,625,000	$9,625,000

Intangible assets related to technology are expected to be amortized on a straight-line basis over the period ending in September 2019, when the underlying patents expire, and will commence upon revenue generation which the Company estimates may occur as early as the beginning of 2016.

The Cato Research contract related to this intangible asset was amortized over a three year period, which ended in 2010.  Amortization expense relating to the contract was approximately $84,000 for the year ended December 31, 2010 and is included in research and development in the Consolidated Statement of Operations.

Estimated amortization expense for each of the next five years is as follows:

Estimated Amortization Expense
2014	$—
2015	—
2016	2,406,000
2017	2,406,000
2018	2,406,000

(5)  OPERATING LEASE COMMITMENTS

The Company leases approximately 37,000 square feet of manufacturing, laboratory and office space in a single-story building located in Franklin, Massachusetts under a lease expiring October 31, 2017.

The Company also leases approximately 7,900 square feet of corporate office space in a multi-story building located in Philadelphia, Pennsylvania under a lease expiring May 31, 2017.

The Company also leases a corporate apartment in Franklin, Massachusetts through November 21, 2014 (with the right to early termination) and a corporate apartment in Philadelphia, Pennsylvania on a month-to-month basis.

Future minimum lease payments for each of the next five years under these operating leases at December 31, 2013 are approximately as follows:

	Franklin	Philadelphia	Total
Year Ending December 31,
2014	$439,000	$191,000	$630,000
2015	444,000	191,000	635,000
2016	455,000	196,000	651,000
2017	382,000	82,000	464,000
2018	—	—	—
Total	$1,720,000	$660,000	$2,380,000

The Company’s facilities lease expense was approximately $677,000, $339,000 and $224,000 for the years ended December 31, 2013, 2012 and 2011, respectively.

(6)  CREDIT FACILITY WITH PLATINUM-MONTAUR LIFE SCIENCES, LLC

On August 31, 2012, the Company and Platinum-Montaur Life Sciences, LLC (“Montaur”) entered into a Loan Agreement (the “Loan Agreement”) pursuant to which Montaur made a non-revolving draw credit facility (the “Credit Facility”) of up to $20,000,000 available to the Company, a substantial portion of which is subject to the successful achievement of certain clinical and regulatory milestones set forth in the Loan Agreement, with an initial available principal amount of $5,000,000 (the “Maximum Draw Amount”).  The Company issued to Montaur a Promissory Note dated August 31, 2012 (the “Note”), with a maturity date of five years from the date of closing (the “Maturity Date”).  The Company has used the proceeds from the Credit Facility to fund operations.  As a result of the Company's 2013 financing transactions, this Credit Facility is currently only available at Montaur's discretion.

The principal balance of each draw will bear interest from the applicable draw date at a rate of 10% per annum, compounded monthly. The Company is required to make interest payments on the principal amount due in connection with each draw on the first business day of each month until the Maturity Date.  The Company is also required to make a mandatory prepayment on each interest payment date of an amount equal to one-third of its total revenue for the then prior fiscal quarter, up to the maximum amount outstanding under the Note at that time.  The Company is not, however, required to make such interest payment or mandatory prepayment if doing so would reduce the Company’s cash and cash equivalents to less than $5,000,000.  Any amounts not previously paid in full will be due and payable on the Maturity Date.  The Company will have the right to permanently prepay any draw, in whole or in part, prior to the Maturity Date.

The Company’s subsidiary, Sontra Medical, Inc. (“Sontra”), agreed to guarantee the obligations of the Company under the Note pursuant to a guaranty agreement entered into on August 31, 2012 (the “Guaranty”). Additionally, the Note is secured by the Pledged Revenue (as defined in the Loan Agreement) of the Company and the Company’s subsidiaries pursuant to a Security Agreement dated as of August 31, 2012 by and among the Company, Sontra and Montaur.  Upon the earlier of the Maturity Date of the Note or an event of default, as defined in the Loan Agreement, the Note shall be secured by substantially all of the assets of the Company and any of its subsidiaries, which security interest shall not be effective until such event of default or maturity, pursuant to a Default Security Agreement dated August 31, 2012 by and among the Company, Sontra and Montaur.  The Company also has agreed to pay all costs associated with registering the shares underlying the Warrants (should it choose to register such shares) and to indemnify Montaur from liability resulting from the registration of such shares (subject to certain standard exceptions) in accordance with a Registration Indemnity Agreement between the Company and Montaur.

Pursuant to the Loan Agreement, the Company issued Montaur a warrant to purchase 400,000 shares of its Common Stock, with a term of five years and an exercise price of $20.00 per share (the “Commitment Warrant”).  The fair value of the warrant was determined to be approximately $4,840,000 and was recorded as a deferred financing cost that will be amortized to interest expense over the term of the Note.  Of this cost, $968,004 was reflected in Current Assets, representing the portion to be amortized over the next twelve months. Amortization of the deferred financing cost for the year ended December 31, 2013 was $968,004 and is included in interest expense.  In addition, for each $1,000,000 of funds borrowed pursuant to the Credit Facility, the Company will issue Montaur a warrant to purchase 100,000 shares of Common Stock, with a term of five years and an exercise price equal to 150% of the market price of the Common Stock at the time of the draw, but in no event less than $20.00 or more than $40.00 per share (together with the Commitment Warrant, the “Warrants”). All of the Warrants are immediately exercisable and will have a term of five years from the issue date. The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events.  An exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the 4.99% ownership limitation upon sixty-one (61) days’ advance written notice to the Company.

On September 14, 2012, the Company submitted a draw request to Montaur in the amount of $3,000,000 in the form required by the Loan Agreement (the “September Request”).  The Company ultimately received the $3,000,000 of draws in the following increments: $1,000,000 on September 20, 2012, $500,000 on October 17, 2012, and $1,500,000 on November 6, 2012.  These draws were recorded on the Consolidated Balance Sheet under note payable, net of the initial $3,000,000 in discounts recorded related to the warrants issued and described below.  In accordance with the Loan Agreement and as a result of funding received from Montaur, the Company issued to Montaur separate warrants concurrent with the three draws above to purchase 100,000, 50,000 and 150,000 shares of Common Stock each with a term of five years, and exercise prices of $21.30, $22.70 and $21.10 per share, respectively.  The fair value of the warrants issued to purchase 300,000 shares of Common Stock was determined to be approximately $3,455,000, of which $3,000,000 was treated as a debt discount to be accreted to interest expense over the term of the Note, and the balance of approximately $455,000 was charged to interest expense in 2012.

On March 1, 2013, the Company elected to prepay all outstanding draws under the Montaur Credit Facility totaling $3,113,366, which includes interest accrued and unpaid to that date of $113,366.  After such date, no principal amount is outstanding under the Credit Facility.  Concurrent with this prepayment, the Company recorded non-cash interest expense of approximately $2,879,166 in 2013 relating to the unamortized debt discount on the outstanding draws paid off.

(7)  DERIVATIVE WARRANT LIABILITY

Derivative financial instruments are recognized as a liability on the consolidated balance sheet and measured at fair value.

At December 31, 2013 and 2012, the Company had outstanding warrants to purchase 1,209,211 and 1,254,004 shares of its common stock, respectively. Included in these outstanding warrants at December 31, 2013 and 2012 are warrants to purchase 700,000 and 736,015 shares, respectively, that are considered to be derivative instruments. The fair value of these derivative instruments at December 31, 2013 and 2012 was approximately $1,119,000 and $5,585,000, respectively, and is included in Derivative Warrant Liability, a current liability. Changes in fair value of the derivative financial instruments are recognized currently in the Statements of Operations as a Gain (Loss) on Revaluation of Derivative Warrant Liability. The changes in the fair value of the derivative warrant liability for the years ended December 31, 2013, 2012 and 2011 resulted in a gain (loss) of approximately $4,466,000, $3,684,000 and $(1,763,000), respectively.

The primary underlying risk exposure pertaining to the warrants is the change in fair value of the underlying common stock for each reporting period.  There were no warrants exercised in 2013 or 2012 pursuant to cashless exercise provisions.

For the year ended December 31, 2013 there were no derivative warrants exercised.  For the year ended December 31, 2012, derivative warrants to purchase 165,451 shares were exercised and certain anti-dilution rights were waived which resulted in a reclassification to additional paid-in capital in the amount of approximately $62,000.

The table below presents the changes in the derivative warrant liability, which is measured at fair value on a recurring basis and classified as Level 3 in fair value hierarchy (see Note 2):

	2013	2012
Derivative warrant liability as of January 1	$5,585,141	$1,035,337
Warrants issued under Montaur Credit Facility	—	8,295,000
Total unrealized losses included in net loss (1)	1,671,682	500,000
Total realized losses included in net loss (1)	—	1,438
Total unrealized gains included in net loss (1)	(5,985,000)	(4,077,433)
Total realized gains included in net loss (1)	(152,668)	(107,681)
Reclassification of liability to additional paid-in capital for warrants	—	(61,520)
Derivative warrant liability as of December 31	$1,119,155	$5,585,141
________________________
(1) Included in gain or loss on revaluation of derivative warrant liability in the Consolidated Statement of Operations.

(8)  PREFERRED STOCK

The Company is authorized to issue up to 40,000,000 shares of preferred stock with such rights, preferences and privileges as are determined by the Board of Directors.

Series B Perpetual Redeemable Preferred Stock and Warrant Financing

The Company had authorized 40,000 shares of non-convertible Series B Perpetual Preferred Stock, $0.01 par value (“Series B Stock”).  In October 2011 certain warrants to purchase Common Stock were exercised and, in lieu of delivering to the Company the cash exercise price for such warrant exercises, the investor surrendered an aggregate of 170.1672 shares of Series B Stock with a redeemable value of $1,701.672.  As a part of the exchange, the Company issued an aggregate of 1,830.895 shares of Series C Stock.  After giving effect to the exchange, the Company has no authorized, issued or outstanding Series B stock.

Series C Convertible Preferred Stock

The Company has authorized 10,000 shares of Series C Stock, of which 1,000 and 9,974.185 shares were issued and outstanding as of December 31, 2013 and 2012, respectively.  The Series C Stock was created on June 30, 2009.

Key terms of the Series C Stock are as follows:

•
Pursuant to the terms of the Certificate of Designation, Preference and Rights of Series C Preferred Stock (the “Series C Certificate”), each share of Series C Stock is convertible into 100 shares of Common Stock, subject to adjustment for stock splits, combinations or similar events.

•	Each holder who receives Series C Stock may convert its Series C Stock at any time following its issuance.

•
In the event of any Liquidation Event (as defined in the Series C Certificate), the holders of Series C Stock will be entitled to receive (subject to the rights of any securities designated as senior to the Series C Stock) a per share liquidation preference equal to an amount calculated by taking the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for  the Series C Stock, divided by the total of (x) all of the then outstanding shares of Common Stock, plus (y) all of the shares of Common Stock into which all of the outstanding shares of the Series C Stock can be converted, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Series C Stock.

On December 23, 2013, an investor converted 8,974.185 shares of Series C Stock into 897,419 shares of Common Stock.

Series D Convertible Preferred Stock

The Company has authorized 3,600,000 shares of Series D Preferred Stock (the “Series D Stock”), of which 1,000,000 and 3,006,000 shares were issued and outstanding as of December 31, 2013 and December 31, 2012, respectively.

Key terms of the Series D Stock are as follows:

•
Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series D Convertible Preferred Stock, the shares of Series D Stock are convertible into shares of Common Stock at a price per share equal to $1.00, subject to adjustment for stock splits, business combinations or similar events, and shall have a liquidation preference equal to their stated value.

•	Each holder who receives Series D Stock may convert it at any time following its issuance.

•	The Series D Stock does not pay a dividend and is not redeemable.

On February 8, 2011 the Company entered into a Series D Convertible Preferred Stock Purchase Agreement (the “Series D Agreement”) with Montaur and certain other strategic accredited investors (each, a “Series D Investor” and collectively, the “Series D Investors”) in connection with the Company’s private placement (the “Series D Financing”) of Series D Convertible Preferred Stock (“Series D Stock”) at a price per share of $10.00. For every $100,000 face value of Series D Stock purchased in the Series D Financing, the Series D Investor was issued (i) Series 1 warrants to purchase 5,000 shares of Common Stock with an exercise price of $15.00 per share (the “Series D-1 Warrants”), and (ii) Series 2 warrants to purchase 5,000 shares of Common Stock with an exercise price of $25.00 per share (the “Series D-2 Warrants” and, together with the Series D-1 Warrants, the “Series D Warrants”).

On February 8, 2011 there was a closing in connection with the Series D Agreement and the Company received cash proceeds of $2,500,000 for the purchase of 2,500,000 shares of Series D Stock. The Company issued 1,006,000 shares of Series D Stock in exchange for the extinguishment of an 8% Senior Promissory Note issued by the Company on January 5, 2011 in the principal amount of $1,000,000, plus interest accrued through February 1, 2011 in the amount of $6,000.

The Company issued an aggregate of 175,300 Series D-1 Warrants and 175,300 Series D-2 Warrants to the Series D Investors pursuant to the Series D Agreement. The Series D Warrants are immediately exercisable and were to expire on February 7, 2013; however, since the Series D Warrants were not exercised in full by February 7, 2013 by virtue of the application of a beneficial ownership “blocker”, the term of the Series D Warrants were extended for thirty (30) days past the date on which the beneficial ownership blocker is no longer applicable. An exercise under the Series D Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon 61 days’ advance written notice to the Company. The exercise price of these warrants is subject to adjustment for stock splits, business combinations or similar events.

In connection with the issuance of Series D Stock, the conversion feature of Series D Stock was considered beneficial, or “in the money”, at issuance due to a conversion rate that allows the investor to obtain the Common Stock at below market price. The Company recorded a deemed dividend on the beneficial conversion feature equal to the incremental fair value resulting from the reduction in the conversion rate of $1,975,211. This deemed dividend is included in the 2011 Consolidated Statement of Operations in arriving at the Net Loss Applicable to Common Shareholders.

In accordance with (i) the Certificate of Designation, Rights and Preferences of the Series B Stock (the “Series B Certificate”) and (ii) a letter agreement dated January 19, 2010 between the Company and the sole holder of the Series B Stock (the “Series B Holder”), the Company was obligated to use 25% of the gross proceeds from the Series D Financing to redeem the Series B Stock. On February 4, 2011, the Company entered into a letter agreement (the “Letter”) with the Series B Holder pursuant to which the Series B Holder waived the redemption of shares of the Series B Stock triggered by the Series D Financing.

On October 19, 2011, an investor converted 500,000 shares of Series D Stock into 50,000 shares of Common Stock.

On December 19, 2013, an investor converted 2,006,000 shares of Series D Stock into 200,600 shares of Common Stock.

Series E Convertible Preferred Stock

The Company has authorized 1,748,613 shares of Series E Stock, all of which were issued and outstanding as of December 31, 2013. The Series E Stock was created on December 10, 2013 in connection with the private placement of common stock, preferred stock and warrants with certain Montaur-related entities (see Note 9 for description of this transaction).

Key terms of the Series E Stock are as follows:

•
Pursuant to the terms of the Certificate of Designation, Preference and Rights of Series E Preferred Stock (the “Series E Certificate”), each share of Series E Stock is initially convertible into one share of Common Stock, subject to adjustment for stock splits, combinations or similar events.

•	Each holder who receives Series E Stock may convert its Series E Stock at any time following its issuance.

•
In the event of any Liquidation Event (as defined in the Series E Certificate), the holders of Series E Stock will be entitled to receive (subject to the rights of any securities designated as senior to the Series E Stock) a per share liquidation preference equal to an amount calculated by taking the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for  the Series E Stock, divided by the total of (x) all of the then outstanding shares of Common Stock, plus (y) all of the shares of Common Stock into which all of the outstanding shares of the Series E Stock can be converted, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Series E Stock.

•	The Series E Stock does not pay a dividend and is not redeemable.

(9)  COMMON STOCK

The Company has authorized 150,000,000 shares of Common Stock, $0.01 par value per share, of which 11,776,578 and 4,437,346 shares were issued and outstanding as of December 31, 2013 and December 31, 2012, respectively.

November 2010 Financings

In November 2010, the Company initiated a private placement (the “November 2010 Financing”) of up to 120 units (each, a “Unit” and together, the “Units”) or partial Units at a price per Unit of $25,000. Each Unit consists of (i) 2,500 shares of Common Stock, (ii) Series 1 warrants to purchase 1,250 shares of the Company’s Common Stock with an exercise price of $15.00 per share (the “Series 1 Warrants”), and (iii) Series 2 warrants to purchase 1,250 shares of Common Stock with an exercise price of $25.00 per share (the “Series 2 Warrants”). As of December 31, 2010, the Company issued an aggregate of 172,000 shares of Common Stock and under commitments for an additional 11.4 Units was obligated to issue an additional 28,500 shares and an aggregate of 100,250 Series 1 Warrants and 100,250 Series 2 Warrants to the investors.

In 2011, the Company entered into a subscription agreement with certain strategic institutional and accredited investors in connection with the November 2010 Financing for a total of 35.66 Units. The Company received proceeds from these subscriptions in the amount of $891,500, which included proceeds of $25,000 in the form of extinguishment of a 2010 Short Term Promissory Note issued by the Company on September 24, 2010. Pursuant to these November 2010 Financing closings that occurred in 2011, the Company issued an aggregate of 44,575 Series 1 Warrants and 44,575 Series 2 Warrants to the investors.

December 2011 Financing

On December 5, 2011, the Company entered into purchase agreements with certain strategic investors relating to the issuance and sale of an aggregate of 239,895 shares of Common Stock, par value $0.01, and warrants to purchase an aggregate of  95,958 shares of Common Stock. The Common Stock and warrants to purchase Common Stock were sold in units, with each unit consisting of (i) one share of Common Stock and (ii) a warrant to purchase 0.4 of a share of Common Stock, at a public offering price of $22.50 per unit. The warrants became exercisable six months after the date of issuance at an exercise price of $30.00 per share, and will expire three years from the date of issuance. The Company issued 239,895 shares on December 7, 2011, raising $5,397,625.

December 2012 Financings

On December 19, 2012, the Company entered into Stock Purchase Agreements with accredited investors pursuant to which the Company issued and sold an aggregate of 40,000 shares of the Company’s Common Stock at a purchase price of $8.00 per share, for aggregate consideration of $320,000 in cash.

On December 20, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. with respect to the issuance and sale of an underwritten public offering by the Company of 320,000 shares of the Company’s Common Stock, at a price to the public of $9.50 per share with a 45-day option to purchase up to an additional 48,000 shares.  The net proceeds to the Company, after deducting the underwriting discount and other offering expenses payable by the Company, from the sale of 368,000 shares (including 48,000 shares sold pursuant to the over-allotment option) in the offering were approximately $3,036,000.

January 2013 Financing

On January 31, 2013 and February 1, 2013, the Company entered into underwriting agreements (collectively, the “Underwriting Agreements”) with Aegis Capital Corp., as a representative of several underwriters, with respect to the issuance and sale in an underwritten public offering by the Company of an aggregate 1,567,855 shares of the Company’s Common Stock, at a price to the public of $7.50 per share (including 204,500 shares sold pursuant to the over-allotment option).  The net proceeds to the Company, after deducting the underwriting discount and other offering expenses payable by the Company, from the sale of the shares in the offering were approximately $10,626,000.  Subsequent to the offering, the Company used a portion of the net proceeds of the offering to pay off the promissory note issued to Montaur in connection with the Credit Facility (see Note 6).  The note will mature on August 31, 2017.  As of March 1, 2013, the entire balance under the note that was paid off was $3,113,366, which included $3,000,000 of principal and $113,366 of accrued and unpaid interest.

June 2013 Common Stock and Warrants Financing

On June 13, 2013, the Company entered into an underwriting agreement with Aegis Capital Corp., as a representative of several underwriters, with respect to the issuance and sale in an underwritten public offering by the Company of an aggregate of 4,628,750 shares of the Company’s Common Stock (including 603,750 shares sold pursuant to the over-allotment option), at a price to the public of $2.70 per share.  The net proceeds to the Company, after deducting the underwriting discount and other offering expenses payable by the Company, from the sale of the shares in the offering were approximately $11,338,000.

December 2013 Common Stock, Preferred Stock and Warrant Financing

In December 2013, in connection with a licensing transaction, the Company entered into (i) a Securities Purchase Agreement with Platinum Partners Value Arbitrage Fund L.P. (“Platinum Value”) and Platinum Partners Liquid Opportunity Master Fund L.P. (“Platinum Liquid”, and together with Platinum Value, the “Platinum Partners”) (the “Platinum Securities Purchase Agreement”) and (ii) a Securities Purchase Agreement with Medical Technologies Innovation Asia, LTD. (“MTIA”) and Beijing Sino Tau Shang Pin Tech and Development Corp. (“MTIA Affiliate”, and together with MTIA, the “China Purchasers”) (the “MTIA Securities Purchase Agreement”, and together with the Platinum Securities Purchase Agreement, the “Securities Purchase Agreements”).

Pursuant to the Platinum Securities Purchase Agreement, the Platinum Partners purchased an aggregate of 1,818,182 of the Company’s capital stock.  Of that total, Platinum Partners purchased 69,569 shares of the Company’s Common Stock at $2.75 per share, being a premium to the NASDAQ closing price of $2.71 per share on December 9, 2013.  In addition, the Platinum Partners purchased a total of 1,748,613 shares of Series E Preferred Stock (“Preferred Stock”) at a purchase price of $2.75 per share, which, under certain conditions, are exchangeable into shares of the Company’s Common Stock on a one-for-one basis.  The conversion of Preferred Stock into shares of Common Stock, however, is subject to a restriction, which prohibits the conversion of shares of Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Platinum Partners and their affiliates at such time, the number of shares of Common Stock which would result in Platinum Partners and their affiliates beneficially owning in excess of 19.99% of all of the Company’s Common Stock outstanding at such time.  Under the terms of the Platinum Securities Purchase Agreement, the Platinum Partners also received 181,818 warrants, having a five-year term and an exercise price of $2.75 per warrant.  The warrants are exercisable six months and one day following the issuance date thereof.  Under the terms of the Platinum Securities Purchase Agreement, the Company has, at the request of the Platinum Partners, agreed to prepare a proxy statement and seek shareholder approval of the issuance of the Common Stock underlying the Preferred Stock and the warrants.  The Company received gross proceeds of $5,000,000 from the sale of the securities to the Platinum Partners on December 10, 2013 and incurred issuance costs of $100,000.

In connection with the issuance of this Series E Preferred Stock, the conversion feature of Series E Stock was considered beneficial, or “in the money”, at issuance due to a conversion rate that allows the investor to obtain the Common Stock at below market price. The Company recorded a deemed dividend on the beneficial conversion feature equal to its relative fair value resulting from the offering of $371,140. This deemed dividend is included in the 2013 Consolidated Statement of Operations in arriving at the Net Loss Applicable to Common Shareholders.

Under the MTIA Securities Purchase Agreement, the China Purchasers agreed to purchase a total of 1,818,182 shares of the Company’s Common Stock also at $2.75 per share.  The China Purchasers also will receive 181,818 warrants, having a five-year term and an exercise price of $2.75.  The warrants to be issued to the China Purchasers are also exercisable six months and one day following the issue date.

As of December 31, 2013, the Company had not received the full proceeds of the sale of the securities from the China Purchasers due to administrative issues that the China Purchasers encountered in transferring funds to the Company and the parties have extended the due date of receipt of all such proceeds past December 12, 2013.  If the Company does not receive the proceeds by the extended due date, then the Company has the right to terminate the MTIA Securities Purchase Agreement and the related license, development and commercialization agreement, unless such date is extended again by mutual written consent.  As of December 31, 2013, the Company had correspondingly not issued the shares or recorded the MTIA transaction due to the contingent nature of this transaction.  As of March 26, 2014, the Company has received $1,904,793 of MTIA’s $5,000,000 in proceeds in accordance with the MTIA Securities Purchase Agreement.

The Company intends to use the proceeds of the sale of these securities for working capital and other general corporate purposes.

Further, pursuant to the Platinum Securities Purchase Agreement and subject to certain conditions, the Company agreed to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Company’s board of directors (the “Board”) until the Company’s 2014 annual meeting of stockholders, one individual designated by the Platinum Partners (“Platinum Partners Designee”).  Additionally, subject to certain conditions, the Company agreed to nominate, and solicit for election by the stockholders, the Platinum Partners Designee at the Company’s 2014 annual meeting of stockholders.  Under the terms of the MTIA Securities Purchase Agreement, as amended, upon the Company’s receipt of all of the proceeds from the China Purchasers, the Company will allow one individual designated by the China Purchasers to attend meetings of the Board as an observer until the date of the 2015 annual meeting of stockholders.

So long as the Platinum Partners hold at least ten percent (10%) of the outstanding Common Stock, they have a right, subject to certain conditions, to purchase debt or equity securities of any kind that the Company may determine to issue in the future.  The China Purchasers have the same right.  This subscription right terminates upon a consolidation, merger, restructuring, reorganization, recapitalization or other form of acquisition of or by the Company that results in a change of control.

The Platinum Partners and the China Purchasers are also entitled to certain piggy-back registration rights.

Stock Issued in Exchange for Services

During the years ended December 31, 2013, 2012 and 2011, the Company issued 9,122, 9,533 and 13,800 shares of Common Stock, respectively, with a fair value of $96,375, $153,464 and $448,940, respectively, to vendors in exchange for their services.  The Company recorded expense related to these issuances, which represents the fair value of the related stock at the time of issuance, to Selling, General and Administrative expense.

(10)  EQUITY COMPENSATION PLAN

In March 2003, the Company’s shareholders approved its 2003 Stock Option and Incentive Plan (the “2003 Plan”). Pursuant to the 2003 Plan, the Company’s Board of Directors (or its committees and/or executive officers delegated by the Board of Directors) may grant incentive and nonqualified stock options, restricted stock, and other stock-based awards to the Company’s employees, officers, directors, consultants and advisors.  As of December 31, 2013, there were 12,500 restricted shares of Common Stock issued and options to purchase an aggregate of 44,000 shares of Common Stock outstanding under the 2003 Plan and no shares are available for future grants due to the 2003 Plan’s expiration.

In May 2008, the Company’s shareholders approved the 2008 Equity Compensation Plan (the “2008 Plan”). The 2008 Plan provides for grants of incentive stock options to employees and nonqualified stock options and restricted stock to employees, consultants and non-employee directors of the Company.  In May 2013, the Company’s shareholders approved an amendment to the 2008 Plan to fix the maximum number of shares available under the 2008 Plan at 10,000,000 shares following shareholder approval of a 1-for-10 reverse stock split effective June 7, 2013. As of December 31, 2013, there were restricted shares of Common Stock issued and options to purchase an aggregate of 1,489,102 shares of Common Stock outstanding under the 2008 Plan and 8,450,142 shares available for future grants.

The tables below show the remaining shares available for future grants for each plan and the outstanding shares.

	Equity Compensation Plans
	2003 Plan	2008 Plan
Shares Available For Issuance
Total reserved for stock options and restricted stock	160,000	10,000,000
Net restricted stock issued net of cancellations	(12,500)	(192,843)
Stock options granted	(154,449)	(1,512,933)
Add back options cancelled before exercise	74,849	155,918
Less shares no longer available due to Plan expiration	(67,900)	-
Remaining shares available for future grants at December 31, 2013	-	8,450,142
			Not Pursuant to a Plan
Stock options granted	154,449	1,512,933	310,000
Less:Stock options cancelled	(74,849)	(155,819)	(138,333)
Stock options exercised	(35,600)	(13,000)	(66,667)
Net shares outstanding before restricted stock	44,000	1,344,015	105,000
Net restricted stock issued net of cancellations	12,500	192,843	6,485
Outstanding shares at December 31, 2013	56,500	1,536,858	111,485

(11)  STOCK OPTIONS

For options issued and outstanding during the years ended December 31, 2013, 2012 and 2011, the Company recorded additional paid-in capital and non-cash compensation expense of $714,547, $938,537 and $836,866, respectively, each net of estimated forfeitures.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatilities are based on historical volatility of the Common Stock using historical periods consistent with the expected term of the options. The Company uses historical data, as well as subsequent events occurring prior to the issuance of the consolidated financial statements, to estimate option exercise and employee termination within the valuation model. The expected term of options granted under the Company’s stock plans, all of which qualify as “plain vanilla,” is based on the average of the contractual term (generally 10 years) and the vesting period (generally 24 to 42 months) as permitted under SEC Staff Accounting Bulletin Nos. 107 and 110. The risk-free rate is based on the yield of a U.S. Treasury security with a term consistent with the option. Restricted stock grants are valued based on the closing market price for the Company’s Common Stock on the grant date.

The assumptions used principally for options granted to employees in the years ended December 31, 2013 and 2012 were as follows:

	2013	2012
Risk-free interest rate	0.10% - 2.71%	0.92% - 2.05%
Expected dividend yield	—	—
Expected term	1-10 years	6.5 years
Forfeiture rate (excluding fully vested options)	15%	15%
Expected volatility	129% - 141%	131% - 142%

A summary of option activity under the Company’s stock plans and options granted to officers of the Company outside any plan as of December 31, 2013 and changes during the year then ended is presented below:

Stock Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2013	343,334	$14.75
Granted	1,264,432	3.05
Exercised	—	—
Forfeited or expired	(152,334)	11.72
Outstanding at December 31, 2013	1,455,432	$4.90	3.99 years	$81,085
Exercisable at December 31, 2013	230,842	$11.37	3.99 years	$81,085

The weighted-average grant-date fair value of options granted during the year ended December 31, 2013 was $3.05 per share. As of December 31, 2013, there was approximately $891,000 of total unrecognized compensation expense related to non-vested share-based option arrangements. With the exception of the unrecognized share-based compensation related to certain restricted stock grants to officers and employees that contain performance conditions related to United States Food and Drug Administration (FDA) approval for Symphony or the sale of the Company, unrecognized compensation is expected to be recognized over the next 12 months.

(12)  RESTRICTED STOCK

Share-Based Compensation – Restricted Stock

For restricted stock issued and outstanding during the years ended December 31, 2013, 2012 and 2011, the Company incurred non-cash compensation expense of $529,795, $574,024 and $323,463, respectively, each net of estimated forfeitures.

As of December 31, 2013, the Company had outstanding restricted stock grants of 201,655 shares with a weighted-average grant-date value of $10.66.  A summary of the status of the Company’s non-vested restricted stock grants as of December 31, 2013, and changes during the year ended December 31, 2013 is presented below:

Restricted Stock	Shares	Weighted- Average Grant-Date Fair Value
Non-vested shares at January 1, 2013	316,044	$17.84
Granted	132,710	$4.44
Vested	(47,580)	$16.41
Forfeited	(199,519)	$16.34
Non-vested shares at December 31, 2013	201,655	$10.66

Of the 201,655 shares of non-vested restricted stock, the vesting criteria are as follows:

•	54,510 shares of restricted stock vest upon the FDA approval of Symphony or the sale of the Company; and

•	147,145 shares of restricted stock vest over 4 years, at each of the anniversary dates of the grants.

As of December 31, 2013, there was approximately $902,000 of total unrecognized compensation expense related to non-vested share-based restricted stock arrangements granted under the Company’s equity compensation plans that vest over time in the foreseeable future. As of December 31, 2013, the Company cannot estimate the timing of completion of the performance vesting requirements required by certain of these restricted stock grant arrangements.  Compensation expense related to these restricted share grants will be recognized when the Company concludes that achievement of the performance vesting conditions is probable.

(13)  WARRANTS

The Company uses valuation methods and assumptions that consider among other factors the fair value of the underlying stock, risk-free interest rate, volatility, expected life and dividend rates in estimating fair value for the warrants considered to be derivative instruments.  The following assumptions were utilized by the Company:

	2013	2012
Risk-free interest rate	0.65% - 1.85%	0.70% - 2.23%
Expected dividend yield	—	—
Expected term (contractual term)	0.33 - 5 years	0.06 - 5 years
Forfeiture rate	—	—
Expected volatility	122% - 123%	123% - 144%

Expected volatilities are based on historical volatility of the Common Stock using historical periods consistent with the expected term of the warrant. The risk-free rate is based on the yield of a U.S. Treasury security with a term consistent with the warrant.

In the year ended December 31, 2012, the Company issued warrants with a fair value of approximately $8,655,000.  Included in this warrant fair value are warrants with a fair value of approximately $4,840,000 recorded as a debit to deferred financing costs and credit to additional paid-in capital for stock issuance costs related to the Montaur Credit Facility. The warrants issued in the years ended December 31, 2012 generally have a term of 2 to 5 years, a non-redeemable feature, and a cashless exercise provision. Certain of these warrants have a standard weighted average anti-dilution protection and piggy back registration rights.

In the year ended December 31, 2013, the Company issued warrants with a relative fair value of $371,140 in connection with a private placement of the Company’s Common Stock and Series E Preferred Stock with Montaur-related entities (See Note 9).

At December 31, 2013, the Company had the following outstanding warrants:

	Number of Shares Exercisable	Exercise Price	Date of Expiration
Outstanding warrants accounted for as derivative warrant liability:
Granted to debt holder	400,000	$20.00	8/31/2017
Granted to debt holder	100,000	21.30	9/20/2017
Granted to debt holder	50,000	22.70	10/17/2017
Granted to debt holder	150,000	21.10	11/6/2017
Total outstanding warrants accounted for as derivative warrant liability	700,000
Weighted average exercise price		$20.61
Weighted average time to expiration in years			3.72 years

Outstanding warrants accounted for as equity:
Granted to investors in private placement of preferred stock	39,000	$7.50	2/28/2014
Granted to vendor	6,000	6.00	3/15/2014
Granted to investors in private placement	40,000	15.90	6/30/2014
Granted to investors in private placement	76,800	20.00	11/13/2014
Granted to placement agent in private placement	25,695	15.00	11/13/2014
Granted to investors in private placement	6,300	20.00	12/3/2014
Granted to investors in private placement	34,146	22.50	2/9/2015
Granted to placement agents in private placement	2,853	22.50	2/9/2015
Granted to investor in private placement	638	22.50	3/18/2015
Granted to investors in private placement	95,960	30.00	12/7/2014
Granted to investors in private placement of common and preferred stock	181,818	2.75	12/10/18
Total outstanding warrants accounted for as equity	509,211
Weighted average exercise price		$14.21
Weighted average time to expiration in years			2.26 years

Totals for all warrants outstanding:
Total	1,209,211
Weighted average exercise price		$17.92
Weighted average time to expiration in years			3.11 years

A summary of warrant activity in the year ended December 31, 2013 is as follows:

Warrants	Shares	Weighted- Average Exercise Price
Outstanding at January 1, 2013	1,254,004	$20.08
Granted	190,993	$3.22
Exercised	—	$—
Forfeited or expired	(235,786)	$17.36
Outstanding at December 31, 2013	1,209,211	$17.92

Exercise of Common Stock Warrants

During 2013, there were no warrants exercised.  During 2012, warrants to purchase 16,545 shares of Common Stock were exercised, resulting in cash proceeds to the Company of approximately $212,000.  During 2011, warrants to purchase 141,947 shares of Common Stock were exercised through cashless exercises provisions, resulting in the issuance of 74,424 shares of Common Stock.  During 2011, warrants to purchase 661,530 shares of Common Stock were exercised, resulting in cash proceeds to the Company of approximately $6,628,000. No such warrant exercises in exchange for cash occurred in 2010.  Also, during 2011, the Company encouraged certain holders of its warrants to exercise their warrants by reducing the exercise prices provided they elected to simultaneously exercise for cash proceeds. Of the 661,530 warrant exercises, warrants to purchase an aggregate of 454,893 shares of Common Stock were exercised under this arrangement during the year ended December 31, 2011 and cash proceeds of $4,471,631 from these transactions were received.  As a result of the reductions in exercise price, the Company recorded $4,559,761 in deemed dividends for the year ended December 31, 2011 in the Consolidated Statement of Operations.

(14)  INCOME TAXES

No provision or benefit for federal or state income taxes has been recorded because the Company has incurred a net loss for all periods presented and has provided a valuation allowance against its deferred tax assets.

At December 31, 2013, the Company had gross federal net operating loss carryforwards of approximately $89,600,000, which begin expiring in 2018.  The Company had gross state net operating loss carryforwards of approximately $45,893,000, which begin expiring in 2014.  The Company also had federal and state research and development tax credit carryforwards of approximately $2,488,000 which will begin to expire in 2018.  The United States Tax Reform Act of 1986 contains provisions that may limit the Company’s net operating loss carryforwards available to be used in any given year in the event of significant changes in the ownership interests of significant stockholders, as defined.  The effect of an ownership change would be the imposition of an annual limitation on the use of NOL carryforwards attributable to periods before the change. The amount of the annual limitation depends upon the value of the Company immediately before the change, changes to the Company’s capital during a specified period prior to the change, and the federal published interest rate.

Significant components of the Company’s net deferred tax asset are as follows:

	December 31,
	2013	2012
Deferred Tax Assets/(Liabilities):
Net operating loss carryforwards	$32,487,000	$24,428,000
Research credit carryforwards	2,488,000	1,486,000
Acquired intangible assets, net	(3,697,000)	(3,724,000)
Restricted stock and warrants	374,000	222,000
Other temporary differences	207,000	219,000
Total deferred tax assets, net	31,859,000	22,631,000
Valuation allowance	(31,859,000)	(22,631,000)
Net deferred tax asset	$—	$—

The Company has maintained a full valuation allowance against its deferred tax items in both 2013 and 2012. A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Since the Company cannot be assured of realizing the net deferred tax asset, a full valuation allowance has been provided.  In the years ended December 31, 2013 and 2012, the valuation allowance increased by $9,228,000 and $4,999,000, respectively.

The Company has no uncertain tax positions as of December 31, 2013 and 2012 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available.  If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

Income taxes computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following:

	Years Ended December 31,
	2013	2012	2011
Income taxes benefit (expense) at statutory rate	34.0%	34.0%	35.0%
State income tax, net of federal benefit	(4.4)%	(4.7)%	(2.2)%
Permanent Differences:
Gain/loss or revaluation of derivative warrant liability	7.8%	10.2%	(6.2)%
Stock-based compensation expense	(1.3)%	(2.6)%	(2.9)%
Stock issues for services	—%	—%	(1.6)%
Other	(1.7)%	(2.2)%	—%
R&D credits	(4.7)%	—%	(0.6)%
Change in valuation allowance	(29.7)%	(34.7)%	(21.5)%
	—%	—%	—%

(15)  LITIGATION

 In August 2013, a stockholder derivative action was filed in the Court of Common Pleas of Philadelphia County (the “Court”) against the Company, and certain of its directors and officers.  The complaint, as amended on September 18, 2013, seeks an unspecified amount of damages and principally alleges breaches of fiduciary duty related to the conduct of the Company’s directors and officers in a series of capital raising transactions in 2011 to 2013.  Based on a review and analysis of the complaint, the Company believes that this lawsuit is without merit and intends to continue to defend it vigorously.  In March 2014, this complaint was dismissed without prejudice by the Court.

In February 2014, Patrick T. Mooney, M.D., our former President and Chief Executive Officer, and his wife, Elizabeth Mooney, filed a complaint against us and certain of our directors and officers in the Court of Common Pleas in Philadelphia County.  The complaint, which alleges (i) that Dr. Mooney’s termination was in breach of his employment agreement and that he is entitled to certain severance benefits, (ii) that certain legally required disclosures by the Company and its general counsel defamed Dr. Mooney, and (iii) that Dr. Mooney’s wife is entitled to damages under a theory of loss of consortium, seeks in excess of $20 million in damages.  We have filed a response to the complaint seeking dismissal of four of the six counts, denying the allegations in the two counts we have not sought to dismiss, and filing counterclaims against Dr. Mooney.   We believe we have strong defenses to the claims asserted and we intend to defend them vigorously.

(16)  LICENSING AND OTHER REVENUE

Ferndale License of Prelude — In May 2009, the Company entered into a License Agreement with Ferndale Pharma Group, Inc. (“Ferndale”) pursuant to which the Company granted Ferndale a license in North America and the United Kingdom to develop, assemble, use, market, sell and export Prelude for skin preparation prior to the application of a topical analgesic or anesthetic cream for local dermal anesthesia or analgesia prior to a needle insertion or IV procedure (the “Ferndale License”). The Ferndale License has a minimum term of 10 years from the date of the first commercial sale of Prelude product components in North America or the United Kingdom.

The Company received a licensing fee of $750,000 upon execution of the Ferndale License. In addition, the Company will receive a payment of $750,000 within ninety (90) days after receipt of the FDA’s 510(k) medical device clearance of Prelude. Ferndale will pay the Company an escalating royalty on net sales of Prelude product components.  The Company will also receive milestone payments based on Ferndale’s achievement of certain net sales targets of the product components, as well as guaranteed minimum annual royalties. The Company recognizes the upfront, nonrefundable payments as revenue on a straight-line basis over the contractual or estimated performance period.  Accordingly, the Company determined that approximately $241,000 and $105,000 of the non-refundable license revenue was recognizable in the years ended December 31, 2011 and 2010, respectively.  As of December 31, 2011, the Company had recognized the entire $750,000 as license revenue.

Other Revenue — The Company has retained contract engineering services in connection with product development pursuant to the Ferndale License and the Company is reimbursed by Ferndale for the cost of those product development engineering services. Other Revenue of approximately $145,000 relates to product development costs incurred during the year ended December 31, 2011 and reimbursed by Ferndale. The related expenses billed to the Company are included in Research and Development expenses on the Statements of Operations. There was no markup on those expenses.

Handok License of Symphony — In June 2009, the Company entered into a License Agreement with Handok Pharmaceuticals Co., Ltd. (“Handok”) pursuant to which the Company granted Handok a license to develop, use, market, sell and import Symphony for continuous glucose monitoring for use by medical facilities and/or individual consumers in South Korea (the “Handok License”). The Handok License has a minimum term of 10 years from the date of the first commercial sale of Symphony in South Korea.

The Company received a licensing fee of approximately $500,000 upon execution of the Handok License. In addition, the Company will receive milestone payments upon receipt of the FDA’s clearance of Symphony and upon the first commercial sale of Symphony in South Korea. Handok will also pay the Company a royalty on net sales of Symphony. The Company also will receive milestone payments based on Handok’s achievement of certain other targets.

The Company recognizes the upfront, nonrefundable payments as revenue on a straight-line basis over the contractual or estimated performance period.  Accordingly, the Company determined that approximately $28,000, $5,000 and $61,000 of the non-refundable license revenue was recognizable in the years ended December 31, 2013, 2012 and 2011, respectively. Approximately $76,000 is recognizable over the next 12 months and is shown as current deferred revenue. The remaining $76,000 is recognizable as revenue beyond the 12 month period and is classified as non-current.

MTIA License, Development and Commercialization Agreement — In December 2013, in connection with a capital raising transaction, the Company entered into a license, development and commercialization agreement with Medical Technologies Innovation Asia, Ltd. (“MTIA”).  In this agreement the Company granted MTIA rights, under certain intellectual property and know-how that relate to Symphony, to (i) exclusively research, develop, manufacture, and use  Symphony in connection with the development activities needed for regulatory approval in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Territory”), and (ii) exclusively make, have made, use, sell, have sold, offer for sale and import Symphony in the Territory once regulatory approval has been received.  Additionally, subject to the terms and conditions set forth in the agreement, MTIA received the right to grant certain distribution rights to its affiliates or third parties. MTIA is responsible for conducting all required clinical trials and all development costs relating to regulatory approval of Symphony in the Territory, as well as manufacturing and marketing costs relating to commercialization of Symphony in the Territory.  MTIA is also responsible for obtaining and maintaining all regulatory approvals from applicable authorities in the Territory.

Upon the earlier of regulatory approval of Symphony by the China Food and Drug Administration or Echo’s termination of the agreement, Echo is required, subject to certain terms and conditions, to reimburse MTIA up to $1,500,000 for development costs incurred by MTIA.  The reimbursement will be in the form of Common Stock, valued at $2.71 per share, which was the NASDAQ closing price on December 9, 2013, the date prior to the date the parties entered into the agreement.  Additionally, the Company and MTIA will share future net sales of Symphony generated within the Territory. The Company has the option, at its sole discretion, to enter into negotiations with MTIA for supply of Symphony in territories that are not licensed to MTIA under the agreement. The agreement has a term of ten years, subject to earlier termination rights including, but not limited to, for breach of the agreement, change of control events, and certain performance obligations.

Later in December 2013 and January 2014, this agreement with MTIA was amended as a result of difficulties in transferring funds from MTIA to Echo under the capital raising transaction. The amendment provide that Echo is not required to commence its obligations under the license agreement, including the transfer of any technology or other documents, products or information to MTIA, until Echo has received the full proceeds from the capital raising transaction.  As of March 26, 2014, the Company has received $1,904,793 of MTIA’s $5,000,000 in proceeds in accordance with the MTIA Securities Purchase Agreement.

(17)  SUBSEQUENT EVENTS

Management has evaluated events subsequent to December 31, 2013.  Other than as discussed in Notes 1, 9, 15 and 16, there are no subsequent events that require adjustment to or disclosure in the Financial Statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Echo Therapeutics, Inc.

We have audited the accompanying consolidated balance sheets of Echo Therapeutics, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Echo Therapeutics, Inc. and subsidiary as of December 31, 2013 and 2012, and the results of their operations, and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Echo Therapeutics, Inc.'s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 Framework), and our report dated March 28, 2014 expressed an unqualified opinion on the effectiveness of Echo Therapeutics, Inc.’s internal control over financial reporting.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts
March 28, 2014

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Certificate of Incorporation dated June 20, 2012 is incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated June 7, 2013 is incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed June 7, 2013.

3.3	Bylaws of the Company are incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 9, 2008.
3.4
Certificate of Designation, Preferences and Rights of Series C Preferred Stock dated July 19, 2012 is incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

3.5
Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock dated July 19, 2012 is incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

3.6	Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock dated December 10, 2013.
4.1	Specimen certificate for Common Stock is incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed December 2, 2013.
4.2	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 18, 2009.
4.3	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 3, 2009.
4.4	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February10, 2010.
4.5	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 6, 2011.
4.6
Commitment Fee Warrant issued to Platinum-Montaur Life Sciences, LLC on August 31, 2012 is incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

4.7	Form of Draw Warrant issued to Platinum-Montaur Life Sciences, LLC is incorporated by reference to Exhibit 4.2 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.
4.8	Form of Warrant to Purchase Common Stock dated December 10, 2013.
10.1
Lease Agreement between the Company and Forge Park Investors LLC dated January 24, 2003 is incorporated herein by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.2*
Form of Restricted Stock Agreement for use under the Company’s 2003 Stock Option and Incentive Plan is incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed September 6, 2006.

10.3*	2003 Stock Option and Incentive Plan, as amended, is incorporated herein by reference to Appendix I to the Company’s Definitive Proxy Statement on Schedule 14A filed April 17, 2007.
10.4*	Form of Nonqualified Stock Option Agreement is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 31, 2007.
10.5
First Amendment to Lease dated February 11, 2008 by and between the Company and CRP-2 Forge, LLC, as successor in interest to Forge Park Investors LLC, is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 13, 2008.

10.6*
Nonqualified Stock Option Agreement by and between the Company and Vincent D. Enright dated as of March 25, 2008 is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 27, 2008.

10.7	Form of Restricted Stock Agreement is incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 27, 2008.

Exhibit Number	Description of Document
10.8**
License Agreement by and between the Company and Handok Pharmaceuticals Co., Ltd. dated as of June 15, 2009 is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 19, 2009.

10.9*†	2008 Equity Incentive Plan is incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 30, 2010.
10.10
Lease between the Company and 8 Penn Center Owner, L.P. filed as of March 9, 2011, is incorporated herein by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K filed March 18, 2011.

10.11*†
Incentive Stock Option Agreement by and between the Company and Christopher P. Schnittker dated as of May 16, 2011 is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 20, 2011.

10.12
Form of Indemnification Agreement by and among the Company and each of Patrick Mooney, Kimberly Burke and Christopher Schnittker, dated as of November 15, 2011, is incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 18, 2011.

10.13
Common Stock and Warrant Purchase Agreement by and among the Company and the Investors named therein, dated as of December 5, 2011, is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 6, 2011.

10.14*
Fifth Amendment to Lease by and between the Company and CRP-2 Forge, LLC, dated as of April 3, 2012 is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 9, 2012.

10.15*
Amendment to Lease Agreement by and between the Company and 8 Penn Center Owner, L.P., dated as of April 2, 2012 is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 11, 2012.

10.16**	At Market Issuance Sales Agreement with MLV & Co. dated May 9, 2012 is incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed May 10, 2012.
10.17
Letter agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 8, 2012 is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 14, 2012.

10.18**
Amended and Restated License Agreement between the Company and Ferndale Pharma Group, Inc. dated July 3, 2012, is incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed August 9, 2012.

10.19
Letter agreement between the Company and Platinum-Montaur Life Sciences, LLC dated as of August 24, 2012 is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 30, 2012.

10.20
Letter Agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 8, 2012 is incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

10.21
Letter Extension Agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 28, 2012 is incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

10.22*
Loan Agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 31, 2012 is incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

10.23
Promissory Note between the Company and Platinum-Montaur Life Sciences, LLC dated August 31, 2012 is incorporated by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

10.24
Default Security Agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 31, 2012 is incorporated by reference to Exhibit 10.7 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

10.25
Revenue Security Agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 31, 2012 is incorporated by reference to Exhibit 10.8 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

Exhibit Number	Description of Document
10.26
Guaranty Agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 31, 2012 is incorporated by reference to Exhibit 10.9 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

10.27
Registration Indemnity Agreement between the Company and Platinum-Montaur Life Sciences, LLC dated August 31, 2012 is incorporated by reference to Exhibit 10.10 of the Company’s Quarterly Report on Form 10-Q filed November 8, 2012.

10.28†	Amendment to 2008 Equity Incentive Plan is incorporated herein by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed April 12, 2013.
10.29†	Consulting Agreement between the Company and Robert F. Doman dated August 26, 2013 is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 29, 2013.
10.30†
First Amendment to the Consulting Agreement between the Company and Robert F. Doman dated October 3, 2013 is incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed November 7, 2013.

10.31**	License Development and Commercialization Agreement by and between the Company and Medical Technologies Innovations Asia, Ltd., dated December 9, 2013
10.32	Securities Purchase Agreement by and between the Company and Medical Technologies Innovations Asia, Ltd and Beijing Sino Tau Shang Pin Tech and Development Corp., dated December 10, 2013
10.33	Securities and Purchase Agreement by and between the Company and Platinum Partners Value Arbitrage Fund L.P. and Platinum Partners Liquid Opportunity Master Fund L.P., dated December 10, 2013
10.34	Second Amendment to the Consulting Agreement by and between the Company and Robert F. Doman, dated December 26, 2013
10.35
First Amendment to the Securities Purchase Agreement and License, Development and Commercialization Agreement by and between the Company and Medical Technologies Innovations Asia, Ltd and Beijing Sino Tau Shang Pin Tech and Development Corp., dated January 30, 2014

21.1	Subsidiaries of the Company.
23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm.
24.1	Power of Attorney (included in the signature to this Annual Report on Form 10-K).
31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14 (a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14 (a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

____________
*	Schedules and attachments have been omitted but will be provided to the Commission upon request.
**	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Commission.
†	Management contract or compensatory plan or arrangement.

EXHIBIT F

[Echo Therapeutics, Inc.’s Form 10-Q for the Quarter Ended June 30, 2014 to be provided in the Definitive Proxy Statement]

F-1

ECHO THERAPEUTICS, INC. ATTN: KIMBERLY A. BURKE 8 PENN CENTER 1628 JFK BLVD., SUITE 300 PHILADELPHIA, PA 19103
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ECHO THERAPEUTICS, INC.
The Board of Directors recommends you vote FOR the following proposals:

1.	To approve the issuance by Echo Therapeutics, Inc. (the “Company”) of 1,748,613 shares of its common stock, par value $0.01 per share (the “Common Stock”), to Platinum Partners Value Arbitrage Fund L.P. (“PPVA”) and Platinum Partners Liquid Opportunity Master Fund, L.P. (“PPLO” and, together with PPVA, “Platinum”) upon the conversion by Platinum of 1,748,613 shares of Series E Convertible Preferred Stock of the Company, par value $0.01 per share, which would result in Platinum holding more than 20% of the Company’s outstanding shares of Common Stock, triggering the stockholder approval requirement under NASDAQ Marketplace Rule 5365(b)	For	Against	Abstain
		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com

PRELIMINARY PROXY CARD,
SUBJECT TO COMPLETION DATED AUGUST 11, 2014

ECHO THERAPEUTICS, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2014 at 10:00 A.M., LOCAL TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) William F. Grieco and Kimberly A. Burke, and each of them, individually, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, to vote, and otherwise act on behalf of the undersigned, with respect to, all of the shares of common stock of ECHO THERAPEUTICS, INC., a Delaware corporation  (“ECHO”), that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of ECHO to be held at 10:00 a.m., EDT on [•], 2014, at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, PA 19103-2921, and any and all adjournments, postponements or reschedulings thereof (the “Special Meeting”). The undersigned stockholder(s) further hereby ratifi(y)(ies) all that the said attorneys and proxies may do by virtue hereof.

In accordance with the discretion and at the instruction of the Board of Directors (the “Board”) or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the Special Meeting and upon other matters that properly come before the Special Meeting subject to the conditions described in ECHO’s Proxy Statement concerning the Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposal 1. The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Special Meeting and acknowledges receipt of the Notice of the Special Meeting and Proxy Statement dated [•], 2014.

Continued and to be signed on reverse side